Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

In re	§	Chapter 11
§
PILGRIM’S PRIDE CORPORATION, et al.,	§	Case No. 08-45664 (DML)
§
Debtors.	§
	§	(JOINTLY ADMINISTERED)

DISCLOSURE STATEMENT FOR THE DEBTORS’ JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The Bankruptcy Court has not approved this proposed disclosure statement as containing adequate information pursuant to section 1125(b) of the Bankruptcy Code for use in the solicitation of acceptances or rejections of the chapter 11 plan described herein and attached hereto. Accordingly, the filing and dissemination of this disclosure statement are not intended to be, and should not in any way be construed as, a solicitation of votes on the plan, nor should the information contained in this disclosure statement be relied on for any purpose until a determination by the Bankruptcy Court that the proposed disclosure statement contains adequate information.

The Debtors reserve the right to amend or supplement this proposed disclosure statement at or before the hearing to consider this disclosure statement.

WEIL, GOTSHAL & MANGES LLP

200 Crescent Court, Suite 300 Dallas, Texas 75201 (214) 746-7700

767 Fifth Avenue New York, New York 10153 (212) 310-8000

Attorneys for Debtors and Debtors in Possession

Dated:	Fort Worth, Texas
September 17, 2009

DS-i

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DS-ii

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Page

L. Establishment of Alternative Dispute Resolution Process	31

M. Significant Material Litigation	32

1. Donning and Doffing Litigation	32

2. Securities Litigation	33

3. Grower Litigation	34

4. ERISA Litigation	34

5. Environmental Litigation	35

6. City of Clinton, Arkansas	35

N. Rejection and Assumption of Contracts	36

O. PBGC Matters	36

V. Stock Purchase Agreement	37

A. Purchase of New PPC Common Stock	37

B. The Plan Sponsor	39

1. General Background	39

2. Business Segments	39

3. Plants	40

4. Financial Performance	41

C. Anticipated Initial Public Offering	41

D. Other Offerings	44

E. Conversion of New PPC Common Stock to JBS USA Common Stock	44

F. Corporate Governance	45

G. Financing	45

H. Synergies Created as a Result of the Plan Sponsor Transaction	46

I. Stockholders Agreement	46

J. Plan Support Agreement	48

VI. THE CHAPTER 11 PLAN	48

A. Summary and Treatment of Unclassified and Classified Claims and Equity Interests	48

B. Description and Treatment of Classified Claims and Equity Interests	54

1. Priority Non-Tax Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd. (Classes 1(a)-(g))	54

DS-iii

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2. Bank of Montreal Secured Claims Against PPC, To-Ricos and To-Ricos Distribution (Classes 2(a)-(c))	54

3. CoBank Secured Claims against PPC (Class 3)	55

4. Secured Tax Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd (Classes 4(a)-(g))	55

5. Other Secured Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd. (Classes 5(a)-(g))	56

6. Note Claims against PPC (Classes 6(a)-(c))	56

7. General Unsecured Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd (Classes 7(a)-(g)	57

8. Intercompany Claims (Class 8)	57

9. Flow Through Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd (Classes 9(a)-(g))	58

10. Equity Interests in PPC (Class 10(a))	58

11. Equity Interests in PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd Class 10(b)-(g)	59

C. Claim Resolution Process	59

1. Allowance of Claims and Equity Interests	59

2. Claim Objections	60

3. Resolution of Disputed Claims	60

4. Estimation of Claims	60

5. No Interest Pending Allowance	61

D. Timing and Manner of Distributions	61

1. Timing of Distributions	61

2. Delivery of Distributions	61

3. Unclaimed Distributions	62

4. Manner of Payment	62

DS-iv

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DS-v

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O. Governing Law	74

VII. REORGANIZED DEBTORS	75

A. Select Historical Financial Information	75

B. Financial Projections (Five (5) Year Business Plan)	75

1. Consolidated Projected Financial Statements	77

2. Purpose and Objectives	77

3. Key Drivers of the Projections	77

4. Cost Assumptions in the Projections	78

5. Poultry Industry Outlook in the Projections	79

6. Commodity Factor: Grain/Feed Ingredients	79

C. Valuation	80

D. Corporate Governance and Management of the Reorganized Debtors	82

1. Initial Board of Directors	82

2. Officers	83

3. Consulting Agreement	83

4. Management Incentive Plans	83

E. Description of Certain Securities to be Issued Pursuant to the Plan	84

1. New PPC Common Stock	84

F. Exit Financing	85

VIII. CERTAIN RISK FACTORS	85

A. Certain Risks Related to the Plan	86

1. The Debtors may not be able to obtain confirmation of the Plan	86

2. Undue delay in confirmation of the Plan may significantly disrupt operations of the Debtors	86

3. Holders of Equity Interests in PPC may face significant losses in the event of a subsequent liquidation or financial reorganization by the Debtors	86

4. The satisfaction or waiver of the closing conditions to the SPA is a condition precedent for the confirmation of the Plan and may prevent or delay confirmation of the Plan if such conditions are not satisfied or waived as provided in the SPA	87

5. If the Plan Sponsor’s ownership percentage in the Reorganized PPC increases to 90% or more there will be no Equity Directors on the Reorganized PPC’s board of directors	87

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B. Risks Related to the Capitalization of the Reorganized Debtors	87

1. The Reorganized Debtors’ future financial and operating flexibility may be adversely affected by their significant leverage as a result of the Exit Facility	87

2. The covenants in the Exit Facility could hinder the Reorganized Debtors’ business activities and operations	88

3. The Debtors may not be able to list the New PPC Common Stock on a national securities exchange or an active market for shares of New PPC Common Stock may not develop	89

4. The purchase price paid by the Plan Sponsor for the New PPC Common Stock is not intended to represent the trading or market value of New PPC Common Stock and there is no assurance that a holder will be able to sell the New PPC Common Stock at such a price or at all	89

5. The Plan Sponsor will hold a majority of the New PPC Common Stock and will have the ability to control the vote on most matters brought before the holders of New PPC Common Stock	90

6. In the event the Plan Sponsor completes an initial public offering, all of the then-outstanding shares of New PPC Common Stock may be exchanged, at the option of the Plan Sponsor, for shares of common stock of the Plan Sponsor	90

C. Risks Related to the Financial and Operational Results of the Reorganized Debtors	91

1. The Chapter 11 Cases may have negatively affected the businesses of the Reorganized Debtors, including relationships with certain customers, suppliers and vendors, which could adversely impact the Reorganized Debtors’ future financial and operating results	91

2. The Debtors’ actual financial results may vary significantly from the financial projections included in this Disclosure Statement	91

3. The expected synergies between the Plan Sponsor and PPC may not materialize	91

4. Industry cyclicality can affect earnings of the Reorganized Debtors, especially due to fluctuations in commodity prices of feed ingredients and chicken	92

5. Outbreaks of livestock diseases in general and poultry diseases in particular, including avian influenza, can significantly affect the Reorganized Debtors’ ability to conduct their operations and demand for their products	93

6. If the Reorganized Debtors’ poultry products become contaminated, they may be subject to product liability claims and product recalls	94

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7. Product liability claims or product recalls can adversely affect the business reputation of the Reorganized Debtors and expose them to increased scrutiny by federal and state regulators	94

8. The Reorganized Debtors are exposed to risks relating to product liability, product recall, property damage and injuries to persons for which insurance coverage is expensive, limited and potentially inadequate	95

9. Competition in the chicken industry with other vertically integrated poultry companies may make the Reorganized Debtors unable to compete successfully in these industries, which could adversely affect their business	95

10. The loss of one or more of the largest customers could adversely affect the business of the Reorganized Debtors	96

11. The foreign operations of the Reorganized Debtors pose special risks to their business and operations	96

12. Disruptions in international markets and distribution channels could adversely affect the business of the Reorganized Debtors	97

13. Regulation, present and future, is a constant factor affecting the business of the Reorganized Debtors	97

14. New immigration legislation or increased enforcement efforts in connection with existing immigration legislation could cause the costs of doing business to increase, cause the Reorganized Debtors to change the way they conduct business or otherwise disrupt their operations	97

15. Loss of essential employees could have a significant negative impact on the Reorganized Debtors’ business	98

16. Extreme weather or natural disasters could negatively impact the business of the Reorganized Debtors	98

D. Risks Related to the JBS Common Stock	99

1. The Plan Sponsor is controlled by JBS S.A., which is a publicly traded company in Brazil, whose interests may conflict with the holders of JBS Common Stock	99

2. The Plan Sponsor’s directors who have relationships with its controlling stockholder may have conflicts of interest with respect to matters involving the Plan Sponsor	99

3. The Plan Sponsor is expected to be a “controlled company” within the meaning of the NYSE rules, and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies	100

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4. There has been no prior public market for the JBS Common Stock and the trading price of the JBS Common Stock may be adversely affected if an active trading market does not develop	100

5. The stock price of the JBS Common Stock may be volatile, and holders of JBS Common Stock may be unable to resell their shares at or above the offering price or at all	100

6. Actual dividends paid on shares of JBS Common Stock may not be consistent with the dividend policy adopted by the Plan Sponsor’s board of directors	101

7. Provisions in the Plan Sponsor’s amended and restated certificate of incorporation and amended and restated bylaws and Delaware law may discourage, delay or prevent a change of control or changes in management	101

8. Holders of JBS Common Stock may be subject to dilution	102

E. Risks Related to the Financial and Operational Results of the Plan Sponsor	102

1. Outbreaks of BSE, Foot-and-Mouth Disease, or FMD, or other species-based diseases in the United States, Australia or elsewhere may harm demand for the Plan Sponsor’s products	102

2. Any perceived or real health risks related to the food industry could adversely affect the ability of the Plan Sponsor to sell its products. If its products become contaminated, the Plan Sponsor may be subject to product liability claims and product recalls	103

3. The Plan Sponsor’s pork business could be negatively affected by concerns about A(H1N1) influenza	104

4. The Plan Sponsor’s results of operations may be negatively impacted by fluctuations in the prevailing market prices for livestock	104

5. The Plan Sponsor’s businesses are subject to government policies and extensive regulations affecting the cattle, hog, beef and pork industries	105

6. Compliance with environmental requirements may result in significant costs, and failure to comply may result in civil liabilities for damages as well as criminal and administrative sanctions and liability for damages	106

7. The Plan Sponsor’s export and international operations expose it to political and economic risks in foreign countries, as well as to risks related to currency fluctuations	107

8. Deterioration of economic conditions could negatively impact the business of the Plan Sponsor	108

9. Failure to successfully implement the Plan Sponsor’s business strategies may affect plans to increase revenue and cash flow	109

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10. The Plan Sponsor’s business strategies require substantial capital and long-term investments, which it may be unable to fund	109

11. The Plan Sponsor may not be able to successfully integrate any growth opportunities undertaken in the future	110

12. The Plan Sponsor faces competition in its business, which may adversely affect its market share and profitability	110

13. Changes in consumer preferences could adversely affect the business of the Plan Sponsor	111

14. The Plan Sponsor’s business could be materially adversely affected as a result of adverse weather conditions or other unanticipated extreme events in its areas of operations	111

15. The Plan Sponsor’s performance depends on favorable labor relations with employees and compliance with labor laws. Any deterioration of those relations or increase in labor costs due to compliance with labor laws could adversely affect the business of the Plan Sponsor	112

16. The consolidation of customers could negatively impact business of the Plan Sponsor	113

17. The Plan Sponsor is dependent on certain key members of management	113

18. The Plan Sponsor’s debt could adversely affect its business	113

IX. CERTAIN FEDERAL TAX CONSEQUENCES OF THE PLAN	114

A. Consequences to Holders of Equity Interests in PPC	115

1. Information Reporting and Backup Withholding	116

B. Consequences to the Debtors	116

1. Cancellation of Debt	116

2. Potential Limitations on NOL Carryforwards and Other Tax Attributes	117

3. Alternative Minimum Tax	118

X. CERTAIN SECURITIES LAW MATTERS	118

A. Issuance and Resale of New PPC Common Stock	118

B. Issuance and Resale of JBS USA Common Stock	121

C. Listing	121

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	121

A. Liquidation Under Chapter 7	121

B. Alternative Plan	122

C. Staying in Chapter 11	122

XII. VOTING PROCEDURES AND REQUIREMENTS	122

DS-x

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DS-xi

I.

INTRODUCTION

The Debtors submit this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”) to holders of claims and equity interests against the Debtors in connection with (i) the solicitation of acceptances of the Debtors’ joint plan of reorganization under the Bankruptcy Code, dated September 17, 2009 (the “Plan”), filed by the Debtors with the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) and (ii) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) scheduled for [    ], 2009 at [    ]:00 [    ].m. (Central Time). UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS CONTAINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

Annexed as Exhibits to this Disclosure Statement are copies of the following documents:

•	The Plan (Exhibit A);

•

Order of the Bankruptcy Court, dated [    ], 2009 (the “Disclosure Statement Order”), approving, among other things, this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (annexed without exhibits) (Exhibit B);

•	Pilgrim’s Pride Corporation’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 27, 2008 (annexed without exhibits) (Exhibit C);

•	Pilgrim’s Pride Corporation’s Form 10-Qs for the quarters ending December 27, 2008, March 28, 2009 and June 27, 2009 (all annexed without exhibits) (Exhibit D);

•	JBS USA Holdings, Inc. Form S-1, filed with the United States Securities and Exchange Commission (the “SEC”) on July 22, 2009 (annexed without exhibits) (Exhibit E);

•	The Debtors’ Financial Projections (Exhibit F);

•	The Debtors’ Liquidation Analysis (Exhibit G); and

•	Organizational Chart (Exhibit H).

A Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims and Equity Interests that the Debtors believe may be entitled to vote to accept or reject the Plan.

On [    ], 2009, after notice and a hearing, the Bankruptcy Court entered the Disclosure Statement Order, approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable a hypothetical investor of the relevant classes to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail, among other things, the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order, and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

As described in more detail herein, the Debtors’ Plan provides for payment in full of all Claims. The Plan is predicated upon reorganization of the Debtors as a going concern and the purchase of majority of the Reorganized PPC’s common stock by JBS USA Holdings, Inc. (“Plan Sponsor”). The Disclosure Statement describes:

•	The businesses of the Debtors and the reasons why they commenced their Chapter 11 Cases (Section III).

•	Significant events that have occurred in the Debtors’ Chapter 11 Cases (Section IV).

•	The transaction with the Plan Sponsor (Section V).

•

The material terms of the Plan, including, without limitation, how the Plan treats creditors and equity holders, how distributions under the Plan will be made and the manner in which disputed claims are to be resolved, and the conditions precedent to the Effective Date of the Plan (Section VI).

•	Certain financial information about the Debtors, including their 5-year projections (Section VII).

•	The procedure for selecting the Board of Directors (Section VII).

•	Certain risk factors creditors should consider before voting (Section VIII).

•	Certain tax laws issues (Section IX).

•	Certain securities laws issues (Section X).

•	Alternatives to confirmation of the Plan (Section XI).

•	Instructions for submitting votes on the Plan and who is entitled to vote (Section XII).

•	The procedure for confirming the Plan (Section XIII).

Please note that if there is any inconsistency between the Plan and this Disclosure Statement, the terms of the Plan will govern.

Additional financial information about the Debtors can be found in the annual report on Form 10-K, as amended, for the year ended September 27, 2008 and the quarterly reports on Form 10-Q for the first three quarters of fiscal year 2009, which were filed by Pilgrim’s Pride Corporation (“PPC”) with the SEC on December 11, 2008 (as amended on January 26, 2009), February 5, 2009, May 7, 2009 and August 3, 2009, respectively. Copies of these documents without exhibits is attached hereto as

Exhibit C and Exhibit D. Additional information about the Plan Sponsor including detailed financial information can be found on the Form S-1, which was filed with the SEC on July 22, 2009. A copy of the Plan Sponsor’s Form S-1 without exhibits is attached hereto as Exhibit E. Copies of all SEC filings may be obtained over the internet at www.sec.gov.

This Disclosure Statement, the Plan [and correspondence from the Equity Committee urging equity holders to vote in favor of the Plan] are the only materials equity holders should use to determine whether to vote to accept or reject the Plan.

The Plan is the product of extensive negotiations between and among, the Debtors, the Creditors’ Committee, the Equity Committee, and the Plan Sponsor.

The Debtors, [and the Equity Committee] believe that the Plan is in the best interest of, and provides the highest and most expeditious recoveries to holders of all Claims and Equity Interests. The Debtors [and the Equity Committee] urge all holders of Equity Interests entitled to vote on the Plan to vote in favor of the Plan.

Additional copies of this Disclosure Statement are available upon request made to the Voting Agent, at the following address:

Pilgrim’s Pride Ballot Processing Center

c/o Kurtzman Carson Consultants LLC

2335 Alaska Avenue

El Segundo, CA 90245

T: (888) 830-4659

www.kccllc.net/pilgrimspride

The summaries of the Plan and other documents related to the restructuring of the Debtors are qualified in their entirety by the Plan and its exhibits. The financial and other information included in this Disclosure Statement are for purposes of soliciting acceptances of the Plan only. The financial and other information regarding the Plan Sponsor has been provided by the Plan Sponsor and has not been independently verified by the Debtors.

The Bankruptcy Code provides that only creditors and equity holders who vote on the Plan will be counted for purposes of determining whether the requisite acceptances have been attained. Failure to timely deliver a properly completed ballot by the voting deadline will constitute an abstention (i.e. will not be counted as either an acceptance or a rejection), and any improperly completed or late ballot will not be counted.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS IN THE DEBTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS

WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS.

II.

EXECUTIVE SUMMARY

The Plan provides for a reorganization of the Debtors’ businesses as a going concern. The Plan contemplates that the Debtors will emerge with at least $1,650,000,000 in available financing and that the Plan Sponsor will purchase a majority of common stock of the Reorganized PPC to fund distributions under the Plan. All holders of Claims will be paid in full, unless otherwise agreed by such holder. Holders of Equity Interests will receive certain amount of common stock of the Reorganized PPC.

A.	Summary of Classification and Treatment of Claims and Equity Interests Under Plan

The following table divides the claims against and equity interests in the Debtors into separate classes and summarizes the treatment for each class. The table also identifies which classes are impaired or unimpaired and entitled to vote on the Plan based on rules set forth in the Bankruptcy Code. Finally, the table indicates an estimated recovery for each class. Important Note: The recoveries described in the following table represent the Debtors’ best estimates of those values given the information available at this time. These estimates do not predict the potential trading prices for the common stock of the Reorganized PPC.

CLASS	DESIGNATION	STATUS	ENTITLED TO VOTE?	ESTIMATED RECOVERY
CLASSES 1(a) – (g)
Class 1(a)	Priority Non-Tax Claims against PPC	Unimpaired	No (deemed to accept)	100%
Class 1(b)	Priority Non-Tax Claims against PFS Distribution Company	Unimpaired	No (deemed to accept)	100%
Class 1(c)	Priority Non-Tax Claims against PPC Transportation Company	Unimpaired	No (deemed to accept)	100%
Class 1(d)	Priority Non-Tax Claims against To-Ricos, Ltd.	Unimpaired	No (deemed to accept)	100%
Class 1(e)	Priority Non-Tax Claims against To-Ricos Distribution, Ltd.	Unimpaired	No (deemed to accept)	100%
Class 1(f)	Priority Non-Tax Claims against Pilgrim’s Pride Corporation of West Virginia, Inc.	Unimpaired	No (deemed to accept)	100%
Class 1(g)	Priority Non-Tax Claims against PPC Marketing, Ltd.	Unimpaired	No (deemed to accept)	100%
CLASSES 2(a) – (c)
Class 2(a)	BMO Secured Claims against PPC	Unimpaired	No (deemed to accept)	100%
Class 2(b)	BMO Secured Claims against To-Ricos, Ltd.	Unimpaired	No (deemed to accept)	100%
Class 2(c)	BMO Secured Claims against To-Ricos Distribution, Ltd.	Unimpaired	No (deemed to accept)	100%

CLASS	DESIGNATION	STATUS	ENTITLED TO VOTE?	ESTIMATED RECOVERY
CLASS 3
Class 3	CoBank Secured Claims against PPC	Unimpaired	No (deemed to accept)	100%
CLASSES 4(a) – (g)
Class 4(a)	Secured Tax Claims against PPC	Unimpaired	No (deemed to accept)	100%
Class 4(b)	Secured Tax Claims against PFS Distribution Company	Unimpaired	No (deemed to accept)	100%
Class 4(c)	Secured Tax Claims against PPC Transportation Company	Unimpaired	No (deemed to accept)	100%
Class 4(d)	Secured Tax Claims against To-Ricos, Ltd.	Unimpaired	No (deemed to accept)	100%
Class 4(e)	Secured Tax Claims against To-Ricos Distribution, Ltd.	Unimpaired	No (deemed to accept)	100%
Class 4(f)	Secured Tax Claims against Pilgrim’s Pride Corporation of West Virginia, Inc.	Unimpaired	No (deemed to accept)	100%
Class 4(g)	Secured Tax Claims against PPC Marketing, Ltd.	Unimpaired	No (deemed to accept)	100%
CLASSES 5(a) – (g)
Class 5(a)	Other Secured Claims against PPC	Unimpaired	No (deemed to accept)	100%
Class 5(b)	Other Secured Claims against PFS Distribution Company	Unimpaired	No (deemed to accept)	100%
Class 5(c)	Other Secured Claims against PPC Transportation Company	Unimpaired	No (deemed to accept)	100%
Class 5(d)	Other Secured Claims against To-Ricos, Ltd.	Unimpaired	No (deemed to accept)	100%
Class 5(e)	Other Secured Claims against To-Ricos Distribution, Ltd.	Unimpaired	No (deemed to accept)	100%
Class 5(f)	Other Secured Claims against Pilgrim’s Pride Corporation of West Virginia, Inc.	Unimpaired	No (deemed to accept)	100%
Class 5(g)	Other Secured Claims against PPC Marketing, Ltd.	Unimpaired	No (deemed to accept)	100%
CLASSES 6(a) – (c)
Class 6(a)	Senior Note Claims against PPC	Unimpaired	No (deemed to accept)	100%
Class 6(b)	Senior Subordinated Note Claims against PPC	Unimpaired	No (deemed to accept)	100%
Class 6(c)	Subordinated Note Claims against PPC	Unimpaired	No (deemed to accept)	100%
CLASSES 7(a) – (g)
Class 7(a)	General Unsecured Claims against PPC	Unimpaired	No (deemed to accept)	100%
Class 7(b)	General Unsecured Claims against PFS Distribution Company	Unimpaired	No (deemed to accept)	100%
Class 7(c)	General Unsecured Claims against PPC Transportation Company	Unimpaired	No (deemed to accept)	100%
Class 7(d)	General Unsecured Claims against To-Ricos, Ltd.	Unimpaired	No (deemed to accept)	100%
Class 7(e)	General Unsecured Claims against To-Ricos Distribution, Ltd.	Unimpaired	No (deemed to accept)	100%

CLASS	DESIGNATION	STATUS	ENTITLED TO VOTE?	ESTIMATED RECOVERY
Class 7(f)	General Unsecured Claims against Pilgrim’s Pride Corporation of West Virginia, Inc.	Unimpaired	No (deemed to accept)	100%
Class 7(g)	General Unsecured Claims against PPC Marketing, Ltd.	Unimpaired	No (deemed to accept)	100%
CLASS 8
Class 8	Intercompany Claims	Unimpaired	No (deemed to accept)	100%
CLASS 9
Class 9	Flow-Through Claims	Unimpaired	No (deemed to accept)	100%
CLASSES 10(a) – (g)
Class 10(a)	Equity Interests in PPC	Impaired	Yes	N/A
Class 10(b)	Equity Interests in PFS Distribution Company	Unimpaired	No (deemed to accept)	N/A
Class 10(c)	Equity Interests in PPC Transportation Company	Unimpaired	No (deemed to accept)	N/A
Class 10(d)	Equity Interests in To-Ricos, Ltd.	Unimpaired	No (deemed to accept)	N/A
Class 10(e)	Equity Interests in To-Ricos Distribution, Ltd.	Unimpaired	No (deemed to accept)	N/A
Class 10(f)	Equity Interests in Pilgrim’s Pride Corporation of West Virginia, Inc.	Unimpaired	No (deemed to accept)	N/A
Class 10(g)	Equity Interests in PPC Marketing, Ltd.	Unimpaired	No (deemed to accept)	N/A

B.	Overview of Chapter 11 Process

Chapter 11 is the principal reorganization chapter of the Bankruptcy Code, pursuant to which a debtor in possession may reorganize its business for the benefit of its creditors, equity holders, and other parties-in-interest. The commencement of a chapter 11 case creates an estate comprising all the legal and equitable interests of the debtor in possession as of the date the petition is filed. Sections 1101, 1107, and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession” unless the bankruptcy court orders the appointment of a trustee.

The filing of a chapter 11 petition triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other things, for an automatic stay of all attempts by creditors or other third parties to collect pre-petition claims from the debtor or otherwise interfere with its property or business. Exempted from the automatic stay are governmental authorities seeking to exercise regulatory or policing powers. Except as otherwise ordered by the bankruptcy court, the automatic stay remains in full force and effect until the effective date of a confirmed plan of reorganization.

The formulation of a plan of reorganization is the principal purpose of a chapter 11 case. The plan sets forth the means for satisfying the holders of claims against and interests in the debtor’s estate. Unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a chapter 11 case (the “Exclusive Filing Period”). However, section 1121(d) of the Bankruptcy Code permits the bankruptcy court to extend or reduce the Exclusive Filing Period upon a showing of “cause.” Following the filing of a plan, a debtor must solicit acceptances of the plan within a certain time period (the “Exclusive Solicitation Period”). The Exclusive Solicitation Period may also be extended or reduced by the bankruptcy court upon a showing of “cause.”

III.

OVERVIEW OF THE DEBTORS’ OPERATIONS

A.	History of Pilgrim’s Pride

Formed in 1946 as a retail feed store partnership between Lonnie A. “Bo” Pilgrim and his brother, Aubrey E. Pilgrim, PPC has been a publicly traded company since 1986. PPC was incorporated in 1968 in Texas and reincorporated in 1986 in Delaware. Business operations in Mexico are conducted through non-debtor subsidiaries organized under the laws of Mexico.

PPC is the direct or indirect parent company of each of the other Debtors. The Debtors are organized in various jurisdictions ranging from Texas to Bermuda. PPC is also the indirect or direct parent company of certain non-debtor entities that are located in the United States and in foreign jurisdictions, including Mexico. Business operations in the United States are carried out by the Debtors and the Debtors’ non-debtor affiliates.

Pilgrim’s Pride’s headquarters are located in Pittsburg, Texas. Prior to the Commencement Date, Pilgrim’s Pride owned 34 processing plants in the United States and 3 processing plants in Mexico. In the United States, the processing plants were supported by 42 hatcheries, 31 feed mills and 12 rendering plants. In Mexico, the processing plants were supported by 7 hatcheries, 4 feed mills and 2 rendering plants. In addition, prior to the Commencement Date, Pilgrim’s Pride owned 12 prepared food production facilities in the United States.

PPC acquired WLR Foods, Inc. in 2001 and the chicken division of ConAgra Foods, Inc. in 2003. In December 2006, PPC acquired a majority of the outstanding common stock of Gold Kist Inc. (“Gold Kist”) through a tender offer. PPC acquired the remaining shares of Gold Kist in January 2007, making Gold Kist its wholly-owned subsidiary. The chart annexed hereto as Exhibit H illustrates Pilgrim’s Pride’s corporate structure as of September 15, 2009.

Prior to the Commencement Date, Pilgrim’s Pride contracted with more than 5,500 growers working on over 6,000 farms, many of whom are small farm owners, who either raise and care for the chickens Pilgrim’s Pride uses for breeding or who grow the broiler chickens from hatchlings until they are ready to be processed. Pilgrim’s Pride maintains title to and ownership of the chickens and feed ingredients fed to them, but Pilgrim’s Pride contracts with growers to administer feed and tend to the chickens used for breeding and for the broiler chickens until they reach certain targeted weights. The growers are independent contractors. The growers own, operate and provide the farms, the chicken houses, equipment, utilities and labor necessary to tend the chickens. Once the broiler chickens have reached a certain weight and meet other specifications, these chickens are returned to Pilgrim’s Pride to be processed, packaged and transported to customers.

B.	The Debtors’ Businesses

1.	Introduction

Under the well-established Pilgrim’s Pride brand name, the Debtors’ fresh chicken retail line is sold in the southeastern, central, southwestern and western regions of the U.S., throughout Puerto Rico, and in the northern and central regions of Mexico. The Debtors’ prepared chicken products meet the needs of some of the largest customers in the food service industry across the U.S. Additionally, the Debtors export commodity chicken products to approximately 80 countries.

In fiscal 2008, PPC sold 8.4 billion pounds of dressed chicken and its net sales totaled $8.5 billion. Approximately 93.2% of PPC’s sales were attributed to its U.S. operations while 6.8% was attributed to its operations in Mexico. Of the Company’s U.S. chicken sales of $7.1 billion, approximately 65% was sold to foodservice, 22% to retail, and the remaining 13% to export and other channels.

PPC has consistently applied a long-term business strategy of focusing its growth efforts on the historically higher-value prepared chicken products and has become a recognized industry leader in this market. Accordingly, PPC focused its sales efforts on the foodservice industry, principally chain restaurants and food processors. More recently, PPC also focused its sales efforts on retailers seeking value-added products.

2.	Assets and Capacity Utilization

As of September 1, 2009, PPC operates 28 poultry processing plants located in Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, North Carolina, South Carolina, Tennessee, Texas, Virginia, and West Virginia. PPC’s U.S. chicken processing plants have weekly capacity to process 36.9 million broilers and are expected to operate at 85% of capacity in 2009. In the U.S., the processing plants are supported by 34 hatcheries, 27 feed mills, eight rendering plants and three pet food plants. The hatcheries, feed mills, rendering plants and pet food plants are expected to operate at 79%, 73%, 37% and 58% of capacity, respectively, in fiscal year 2009. Capacity utilization for PPC’s rendering plants is very low because a fire in late 2008 left one of its larger plants inoperable for the first half of fiscal 2009. This rendering plant returned to its pre-fire utilization level in May 2009.

PPC has three chicken processing plants in Mexico that have a combined capacity to process 3.27 million broilers per week and are expected to operate at 73% of capacity in 2009. These plants are supported by six hatcheries, four feed mills and two rendering facilities. The Mexico hatcheries, feed mills and rendering facilities are expected to operate at 94%, 77% and 65% of capacity, respectively, in 2009.

PPC has one chicken processing plant in Puerto Rico with the capacity to process 0.3 million broilers per week based on one eight-hour shift per day. This plant is supported by one hatchery and one feed mill, which are expected to operate at 82% and 80% of capacity, respectively, in 2009. For segment reporting purposes, PPC includes Puerto Rico with its U.S. operations.

PPC also operates nine prepared food production facilities. These plants are located in Alabama, Georgia, South Carolina, Tennessee, Texas and West Virginia. These plants have the capacity to produce approximately 1.24 billion pounds of further-processed product per year. In fiscal year 2009, these plants are expected to operate at approximately 85% of capacity.

3.	Lines of Business

PPC operates in two business segments as (i) a producer and seller of chicken products and (ii) a seller of other products.

4.	Product Types—U.S.

PPC’s chicken products consist primarily of:

(1) Fresh Chicken: Fresh chicken products, which are refrigerated (non-frozen) whole or cut-up chickens sold to the foodservice industry either pre-marinated or non-marinated. Fresh chicken also includes prepackaged case-ready chicken, which includes various combinations of freshly refrigerated, whole chickens and chicken parts in trays, bags or other consumer packs labeled and priced ready for the retail grocer’s fresh meat counter.

PPC’s fresh chicken business is a significant component of its sales and accounted for $3,591.8 million, or 50.7%, of its total U.S. chicken sales for fiscal 2008. In addition to maintaining sales of mature, traditional fresh chicken products, PPC’s strategy is to shift the mix of its U.S. fresh chicken products by continuing to increase sales of faster-growing products, such as marinated whole chicken and chicken parts, and to continually shift portions of this product mix into the higher-value prepared chicken category. Most fresh chicken products are sold to established customers, based upon certain weekly or monthly market prices reported by the U.S. Department of Agriculture (“USDA”) and other public price reporting services, plus a markup, which is dependent upon the customer’s location, volume, product specifications and other factors. PPC believes its practices with respect to sales of fresh chicken are generally consistent with those of its competitors. The majority of these products are sold pursuant to agreements with varying terms that either set a fixed price for the products or set a price according to formulas based on an underlying commodity market, subject in many cases to minimum and maximum prices.

(2) Prepared Chicken: Prepared chicken products, which are products such as portion-controlled breast fillets, tenderloins and strips, delicatessen products, salads, formed nuggets and patties and bone-in chicken parts. These products are sold either refrigerated or frozen and may be fully cooked, partially cooked or raw. In addition, these products are breaded or non-breaded and either pre-marinated or non-marinated. During fiscal 2008, $2,522.1 million of PPC’s U.S. chicken sales were in prepared chicken products to foodservice customers and retail distributors, as compared to $1,861.7 million in fiscal 2004. These numbers reflect the impact of PPC’s historical strategic focus for growth in the prepared chicken markets and its acquisition of Gold Kist. The market for prepared chicken products has experienced, and PPC believes will continue to experience, greater growth and higher average sales prices than fresh chicken products. Also, the production and sale in the U.S. of prepared chicken products reduce the impact of the costs of feed ingredients on our profitability. Feed ingredient costs are the single largest component of PPC’s total U.S. cost of sales, representing approximately 38.1% of its total U.S.

cost of sales for fiscal 2008. The production of feed ingredients is positively or negatively affected primarily by the global level of supply inventories, demand for feed ingredients, the agricultural policies of the U.S. and foreign governments and weather patterns throughout the world. As further processing is performed, feed ingredient costs become a decreasing percentage of a product’s total production cost, thereby reducing their impact on PPC’s profitability. Products sold in this form enable PPC to charge a premium, reduce the impact of feed ingredient costs on its profitability and improve and stabilize its profit margins.

PPC establishes prices for its prepared chicken products based primarily upon perceived value to the customer, production costs and prices of competing products. The majority of these products are sold pursuant to agreements with varying terms that either set a fixed price for the products or set a price according to formulas based on an underlying commodity market, subject in many cases to minimum and maximum prices. Many times, these prices are dependent upon the customer’s location, volume, product specifications and other factors.

(3) Export and Other Chicken Products: Export and other chicken products, are primarily parts and whole chicken, either refrigerated or frozen for U.S. export or domestic use, and prepared chicken products for U.S. export. PPC’s export and other products consist of whole chickens and chicken parts sold primarily in bulk, non-branded form, either refrigerated to distributors in the U.S. or frozen for distribution to export markets, and branded and non-branded prepared chicken products for distribution to export markets. In fiscal 2008, approximately $933.2 million, or 13.2%, of PPC’s total U.S. chicken sales were attributable to U.S. chicken export and other products. These exports and other products, other than the prepared chicken products, have historically been characterized by lower prices and greater price volatility than PPC’s more value-added product lines.

5.	Markets for Chicken Products—U.S.

PPC’s chicken products are sold primarily to foodservices customers, retail customers and export and other product customers.

Foodservice: The foodservice market principally consists of chain restaurants, food processors, broad-line distributors and certain other institutions located throughout the continental U.S. PPC supplies chicken products ranging from portion-controlled refrigerated chicken parts to fully-cooked and frozen, breaded or non-breaded chicken parts or formed products.

PPC believes it is positioned to be the primary or secondary supplier to national and international chain restaurants who require multiple suppliers of chicken products. Additionally, PPC believes it is well suited to be the sole supplier for many regional chain restaurants. Regional chain restaurants often offer better margin opportunities and a growing base of business.

PPC believes it has operational strengths in terms of full-line product capabilities, high-volume production capacities, research and development expertise and extensive distribution and marketing experience relative to smaller and non-vertically integrated producers. While the overall chicken market has grown consistently, PPC believes the majority of this growth in recent years has been in the foodservice market. According to the National Chicken Council, from 2003 through 2007, sales of chicken products to the foodservice market grew at a compounded annual growth rate of approximately 7.5%, versus 6.6% growth for the chicken industry overall. Foodservice growth, outside of any temporary effects resulting from the current recessionary impacts being experienced in the U.S., is anticipated to continue as food-away-from-home expenditures continue to outpace overall industry rates.

Foodservice-Prepared Chicken: PPC’s prepared chicken sales to the foodservice market were $2,033.5 million in fiscal 2008 compared to $1,647.9 million in fiscal 2004, a compounded annual growth rate of approximately 5.4%. In addition to the significant increase in sales created by the acquisition of Gold Kist, PPC attributes this growth in sales of prepared chicken to the foodservice market to a number of factors. First, there has been significant growth in the number of foodservice operators offering chicken on their menus and in the number of chicken items offered. Second, foodservice operators are increasingly purchasing prepared chicken products, which allow them to reduce labor costs while providing greater product consistency, quality and variety across all restaurant locations.

There is a strong need among larger foodservice companies for a limited-source supplier base in the prepared chicken market. A viable supplier must be able to ensure supply, demonstrate innovation and new product development and provide competitive pricing. PPC has been successful in becoming a supplier of choice by being the primary or secondary prepared chicken supplier to many large foodservice companies for various reasons. Through vertical integration, PPC manages the breeding, hatching and growing of chickens. PPC also manages the processing, preparation, packaging, sale and distribution of its product lines, which PPC believes has made it one of the highest quality, lowest-cost producers of chicken in North America. PPC’s further processing facilities, with a wide range of capabilities, are particularly well-suited to the high-volume production as well as low-volume custom production runs necessary to meet both the capacity and quality requirements of the foodservice market. In addition, PPC has established a reputation for dependable quality, highly responsive service and excellent technical support. As a result of the experience and reputation developed with larger customers, PPC has increasingly become the principal supplier to mid-sized foodservice organizations.

PPC’s in-house product development group follows a customer-driven research and development focus designed to develop new products to meet customers’ changing needs. PPC’s research and development personnel often work directly with institutional customers in developing products for these customers. PPC is a leader in using advanced processing technology, which enables it to better meet its customers’ needs for product innovation, consistent quality and cost efficiency.

Foodservice-Fresh Chicken: PPC produces and markets fresh, refrigerated chicken for sale to U.S. quick-service restaurant chains, delicatessens and other customers. These chickens have the giblets removed, are usually of specific weight ranges and are usually pre-cut to customer specifications. They are often marinated to enhance value and product differentiation. By growing and processing to customers’ specifications, PPC is able to assist quick-service restaurant chains in controlling costs and maintaining quality and size consistency of chicken pieces sold to the consumer. PPC’s fresh chicken products sales to the foodservice market were $2,550.3 million in fiscal 2008 compared to $1,328.9 million in fiscal 2004, a compounded annual growth rate of approximately 17.7%.

Retail: The retail market consists primarily of grocery store chains, wholesale clubs and other retail distributors. PPC concentrates its efforts in this market on sales of branded, prepackaged cut-up and whole chicken and chicken parts to grocery store chains and retail distributors. For a number of years, PPC has invested in both trade and retail marketing designed to establish high levels of brand name awareness and consumer preferences.

PPC utilizes numerous marketing techniques, including advertising, to develop and strengthen trade and consumer awareness and increase brand loyalty for consumer products marketed under the Pilgrim’s Pride® brand. PPC’s co-founder and senior chairman, Lonnie “Bo” Pilgrim, is the featured spokesperson in its television, radio and print advertising, and a trademark cameo of a person wearing a Pilgrim’s hat serves as the logo on all of PPC’s primary branded products. As a result of this marketing strategy, Pilgrim’s Pride® is a well-known brand name in a number of markets. PPC believes its efforts to achieve and maintain brand awareness and loyalty help to provide more secure distribution for its products. PPC also believes its efforts at brand awareness generate greater price premiums than would otherwise be the case in certain markets. PPC also maintains an active program to identify consumer preferences. The program primarily consists of discovering and validating new product ideas, packaging designs and methods through sophisticated qualitative and quantitative consumer research techniques in key geographic markets.

Due to internal growth and the impact of both the Gold Kist and ConAgra Chicken acquisitions, PPC’s sales to the retail market from fiscal 2004 through fiscal 2008 grew at a compounded annual growth rate of 15.8% and represented 22.0% of the net sales of its U.S. chicken operations in fiscal 2008.

Retail-Prepared Chicken: PPC sells retail-oriented prepared chicken products primarily to grocery store chains located throughout the U.S. PPC’s prepared chicken products sales to the retail market were $518.6 million in fiscal 2008 compared to $213.8 million in fiscal 2004, a compounded annual growth rate of approximately 24.8%. PPC believes that its growth in this market segment will continue as retailers concentrate on satisfying consumer demand for more products that are quick, easy and convenient to prepare at home.

Retail-Fresh Chicken: PPC’s prepackaged retail products include various combinations of freshly refrigerated, whole chickens and chicken parts in trays, bags or other consumer packs labeled and priced ready for the retail grocer’s fresh meat counter. PPC’s retail fresh chicken products are sold in the midwestern, southwestern, southeastern and western regions of the U.S. Its fresh chicken sales to the retail market were $1,041.4 million in fiscal 2008 compared to $653.8 million in fiscal 2004, a compounded annual growth rate of approximately 12.3% resulting primarily from its acquisition of Gold Kist in 2007. PPC believes the retail prepackaged fresh chicken business will continue to be a large and relatively stable market, providing opportunities for product differentiation and regional brand loyalty.

Export and Other Chicken Products: PPC’s export and other chicken products, with the exception of its exported prepared chicken products, consist of whole chickens and chicken parts sold primarily in bulk, non-branded form either refrigerated to distributors in the U.S. or frozen for distribution to export markets. In the U.S., prices of these products are negotiated daily or weekly and are generally related to market prices quoted by the USDA or other public price reporting services. PPC sells U.S.-produced chicken products for export to Eastern Europe, including Russia; the Far East, including China; Mexico; and other world markets.

Historically, PPC has targeted international markets to generate additional demand for its dark chicken meat, which is a natural by-product of its U.S. operations given PPC’s concentration on prepared chicken products and the U.S. customers’ general preference for white chicken meat. PPC also has begun selling prepared chicken products for export to the international divisions of its U.S. chain restaurant customers. PPC believes that U.S. chicken exports will continue to grow as worldwide demand increases for high-grade, low-cost meat protein sources. Also included in this category are chicken by-products, which are converted into protein products and sold primarily to manufacturers of pet foods.

6.	Markets for Other Products—U.S.

PPC’s other products consist of: (a) other types of meat protein along with various other staples purchased and sold by PPC’s distribution centers as a convenience to its chicken customers who purchase through the distribution centers; and (b) the production and sale of table eggs, commercial feeds and related items, live hogs and proteins.

The following table sets forth, for the periods beginning with fiscal 2004, net sales attributable to each of PPC’s primary product lines and markets served with those products. PPC based the table on its internal sales reports and its classification of product types and customers.

	Fiscal 2008		Fiscal 2007(a)		Fiscal 2006		Fiscal 2005		Fiscal 2004(a)
	(52 weeks	)	(52 weeks	)	(52 weeks	)	(52 weeks	)	(53 weeks	)
	(In thousands)
U.S. chicken:
Prepared chicken:
Foodservice	$2,033,489		$1,897,643		$1,567,297		$1,622,901		$1,647,904
Retail	518,576		511,470		308,486		283,392		213,775

Total prepared chicken	2,552,065		2,409,113		1,875,783		1,906,293		1,861,679
Fresh chicken:
Foodservice	2,550,339		2,280,057		1,388,451		1,509,189		1,328,883
Retail	1,041,446		975,659		496,560		612,081		653,798

Total fresh chicken	3,591,785		3,255,716		1,885,011		2,121,270		1,982,681
Export and other:
Export:
Prepared chicken	94,795		83,317		64,338		59,473		34,735
Fresh chicken	818,239		559,429		257,823		303,150		212,611

Total export(c)	913,034		642,746		322,161		362,623		247,346
Other chicken by-products	20,163		20,779		15,448		21,083		(b	)

Total export and other	933,197		663,525		337,609		383,706		247,346

Total U.S. chicken	7,077,047		6,328,354		4,098,403		4,411,269		4,091,706
Mexico chicken	543,583		488,466		418,745		403,353		362,442

Total chicken	7,620,630		6,816,820		4,517,148		4,814,622		4,454,148
Other products:
U.S.	869,850		661,115		618,575		626,056		600,091
Mexico	34,632		20,677		17,006		20,759		23,232

Total other products	904,482		681,792		635,581		646,815		623,323

Total net sales	$8,525,112		$7,498,612		$5,152,729		$5,461,437		$5,077,471

Total prepared chicken	$2,646,860		$2,492,430		$1,940,121		$1,965,766		$1,896,414

(a)	The Gold Kist acquisition on December 27, 2006, and the ConAgra Chicken acquisition on November 23, 2003, have been accounted for as purchases.

(b)	The Export and other category historically included the sales of certain chicken by-products sold in international markets as well as the export of chicken products. Prior to fiscal 2005, by-product sales were not specifically identifiable within the Export and other category. Accordingly, a detailed breakout is not available prior to such time; however, PPC believes that the relative split between these categories as shown in fiscal 2005 would not be dissimilar in fiscal 2004.

(c)	Export items include certain chicken parts that have greater value in the overseas markets than in the U.S.

The following table sets forth, beginning with fiscal 2004, the percentage of net U.S. chicken sales attributable to each of PPC’s primary product lines and the markets serviced with those products. PPC based the table and related discussion on its internal sales reports and its classification of product types and customers.

	Fiscal 2008	Fiscal 2007(a)	Fiscal 2006	Fiscal 2005	Fiscal 2004(a)
Prepared chicken:
Foodservice	28.8%	30.1%	38.2%	36.8%	40.3%
Retail	7.3%	8.1%	7.5%	6.4%	5.2%

Total prepared chicken	36.1%	38.2%	45.7%	43.2%	45.5%
Fresh chicken:
Foodservice	36.0%	36.0%	33.9%	34.2%	32.5%
Retail	14.7%	15.4%	12.1%	13.9%	16.0%

Total fresh chicken	50.7%	51.4%	46.0%	48.1%	48.5%
Export and other:
Export:
Prepared chicken	1.3%	1.3%	1.6%	1.3%	0.8%
Fresh chicken	11.6%	8.8%	6.3%	6.9%	5.2%

Total export(c)	12.9%	10.1%	7.9%	8.2%	6.0%
Other chicken by-products	0.3%	0.3%	0.4%	0.5%	(b )

Total export and other	13.2%	10.4%	8.3%	8.7%	6.0%

Total US chicken	100.0%	100.0%	100.0%	100.0%	100.0%

Total prepared chicken as a percent of U.S. chicken	37.4%	39.5%	47.3%	44.5%	46.3%

(a)	The Gold Kist acquisition on December 27, 2006, and the ConAgra Chicken acquisition on November 23, 2003, have been accounted for as purchases.

(b)	The Export and other category historically included the sales of certain chicken by-products sold in international markets as well as the export of chicken products. Prior to fiscal 2005, by-product sales were not specifically identifiable within the Export and other category. Accordingly, a detailed breakout is not available prior to such time; however, PPC believes that the relative split between these categories as shown in fiscal 2005 would not be dissimilar in fiscal 2004.

(c)	Export items include certain chicken parts that have greater value in the overseas markets than in the U.S.

PPC has regional distribution centers located in Arizona, Texas and Utah that are primarily focused on distributing its own chicken products; however, the distribution centers also distribute certain poultry and non-poultry products purchased from third parties to independent grocers and quick-service restaurants. PPC’s non-chicken distribution business is conducted as an accommodation to its customers and to achieve greater economies of scale in distribution logistics. Chicken sales from the Debtors’ regional distribution centers are included in the chicken sales amounts contained in the above tables; however, all non-chicken sales amounts are contained in the Other Products sales in the above tables.

PPC markets fresh eggs under the Pilgrim’s Pride® brand name, as well as under private labels, in various sizes of cartons and flats to U.S. retail grocery and institutional foodservice customers located primarily in Texas. PPC has a housing capacity for approximately 2.1 million commercial egg laying hens which can produce approximately 42 million dozen eggs annually. U.S. egg prices are determined weekly based upon reported market prices. The U.S. egg industry has been consolidating over the last few years, with the 25 largest producers accounting for more than 65% of the total number of egg laying hens in service during 2008. PPC competes with other U.S. egg producers primarily on the basis of product quality, reliability, price and customer service.

PPC produces and sells livestock feeds at its feed mill in Mt. Pleasant, Texas, and at its farm supply store in Pittsburg, Texas, to dairy farmers and livestock producers in northeastern Texas. PPC engages in similar sales activities at its other U.S. feed mills.

PPC also has a small pork operation that it acquired through the Gold Kist acquisition that raises and sells live hogs to processors.

7.	Product Types—Mexico

The Mexico market represented approximately 6.8% of PPC’s net sales in fiscal 2008. PPC is the second-largest producer and seller of chicken in Mexico. PPC believes that it is one of the lower-cost producers of chicken in Mexico.

While the market for chicken products in Mexico is less developed than in the U.S., with sales attributed to fewer, more basic products, PPC has been successful in differentiating its products through high-quality client service and product improvements such as dry-air chilled, eviscerated products. The supermarket chains consider PPC the leader in innovation for fresh products. The market for value-added products is increasing. PPC’s strategy is to capitalize on this trend through its vast U.S. experience in both products and quality and its well-known service.

8.	Markets for Chicken Products—Mexico

PPC sells its chicken products primarily to wholesalers, large restaurant chains, fast food accounts, supermarket chains and direct retail distribution in selected markets. PPC has national presence and is currently present in all but four of the 32 Mexican States, which in total represent 95% of the Mexican population.

9.	Competition

The chicken industry is highly competitive and PPC is one of largest producers of chicken in the U.S., Mexico and Puerto Rico. PPC’s recent liquidity constraints have had a negative effect on its competitive position, relative to its competitors that are less leveraged. In the U.S., Mexico and Puerto Rico, PPC competes principally with other vertically integrated poultry companies.

In general, the competitive factors in the U.S. chicken industry include price, product quality, product development, brand identification, breadth of product line and customer service. Competitive factors vary by major market. In the U.S. retail market, PPC believes that product quality, brand awareness, customer service and price are the primary bases of competition. In the foodservice market, competition is based on consistent quality, product development, service and price. There is some competition with non-vertically integrated further processors in the U.S. prepared chicken business. PPC believes vertical integration generally provides significant, long-term cost and quality advantages over non-vertically integrated further processors.

In Mexico, where product differentiation has traditionally been limited, product quality, service and price have been the most critical competitive factors. In July 2003, the U.S. and Mexico entered into a safeguard agreement with regard to imports into Mexico of chicken leg quarters from the U.S. Under this agreement, a tariff rate for chicken leg quarters of 98.8% of the sales price was established. This tariff was imposed because of concerns that the duty-free importation of such products as provided by the North American Free Trade Agreement would injure Mexico’s poultry industry. This tariff rate was eliminated on January 1, 2008. As a result of the elimination of this tariff, PPC expects greater amounts of chicken to be imported into Mexico from the U.S. This could negatively affect the profitability of Mexican chicken producers, including PPC’s Mexico operations.

PPC is not a significant competitor in the distribution business as it relates to products other than chicken. PPC distributes these products solely as a convenience to its chicken customers. The broad-line distributors do not consider PPC to be a factor in those markets. The competition related to PPC’s other products such as table eggs, feed and protein are much more regionalized and no one competitor is dominant.

10.	Key Customers

PPC’s two largest customers accounted for approximately 16% of its net sales in fiscal 2008, and its largest customer, Wal-Mart Stores Inc., accounted for 11% of its net sales.

11.	Regulation and Environmental Matters

The chicken industry is subject to government regulation, particularly in the health and environmental areas, including provisions relating to the discharge of materials into the environment, by the USDA, the Food and Drug Administration (“FDA”) and the Environmental Protection Agency (“EPA”) in the U.S. and by similar governmental agencies in Mexico. PPC’s chicken processing facilities in the U.S. are subject to on-site examination, inspection and regulation by the USDA. The FDA inspects the production of PPC’s feed mills in the U.S. PPC’s Mexican food processing facilities and feed mills are subject to on-site examination, inspection and regulation by a Mexican governmental agency that performs functions similar to those performed by the USDA and FDA. PPC believes that it is in substantial compliance with all applicable laws and regulations relating to the operations of its facilities.

PPC anticipates increased regulation by the USDA concerning food safety, by the FDA concerning the use of medications in feed and by the EPA and various other state agencies concerning discharges to the environment. Currently PPC does not anticipate any regulations having a material adverse effect upon it, however, changes in laws or regulations or the application thereof may lead to government enforcement actions and the resulting litigation by private litigants. Additionally, unknown matters, new laws and regulations, or stricter interpretations of existing laws or regulations may materially affect PPC’s business or operations in the future.

C.	Employees and Employee Compensation and Benefit Programs

As of September 1, 2009, the Debtors employed approximately 36,800 persons in the U.S. and approximately 4,600 persons in Mexico. There are 10,400 employees at various facilities in the U.S. who are members of collective bargaining units. In Mexico, approximately 2,600 employees are covered by collective bargaining agreements. The Debtors have not experienced any work stoppage at any location in over five years.

The Debtors have a variety of employee compensation and benefit programs, including the programs summarized on Schedule 1.34 of the Plan. The Plan contemplates assumption of the Compensation and Benefit Programs. With respect to assumption of their pension plans, the Debtors plan to continue to meet the minimum funding requirements under the Pilgrim’s Pride Pension Plan for Legacy GoldKist Employees, the Pilgrim’s Pride Retirement Plan for Union Employees and the Pilgrim’s Pride Retirement Plan for El Dorado Union Employees, which currently is anticipated to be through cash.

D.	Debtors’ Significant Indebtedness

1.	The Credit Agreements

Prior to the Commencement Date, Pilgrim’s Pride’s primary sources of funding was: (i) a revolving credit facility, dated as of February 8, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “BMO Credit Agreement”), by, among others, PPC and its debtor subsidiaries To-Ricos, Ltd. and To-Ricos Distribution, Ltd., as borrowers, Bank of Montreal, Chicago Branch (“BMO”), as administrative agent, and certain other banks thereto (such bank parties, collectively with BMO, the “BMO Lending Group”); and (ii) a revolving credit facility and term loan, dated as of September 21, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “CoBank Credit Agreement”), by, among others, PPC, as borrower, CoBank ACB (“CoBank”), as administrative agent, and the other agents and syndication parties signatory thereto (collectively with CoBank, the “CoBank Lending Group”).

The BMO Credit Agreement provided for a revolving credit facility of $300 million and was secured by inventory, farm products and accounts receivable of PPC whether owned or existing or thereafter created, including all claims and rights of PPC against any of its growers. The BMO Credit Agreement is to mature on February 8, 2013. As of Commencement Date, the aggregate principal amount outstanding under the BMO Agreement was approximately $311 million.

The CoBank Credit Agreement provided for a Revolving Credit Facility of $550 million and a term loan of $750 million secured by substantially all of PPC’s real property interests, furniture, fixtures and equipment located at, or used in connection with, the poultry hatching, raising, slaughtering, processing, packaging, and shipping operations and facilities located in the U.S. The CoBank Credit Agreement is to mature on September 16, 2011. As of the Commencement Date, the aggregate principal amount outstanding under the CoBank Credit Agreement was approximately $1.127 billion.

One-half of the outstanding indebtedness under the CoBank Credit Agreement and the BMO Credit Agreement was guaranteed by Pilgrim Interests, Ltd. pursuant to the Amended and Restated Guaranty of Pilgrim Interests, Ltd. to the Lender Group and CoBank, ACB, as Agent, dated as of September 21, 2006 (the “CoBank Guarantee Agreement”) and the Pilgrim’s Pride Corporation Second Amended and Restated Guaranty Agreement, dated as of February 8, 2007 (the “BMO Guarantee Agreement” and together with the CoBank Guarantee Agreement, the “Guarantee Agreements”), respectively. Pilgrim Interests, Ltd. is an entity controlled by Lonnie “Bo” Pilgrim and his family. Pursuant to the Agreement between PPC and Pilgrim’s Interests, Ltd., effective as of June 11, 1999, PPC is obligated to pay Pilgrim Interests, Ltd. a quarterly fee equal to 1/4 of a percent multiplied by average daily balance of the principal amount of the debt guaranteed by Pilgrim’s Interests, Ltd. pursuant to the Guarantee Agreements. By their terms, the obligations under the Guarantee Agreements continue in full force and effect only so long as obligations under the CoBank Credit Agreement and the BMO Credit Agreement are outstanding.

2.	Purchase Receivables

PPC was also party to (i) the Amended and Restated Receivables Purchase Agreement, dated as of September 26, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Receivables Purchase Agreement”), by and among PPC, as servicer, Pilgrim’s Pride Funding Corporation, a non-debtor subsidiary of PPC (“PPFC”), as seller, BMO Capital Markets, as administrator, and various purchasers and purchaser agents from time to time parties thereto and (ii) the Purchase and Contribution Agreement, dated as of June 26, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase and Contribution Agreement”), by and between PPC and PPFC. Pursuant to the Purchase and Contribution Agreement, PPC would sell a pool of accounts receivable from customers, on a revolving basis, to PPFC. Pursuant to the Amended and Restated Receivables Purchase Agreement, PPFC would then sell undivided interests in the receivables to an outside conduit, which committed, under certain circumstances and subject to certain conditions, to purchase undivided interests in those receivables. PPC would retain servicing responsibility over servicing all receivables subject to the Amended and Restated Receivables Purchase Agreement. The Amended and Restated Receivables Purchase Agreement also, among other things, gave BMO Capital Markets certain control over lock-box and collection accounts established in connection with such agreement. The Amended and Restated Receivables Purchase Agreement was terminated on December 3, 2008, and all receivables thereunder were repurchased with the proceeds of borrowings under the DIP Credit Agreement.

3.	Indentures

PPC is the issuer of the following notes under the following indentures: (i) approximately $400 million aggregate principal amount outstanding of 7 5/8% Senior Notes, maturing May 1, 2015 (the “Senior Notes”), pursuant to the Senior Debt Securities Indenture, dated as of January 24, 2007, by and between PPC and Wells Fargo Bank, National Association (“Wells Fargo”) and the First Supplemental Indenture, dated as of January 24, 2007, by and between PPC and Wells Fargo; (ii) approximately $250 million aggregate principal amount outstanding of 8 3/8% Senior Subordinated Notes, maturing May 1, 2017 (the “Subordinated Notes”), pursuant to the Senior Subordinated Debt Securities Indenture, dated as of January 27, 2007, by and between PPC and Wells Fargo and the First Supplemental Indenture, dated as of January 24, 2007, by and between PPC and Wells Fargo; and (iii) approximately $6.996 million aggregate principal amount outstanding of 9 1/4% Senior Subordinated Notes, due November 15, 2013 (the “Senior Subordinated Notes,” and, together with the Senior Notes and the Subordinated Notes, the “Notes”), pursuant to the Subordinated Indenture, dated as of November 21, 2003, between PPC and The Bank of New York (“BNY”). None of PPC’s subsidiaries is a guarantor under any of the Notes. The Senior Notes are unsecured senior obligations of PPC and rank equally with all of PPC’s other senior indebtedness and are effectively subordinated to PPC’s existing and future secured obligations and to the indebtedness of PPC’s subsidiaries. The Subordinated Notes are unsecured senior subordinated obligations of PPC, are subordinated to PPC’s senior obligations and are effectively subordinated to PPC’s existing and future secured obligations and the indebtedness of PPC’s subsidiaries. The Subordinated Notes rank pari passu with the Senior Subordinated Notes. HSBC Bank USA, National Association, is the successor Indenture Trustee to Wells Fargo with respect to the Senior Notes. BNY is the successor trustee to Wells Fargo with respect to the Subordinated Notes.

4.	Industrial Revenue Bond Debt

In June 1999, the Camp County Industrial Development Corporation issued $25 million of variable-rate environmental facilities revenue bonds supported by letters of credit obtained by PPC under the BMO Credit Agreement. The revenue bonds were scheduled to become due in 2029. Prior to the Commencement Date, the proceeds were available for PPC to draw from over the construction period in order to construct new sewage and solid waste disposal facilities at a poultry by-products plant in Camp County, Texas. The original proceeds from the issuance of the revenue bonds would continue to be held by the trustee of the bonds until PPC drew on the proceeds for the construction of the facility. PPC had not drawn on the proceeds or commenced construction of the facility prior to the Commencement Date. The filing of the chapter 11 Cases constituted an event of default under the revenue bonds. As a result of the event of default, the trustee had the right to accelerate all obligations under the bonds such that they would become immediately due and payable, subject to an automatic stay of any action to collect, assert or recover a claim against PPC and the application of applicable bankruptcy law. In December 2008, the holders of the bonds tendered the bonds for remarketing, which was not successful. As a result, the trustee, on behalf of the holders of the bonds, drew upon the letters of credit supporting the bonds. The resulting reimbursement obligation was converted to borrowings under the BMO Credit Agreement and secured by PPC’s domestic chicken inventories. On January 29, 2009, PPC obtained approval from the Bankruptcy Court to use the original proceeds of the bond offering held by the trustee to repay and cancel the revenue bonds. PPC received the proceeds of the bond offering from the trustee in March 2009 and immediately repaid and cancelled the revenue bonds.

In addition, PPC is also a party to a number of lease agreements backing certain industrial revenue bonds (“IRBs”) issued by various municipalities. The IRBs were issued to fund construction of facilities in these municipalities, which in turn were leased to PPC. The lease payments on the facilities satisfy the amounts due on the bonds. As of the Commencement Date, PPC had at least $39.2 million outstanding pursuant to IRBs held by third parties.1

5.	Trade Debt

As of the Commencement Date, the Debtors’ books and records reflected approximately $200 million of accrued and outstanding claims related to prepetition purchases of goods and services in the ordinary course of business, including claims of the Debtors’ growers, vendors, common carriers, catchers and haulers, sales brokers and other providers of goods and services.

E.	Common Stock

As of the Commencement Date, PPC had over 74 million shares of common stock outstanding. Through two limited partnerships and related trusts and voting agreements, Lonnie “Bo” Pilgrim, his wife Patricia Pilgrim, and his son, Lonnie Ken Pilgrim, control 62.225% of the voting power of PPC’s outstanding common stock as of the Commencement Date.

[1]

As of the Commencement Date, these IRBs were supported by letters of credit. In addition, as of the Commencement Date, PPC had approximately $138.05 million outstanding pursuant to certain IRBs held by certain of PPC’s wholly owned subsidiaries. PPC does not account for these obligations on its balance sheet and does not factor in the intercompany IRB debt in its aggregate amount of outstanding secured debt.

IV.

OVERVIEW OF CHAPTER 11 CASES

A.	Significant Events Leading to the Commencement of the Chapter 11 Cases

During the 12 months prior to the Commencement Date, the underlying economics of the poultry industry had deteriorated dramatically. Profitability in the chicken industry was materially affected by the commodity prices of feed ingredients. The Debtors’ financial difficulties were attributable to a number of different factors, each of which is discussed below.

1.	Increase in Corn and Soybean Meal Prices

The cost of corn and soybean meal, the Debtors’ primary feed ingredients, increased significantly in the year prior to the Commencement Date as a result of, among other things, increasing demand for these products around the world and because of the passage of the Energy Independence and Security Act of 2007. That act requires a gradual increase in the production of biofuels, including ethanol (which is predominantly made from corn in the U.S.) from 9 billion gallons in 2008 to 36 billion gallons by 2022. As a result, the demand for, and price of, corn has increased. The price of corn has historically been in the $2 to $3 per bushel range, but rose as high as $7.63 per bushel in late June of 2008, resulting in significantly higher feed expenses for the Debtors which in turn, contributed to significant financial losses. The Debtors’ attempt to hedge their feed ingredients costs against an increase in commodity prices during the fourth quarter of fiscal year 2008 resulted in increased losses when the price of corn abruptly reversed course from its record highs and began to decline in July and throughout the remainder of the summer and into the fall of 2008.

2.	Increase in the Cost of Energy

The cost of energy had also significantly increased. The Debtors operate nearly three dozen processing plants and their infrastructure includes production and manufacturing equipment, as well as associated transportation delivery costs. Due to higher energy prices, it became necessary for the Debtors to allocate more of their budget to fund fuel and other energy costs to ensure the smooth functioning of the Debtors’ operations.

3.	Oversupply in the Poultry Industry

In addition to the increases in the cost of feed ingredients and the cost of energy, the supply of chicken products had continued to exceed profitable demand, leading to an oversupply in the industry. Further, the chicken industry experienced increased competition from other meat proteins (i.e., beef and pork) as these meat proteins producers liquidated livestock to mitigate the adverse effects of soaring feed ingredient costs. In addition, the U.S. chicken industry, like other industries, has been negatively affected by the downturn in the nation’s economy. This has resulted in reduced demand for chicken products in general, including Pilgrim’s Pride’s products, and has made it more difficult for the Debtors to increase product pricing to offset their higher costs for feed and energy. Market pricing for chicken breast meat during the summer months – historically a time of peak demand – proved much weaker than expected in the summer of 2008.

4.	Competitive Environment

In addition to the steady sales declines, the Debtors were also operating in an extremely competitive environment and industry.

5.	The Need for a Financial Restructuring

After pursuing operational and strategic restructuring initiatives, the Debtors came to recognize that a financial restructuring would also be necessary. On September 25, 2008, PPC announced that, based on preliminary results, it had notified its lenders that PPC expected to report a significant loss in the fiscal fourth quarter ending September 27, 2008. As a result of this expected loss, PPC informed its lenders that it did not expect to be in compliance with the fixed charge coverage ratio covenant under its principal credit facilities as of the fiscal year ending September 27, 2008. After discussions with the BMO Lending Group, the CoBank Lending Group, and BMO Capital Markets, the Debtors executed temporary waivers of the covenant default.

Specifically, with respect to the CoBank Credit Agreement, PPC entered into a Limited Duration Waiver of Potential Defaults and Events of Default under the Credit Agreement (the “First CoBank Waiver”) with the CoBank Lending Group. Pursuant to the First CoBank Waiver, the CoBank Lending Group agreed for the period beginning September 26, 2008 and ending October 28, 2008 (the “First CoBank Waiver Period”) to waive potential defaults and events of defaults arising from PPC’s failure to maintain a certain minimum fixed charge coverage ratio under the CoBank Credit Agreement. As part of the First CoBank Waiver, during the First CoBank Waiver Period, PPC agreed to maintain aggregate undrawn commitments under the CoBank Credit Agreement and the BMO Credit Agreement of at least $100 million.

Similarly, with respect to the BMO Credit Agreement, PPC, To-Ricos, Ltd. and To-Ricos Distribution, Ltd. entered into a Limited Duration Waiver Agreement (the “First BMO Waiver”) with the BMO Lending Group. Pursuant to the First BMO Waiver, the BMO Lending Group agreed for the period beginning September 28, 2008 and ending October 28, 2008 (the “First BMO Waiver Period”) to waive the default arising from the failure of the applicable Debtors to maintain a certain minimum fixed charge coverage ratio under the BMO Credit Agreement. The First BMO Waiver also required the borrower to maintain aggregate undrawn commitments under the CoBank Credit Agreement and the BMO Credit Agreement of at least $100 million.

In connection with the First CoBank Waiver and the First BMO Waiver, PPC and PPFC entered into a Limited Duration Waiver Agreement (the “First RPA Waiver”) with BMO Capital Markets and Fairway Finance Company, LLC (“Fairway”) related to the Amended and Restated Receivables Purchase Agreement. Pursuant to the First RPA Waiver, BMO Capital Markets and Fairway granted PPC a waiver during the First CoBank Waiver Period of its non-compliance with its covenant to maintain a minimum fixed charge coverage ratio under the Amended and Restated Receivables Purchase Agreement. Pursuant to the First RPA Waiver, in addition to maintaining aggregate undrawn commitments under the CoBank Credit Agreement and the BMO Credit Agreement of at least $100 million, PPC was required to enter into new lockbox agreements no later than October 15, 2008.

A contraction of trade credit in September and October of 2008 further exacerbated Pilgrim’s Pride’s liquidity issues and put additional stress on the banking relationships.

On October 26, 2008, PPC entered into another Limited Duration Waiver of Potential Defaults and Events of Default under Credit Agreement (the “Second CoBank Waiver”) with the CoBank Lending Group. Pursuant to the Second CoBank Waiver, the CoBank Lending Group agreed for the period beginning October 26, 2008 and ending November 26, 2008 (the “Second CoBank Waiver Period”) to waive defaults and potential events of default under the CoBank Credit Agreement arising from PPC’s failure to maintain a certain minimum fixed charge coverage ratio and PPC’s failure to maintain a certain leverage ratio. As part of the Second CoBank Waiver, during the Second CoBank Waiver Period, PPC agreed, among other things, to maintain aggregate undrawn commitments under the CoBank Credit Agreement and the BMO Credit Agreement of at least $35 million. Any payments by PPC of interest on the Senior Notes or the Subordinated Notes would result in termination of the Second CoBank Waiver Period.

On October 26, 2008, PPC, To-Ricos, Ltd. and To-Ricos Distribution, Ltd. entered into a Limited Duration Waiver Agreement (the “Second BMO Waiver”) with the BMO Lending Group. Pursuant to the Second BMO Waiver, the BMO Lending Group agreed for the period beginning October 28, 2008 and ending on November 26, 2008 (the “Second BMO Waiver Period”) to waive the defaults under the BMO Credit Agreement arising from the failure of the applicable Debtors to maintain a certain minimum fixed charge coverage ratio and a certain minimum leverage ratio. Any payments by PPC of interest on the Senior Notes or the Subordinated Notes would result in termination of the Second BMO Waiver Period.

In connection with the Second CoBank Waiver and the Second BMO Waiver, PPC and PPFC entered into a Limited Duration Waiver Agreement (the “Second RPA Waiver”) with BMO Capital Markets and Fairway. Pursuant to the Second RPA Waiver, BMO Capital Markets and Fairway granted PPC a waiver during the period beginning October 28, 2008 and ending on November 26, 2008 (the “Second RPA Waiver Period”) of its non-compliance with its covenants to maintain a minimum fixed charge coverage ratio and a certain minimum leverage ratio under the Amended and Restated Receivables Purchase Agreement. Any payments by PPC of interest on the Senior Notes or the Subordinated Notes would result in termination of the Second RPA Waiver Period.

6.	Prepetition Restructuring Efforts

In response to the continued imbalance between supply and demand and in an effort to reduce the impact of the aforementioned market difficulties, the Debtors took a number of proactive steps in 2008 to strengthen their competitive position and restore profitability. Beginning in early 2008, the Debtors conducted a thorough review of all their production facilities to ensure their operations were functioning as efficiently as possible and to identify opportunities for improvement. These proactive steps included: the sale of the Debtors’ turkey business; the closure of three processing facilities and seven distribution centers; the shortening of annual fixed-price sales contracts to generally 90-day periods; production cutbacks; reduced capital spending; increased focus on exports; and increases focus on production of prepared food products with greater profit margin. In mid-July 2008 the Debtors announced their intent to transfer their tray-packing operations in El Dorado, Arkansas, to six other sites. In the aggregate, the Debtors’ restructuring efforts during the preceding 12 months leading up to the Chapter 11 filing resulted in the elimination of more than 4,500 positions and the closure of three plant facilities and seven distribution centers.

In addition, on May 16, 2008, PPC announced that it had completed a public offering of 7.5 million shares of its common stock for net aggregate consideration to the Debtors of approximately $177 million. PPC used these funds to reduce burdensome indebtedness under two of its revolving credit facilities and to fund general corporate purposes.

In the months prior to the bankruptcy filing, the Debtors considered various out-of-court restructuring alternatives. They retained Bain Corporate Renewal Group, LLC and Lazard Freres & Co. LLC (“Lazard”) to work as their advisors in connection with operational and balance sheet restructuring alternatives. In November 2008, PPC also appointed William K. Snyder, managing partner of CRG Partners Group, LLC (“CRG Partners”), as chief restructuring officer (“CRO”) to assist PPC in capitalizing on cost reduction initiatives, developing restructuring plans, and exploring opportunities to improve PPC’s long-term liquidity. However, due to the worldwide credit crisis, no viable out-of-court balance sheet restructuring alternative materialized. As the Debtors’ liquidity position continued to worsen, and the end of the applicable waiver periods approached, the Debtors determined that the only method to protect the interests of all stakeholders was to seek protection under the Bankruptcy Code.

B.	Commencement of Chapter 11 Cases and First Day Orders

On December 1, 2008 (the “Commencement Date”), PPC and six (6) of its subsidiaries; Pilgrim’s Pride Corporation of West Virginia, Inc., PPC Marketing, Ltd., PPC Transportation Company, To-Ricos Distribution, Ltd., To-Ricos, Ltd. and PFS Distribution Company (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Chapter 11 Cases have been jointly administered under a single case heading and number, In re: Pilgrim’s Pride Corporation, et al., Case No. 08-45664 (DML), before the Honorable D. Michael Lynn. Since the Commencement Date, the Debtors have continued to operate their businesses and manage their property as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

As part of the filing of the Chapter 11 Cases, the Debtors filed typical “first day” motions seeking relief designed to minimize disruption to the Debtors’ businesses and to facilitate reorganization. Those first day motions and the orders entered by the Bankruptcy Court are discussed generally below. Although the motions and orders are described as “first day,” not all of the relief was actually granted on the first day of the Chapter 11 Cases.

1.	Case Administration

The Bankruptcy Court entered a number of procedural orders to streamline and simplify the administration of the Chapter 11 Cases. These orders: (a) authorized the joint administration of the Chapter 11 Cases, allowing most documents to be filed in the lead case; (b) granted an extension of time to file the Debtors’ schedules of assets and liabilities and statements of financial affairs; (c) established notice procedures for sending notices to parties-in-interest; (d) authorized the Debtors’ to employ Weil, Gotshal & Manges LLP as general counsel, Lazard as investment banker, Baker & McKenzie LLP as special counsel, Kurtzman Carson Consultants as claims agent, Gardere Wynne Sewell LLP as special counsel, CRG Partners as financial advisor, and William Snyder as CRO; and (e) authorized the Debtors to continue using other professionals in the ordinary course of their businesses under defined circumstances.

2.	Critical Obligations

To allow the Debtors to maintain there operations during the Chapter 11 Cases, the Bankruptcy Court authorized certain payments on pre-petition obligations. The Bankruptcy Court allowed the Debtors to satisfy certain outstanding pre-petition obligations including those related to: (a) wages, compensation, and employee benefits; (b) sales, use, property and other types of taxes; (c) growers, haulers, catchers, feed ingredient suppliers, and sales brokers; (d) goods and services ordered pre-petition but delivered post-petition; (e) critical trade vendors; (f) customers and customer programs; and (g) common carrier fees, logistics coordinator fees, warehouse fees, freight forwarding fees and repairmen fees.

3.	Business Operations

The Bankruptcy Court granted the Debtors the authority to continue certain business operations. Among other things, the Bankruptcy Court (a) authorized the Debtors’ to continue certain workers’ compensation and other insurance policies and (b) prohibited the Debtors’ utilities service providers from altering, refusing or discontinuing service upon the establishment of certain procedures for determining adequate assurance of payment.

4.	Financial Operations

The Bankruptcy Court authorized the Debtors to maintain their existing bank accounts and forms and to continue their centralized cash management system.

C.	Debtor-in-Possession Financing

On December 31, 2008, the Bankruptcy Court granted final approval authorizing the debtors to enter into the DIP Credit Agreement. The DIP Credit Agreement provided aggregate funding of up to $450 million on a revolving basis, which was subsequently reduced to $350 million in connection with the third amendment thereto. The obligations under the DIP Credit Agreement bore interest at 8% plus the greater of prime rate, average federal funds rate plus 0.5%, or the London Interbank Offered Rate plus 1%. The borrowings under the DIP Credit Agreement have been repaid in full during the course of the Chapter 11 Cases, but the Borrowers may still draw upon the commitments under DIP Credit Agreement until the termination of the DIP credit facility.

Throughout the Chapter 11 Cases, the Bankruptcy Court has entered certain orders approving amendments to the DIP Credit Agreement. On April 14, 2009, the Bankruptcy Court approved the first amendment to the DIP Credit Agreement, in connection with the idling of certain of the Debtors’ facilities. On June 15, 2009, the Bankruptcy Court approved a second amendment to the DIP Credit Agreement, in connection with certain technical amendments to the DIP Credit Agreement and to enable the Debtors to enter into a postpetition surety facility, including posting of additional collateral. On August 11, 2009, the Bankruptcy Court approved a third amendment to the DIP Credit Agreement to permit the Debtors to enter into certain hedging transactions and to invest in certain interest bearing accounts and government securities. The term of the DIP Credit Agreement currently extends through December 1, 2009.

D.	Appointment of Statutory Committees and Fee Review Committee

1.	Creditors’ Committee

On December 7, 2008, the United States Trustee appointed the Creditors’ Committee, which retained the law firm of Andrews Kurth, LLP as its counsel and Moelis & Company LLC (“Moelis”) as its financial advisor. The current members of the Creditors’ Committee are: AlaTrade

Foods, LLC, The Bank of New York Mellon Trust, Calamos Advisors LLC, HSBC Bank USA, National Association, International Paper Company, Kornitzer Capital Management/Great Plains Trust Company Buffalo Funds, Newly Weds Foods, Inc., Oaktree Capital Management, L.P. and Pension Benefit Guaranty Corp.

2.	Equity Committee

On June 18, 2009, the United States Trustee appointed the Equity Committee, which retained the law firm of Brown Rudnick LLP as co-counsel, Kelly Hart & Hallman, LLP as co-counsel and Houlihan Lokey Howard & Zukin Capital, Inc. as its financial advisor. The current members of the Equity Committee are M & G Investment Management Ltd. and Michael Cooper.

3.	Fee Review Committee

On April 28, 2009, the Bankruptcy Court issued an order appointing Dean Nancy B. Rapoport (“Dean Rapoport”) of the University of Nevada-Las Vegas School Law as the Bankruptcy Court’s expert with respect to professional fees and expenses in the Chapter 11 Cases. Dean Rapoport was empowered to serve as chairperson of a fee review committee which is also composed of representatives of the Debtors, the BMO Lending Group, the CoBank Lending Group, the Committees, and the United States Trustee.

E.	Restructuring Efforts During Bankruptcy

Since filing for relief under the Bankruptcy Code on December 1, 2008, PPC has made a series of significant operational changes to reduce costs and operate more efficiently. The operational changes have been directed in two phases. Phase I focused on preserving cash and mitigating losses through tactical moves. The main actions in Phase I involved shift reductions and associated headcount reductions along with other lean manufacturing initiatives. Phase II reduced PPC’s production footprint and served to mitigate capacity utilization and efficiency issues created by previously enacted across-the-board production cuts.

Phase I changes included:

•	Consolidating or eliminating second shifts at Live Oak, Florida; Athens, Georgia; and Nacogdoches and Waco, Texas.

•	Realigning operations into four geographic regions to flatten the organization, speed decision-making and reduce costs.

•	Expanding focus on lean manufacturing to reduce waste and gain additional value from existing processes.

•

Strengthening the management team by hiring senior-level industry veterans to oversee sales, marketing and business development. Jerry Wilson joined the Company in early March 2009 as executive vice president of sales and marketing. He was previously vice president of sales and marketing for Keystone Foods. Greg Tatum joined the Company in February 2009 as senior vice president of business development. He previously served as chief financial officer of Claxton Poultry and served in a business development role previously at Seaboard Corporation.

•	Total estimated savings from Phase I are projected to be approximately $80 million per year.

Phase II changes included:

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Closing/idling processing facilities in El Dorado, Arkansas; Douglas, Georgia; and Farmerville, Louisiana, which produced mostly low-value commodity chicken. The Farmerville facility was subsequently sold to Foster Poultry Farms for approximately $72.3 million in May 2009. These three plants employed a total of approximately 3,000 people – or approximately 7 percent of the Company’s total U.S. workforce. Approximately 500 independent contract growers who supply birds to these three plants also were affected.

•	Closing its protein salad operation in Franconia, Pennsylvania, and shifting production to its further-processing facility in Moorefield, West Virginia.

•	Closing its chicken processing plant in Dalton, Georgia, and consolidating production at the Company’s processing facility in Chattanooga, Tennessee.

•	Total estimated savings from Phase II are projected to be approximately $110 million per year.

In addition, PPC is realizing other business improvements and efficiency gains from ongoing actions and more favorable product mix. These ongoing improvements include reductions in Selling, General and Administrative (“SG&A”) expenses through administrative headcount reductions; supply chain and margin improvements; savings from contract rejections; and additional improvements.

The majority of PPC’s customers and suppliers have continued to do business with PPC through its reorganization. In addition, PPC has gained new business from a number of customers. This is a direct result of the strong relationships the Company has with so many of its business partners.

On July 24, 2009, the Debtors announced plans to idle two additional facilities located in Athens, Georgia and Athens, Alabama in order to obtain additional savings. The two plants are scheduled to cease production in early October. Production from the Athens, Alabama plant will be consolidated into two other PPC’s complexes, bringing those facilities to full capacity. Production from the Athens, Georgia, plant will be consolidated with several PPC complexes in north Georgia, bringing those facilities to full capacity. The Debtors do not expect that the collective closures will impair PPC’s ability to service any customers.

F.	Material Asset Sales

Section 363 of the Bankruptcy Code grants the Debtors the power, subject to approval of the Bankruptcy Court, to use, sell or lease property of the Debtors’ estates outside of the ordinary course of their business. During the Chapter 11 Cases, the Debtors received approval from the Bankruptcy Court to sell the following assets:

1.	ADM Joint Venture

On February 23, 2009, with Bankruptcy Court approval, PPC sold a 50% interest in ADM/Gold Kist LLC, an entity which holds four grain elevators in the Midwest, to Archer-Daniels-Midland Company (which had owned the other 50%). The sale price was approximately $5 million.

2.	Plant City Distribution Center

On May 28, 2009, with Bankruptcy Court approval, PPC sold its Plant City distribution center to New Southern Food Distributors, Inc. for approximately $2.6 million.

3.	Cincinnati, Ohio Distribution Center

On July 30, 2009, with Bankruptcy Court approval, PPC sold its Cincinnati distribution center to Ralph Winterhalter for $675,000.

4.	Excess Land Sale

On July 24, 2009, with Bankruptcy Court approval, PPC sold approximately 2875 acres of undeveloped real property to Titus County Fresh Water District #1. The real property is located in Camp County and Titus County in east Texas near PPC’s headquarters. The purchase price was approximately $5.2 million.

5.	Farmerville Complex

On May 21, 2009, PPC completed a Bankruptcy Court approved sale of its chicken processing complex in Farmerville, Louisiana, to Foster Poultry Farms for approximately $72.3 million. The final sale price was adjusted for associated inventory and other reimbursements and was funded, in large part, by the State of Louisiana. The Farmerville complex includes a processing plant, an administrative office, two hatcheries, a feed mill and a protein conversion plant.

6.	Other Sales

In addition to the foregoing sales, PPC has retained the services of Lakeshore Food Advisors to market the fresh egg business PPC owns jointly with Lonnie “Bo” Pilgrim. On September 14, 2009, PPC also entered into agreements to sell (i) approximately 882 acres of land in Camp County, Texas for approximately $3.8 million; and (ii) Valley Rail Service, Inc., a subsidiary that holds a 46.5925% interest in Shenandoah Valley Railroad, LLC for approximately $1 million, both subject to approval of the Bankruptcy Court.

G.	Negotiations and Settlements with the Unions

As stated above, as of September 1, 2009, the Debtors employed approximately 36,800 persons in the U.S. and approximately 4,600 in Mexico. There are 10,400 employees at various facilities in the U.S. who are members of collective bargaining units. A substantial majority of the Debtors’ unionized employees—approximately 80%—are represented by the United Food and Commercial

Workers International Union and its various local affiliates, including the Retail, Wholesale, and Department Store Union (collectively, the “UFCW”). The Debtors also have collective bargaining agreements with the following unions and their local affiliates: (1) International Brotherhood of Teamsters (“IBT”); (2) Bakery, Confectionery, Tobacco Workers and Grain Millers International Union (“BCTW”); and (3) The United Steel Workers of America (“USW”). Since March 2009, PPC has been involved in negotiations over modifications to its collective bargaining agreements with these unions in an attempt to seek relief from certain terms of the collective bargaining agreements that are necessary for PPC’s successful reorganization.

As a result of PPC’s negotiations with the unions, PPC reached a compromise and settlements with the UFCW, BCTW, and USW which avoided PPC having to seek relief from the Bankruptcy Court pursuant to section 1113 of the Bankruptcy Code. PPC’s negotiations with IBT are ongoing.

The salient terms of PPC’s agreements with the unions to modify the collective bargaining agreements are as follows:

•	modify the obligations of PPC and its union-represented workers with regard to hours of work and payment of overtime;

•	modify PPC’s obligations with regard to providing health and welfare benefits;

•	standardize the work week to 12:01 a.m. Sunday through the following Saturday at midnight;

•	temporarily suspend the cash component of PPC’s driver recognition program;

•	suspend PPC’s tuition reimbursement program until the Plan becomes effective;

•	implement an “E-Payroll” system;

•	standardize the number of paid holidays;

•	provide for certain raises for bargaining unit employees and the payment by PPC of fees for the unions’ professional advisors subject to review of invoices by PPC;

•	extend all current agreements expiring during the remainder of 2009 and 2010 for an additional two years from expiration; and

•

to the extent that the Plan contains exculpation or release provisions for PPC and its officers and employees, the Plan will include the same exculpation or release provisions with respect to the Unions.

On September 11, 2009, the Debtors filed a motion for an order approving PPC’s settlement agreements with the UFCW, BCTW, and USW. The motion is expected to be heard by the Bankruptcy Court on October 13, 2009. PPC will seek further court action with respect to the proposed modifications of PPC’s collective bargaining agreements with the IBT should it become necessary or appropriate to do so.

H.	2009 Performance Bonus Plans

During the Chapter 11 Cases, PPC’s board of directors approved an incentive plan for the fiscal year 2009 for approximately 80 employees and executives, including senior vice presidents and above (who currently are not included in any incentive plan), vice presidents, complex managers and select manager-level employees (the “Key Employees”) tasked with assisting the Debtors in their Chapter 11 Cases to incentivize the Key Employees to see the Debtors through a successful exit from bankruptcy. The amounts to be paid to the Key Employees are linked to the Debtors’ earnings before interest, taxes, depreciation, amortization and restructuring costs (“EBITDAR”) in the third and fourth quarters of fiscal 2009 and the successful emergence of the Debtors from bankruptcy (participants are also required to still be employed on the date immediately preceding the Debtors’ emergence from bankruptcy). Key Employees eligible to receive payments under this incentive plan who also participate in PPC’s Performance Incentive Plan or who are parties to the Key Employee Incentive Compensation Agreements will receive only the highest amount payable under any of the three arrangements. PPC’s board of directors also approved a similar incentive plan for Lonnie A. “Bo” Pilgrim, which, upon approval by the Bankruptcy Court, will be paid by issuance of additional PPC Common Stock. On September 4, 2009, the Debtors filed with the Bankruptcy Court a motion to approve the incentive plan for Key Employees. The motion is expected to be heard by the Bankruptcy Court on September 29, 2009.

I.	Exclusivity

Pursuant to section 1121(b) of the Bankruptcy Code, during the first 120 days after the commencement of their Chapter 11 Cases, the Debtors had an exclusive right to propose and file a chapter 11 plan (the “Plan Period”). They also had a period of 180 days after the commencement of their Chapter 11 Cases to obtain acceptance of such plan, during which time competing plans may not be filed (the “Solicitation Period”). On March 26, 2009, the Bankruptcy Court entered an order extending the Debtors’ Plan Period through and including September 30, 2009 and each of the Debtors’ Solicitation Period through and including November 30, 2009. On September 4, 2009, the Debtors filed a motion with the Bankruptcy Court to further extend the Plan Period and the Solicitation Period through and including December 31, 2009 and March 1, 2010, respectively. This motion is expected to be heard by the Bankruptcy Court on September 29, 2009.

J.	Schedules and Statements

On January 26, 2009, the Debtors filed with the Bankruptcy Court their schedules of assets and liabilities (the “Schedules”). The Debtors filed seven sets of Schedules, filed on behalf of each Debtor entity. On June 3, 2009, PFS Distribution Company and PPC each filed an amended summary of the Schedules.

On January 26, 2009, each Debtor entity filed a statement of financial affairs. The statements of financial affairs, among other things, list all payments made by the Debtors to creditors (non-insiders) within 90 days prior to the Commencement Date and all payments made by the Debtors to insiders within 1 year prior to the Commencement Date. Under the Plan, the Debtors and the Reorganized Debtors will retain the right to, among other things, pursue all avoidance actions under Chapter 5 of the Bankruptcy Code, including seeking to avoid as preferential transfers any of the payments disclosed on the Debtors’ statements of financial affairs as having been made within 90 days or 1 year, as applicable, prior to the Commencement Date.

Subsequent to January 26, 2009, the Debtors have made certain amendments to the Schedules to include certain information that was inadvertently omitted or to correct certain information that was inadvertently in error.

K.	Claims Reconciliation Process

1.	Unsecured Claims Bar Date

By order dated April 1, 2009, the Bankruptcy Court fixed June 1, 2009 at 5:00 p.m. (prevailing Pacific Time), as the date and time by which proofs of claim (other than Administrative Expense Claims) were required to be filed in the Debtors’ bankruptcy cases (the “Bar Date”). In accordance with instructions from the Bankruptcy Court, notices informing creditors of the last date to timely file proofs of claims, and a “customized” proof of claim form, reflecting the nature, amount, and status of each creditor’s claim as reflected in the Schedules, were mailed to all creditors listed on the Schedules. In addition, the Debtors caused to be published once in The Wall Street Journal (National Edition), the USA Today, The Mount Pleasant Daily Tribune, and the El Nuevo Dia a notice of the Bar Date.

2.	Section 503(b)(9) Claims Bar Date

On December 31, 2008, the Bankruptcy Court entered the Order Pursuant to Section 503(b)(9) of the Bankruptcy Code to Establish and Implement Exclusive and Global Procedures for Submitting and Resolving Claims Relating to Goods Received Within Twenty Days Prior to the Commencement Date (the “503(b)(9) Order”). The 503(b)(9) Order fixed March 4, 2009 as the deadline for submitting requests for payment of claims pursuant to section 503(b)(9) of the Bankruptcy Code (the “Section 503(b)(9) Claims”). The 503(b)(9) Order also established procedures for resolving any disputed Section 503(b)(9) Claims. All Allowed Section 503(b)(9) claims will be paid in Cash in full on the Effective Date.

3.	Administrative Expense Claim Bar Date

Pursuant to the Plan, the deadline for filing requests for payment of Administrative Expense Claims other than (i) claims of professionals retained in the Chapter 11 Cases, claims related to the debtor in possession financing and Section 503(b)(9) Claims, (ii) claims for liability incurred and payable in the ordinary course of business by a Debtor (and not past due), or (iii) Administrative Expense Claims that have already been allowed on or before the Effective Date, is sixty (60) days after the Effective Date (the “Administrative Claim Bar Date”). All such Administrative Expense Claims must be filed with the Bankruptcy Court and served on the Debtors or the Reorganized Debtors, as applicable, and the Office of the United States Trustee, on or prior to the Administrative Claim Bar Date. Such notice must include at a minimum (A) the name of the Debtor(s) which are purported to be liable for the Claim, (B) the name of the holder of the Claim, (C) the amount of the Claim, and (D) the basis of the Claim.

4.	Debtors’ Procedures for Objecting to Proofs of Claims and Administrative Expense Claims and Notifying Claimants of Objection

On July 21, 2009, the Bankruptcy Court entered an Order Approving Procedures for Objecting to Proofs of Claim and for Notifying the Claimants of Such Objections. This Order authorizes the Debtors to object on an omnibus basis to proofs of claims comprised of: (i) duplicate and duplicate guarantee claims, (ii) amended and superseded claims, (iii) late-filed claims, (iv) claims inconsistent with the Debtors’ books and records, (v) equity interest claims, (vi) claims under which the Debtors are not liable, (vii) claims that do not include sufficient information, (viii) misclassified claims, (ix) claims that have been satisfied, (x) claims that have been wrongfully filed in this case, (xi) claims that exceed the maximum amount under section 507 of the Bankruptcy Code and (xii) claims that objectionable pursuant to section 502(e)(1) of the Bankruptcy Code.

Pursuant to the Plan, unless extended by the Bankruptcy Court, the Debtors (upon certain notice to the Plan Sponsor as described in more detail in Section VI(C)(2)) and the Reorganized Debtors, as applicable, will have until one hundred and fifty (150) days after the Effective Date to object to prepetition general unsecured claims and approximately thirty (30) days after the Administrative Claim Bar Date to object to those Administrative Expense Claims that are subject to the Administrative Claim Bar Date.

Although the Debtors have already filed some omnibus claims objections, the Debtors are still conducting a comprehensive review and reconciliation of the claims filed against them, which includes identifying particular categories of proofs of claim that the Debtors should target for disallowance and expungement, reduction and allowance, or reclassification and allowance, and anticipate filing additional omnibus claims objections.

L.	Establishment of Alternative Dispute Resolution Process

In the course of conducting their businesses, the Debtors have become exposed to potential liability for claims relating to bodily injury or death arising from events that occurred prior to the Commencement Date (the “PI Claims”). These PI Claims have arisen primarily from traffic accidents involving trucks owned and driven by Debtors’ employees, Texas work-related injuries, and products produced and sold by the Debtors. The Debtors estimate that prior to the Commencement Date approximately 200 lawsuits or other proceedings have been commenced against the Debtors and/or their employees and insurers related to such PI Claims. Additionally, the Debtors estimate that there may be more than 700 other PI Claims with respect to which no litigation, lawsuit or other proceedings have yet been commenced.

In order to streamline the process of resolving the PI Claims and to avoid piecemeal litigation by holders of PI Claims who have sought or will seek to lift the automatic stay, on April 9, 2009 the Bankruptcy Court approved certain alternative dispute resolution procedures that were proposed by the Debtors for attempting to resolve the PI Claims. The alternative dispute resolution procedures (the “ADR Procedures”) provide that, before obtaining relief from the automatic stay imposed by section 362 of the Bankruptcy Code, to pursue a PI Claim in a non-bankruptcy forum, each claimant (with certain exceptions) must in good faith participate with the Debtors in an offer exchange and mediation process. Any settlement that is reached through the offer exchange or mediation process, or any judgment that is awarded after the automatic stay is lifted, is granted an allowed general unsecured claim in the Chapter 11 Cases (to the extent not covered by Debtors’ insurance) to be paid pursuant to the terms of the Plan.

As of September 4, 2009, 63 PI Claims have been resolved pursuant to the ADR Procedures. The ADR Procedures will continue to apply after the Effective Date to any PI Claim not yet resolved.

M.	Significant Material Litigation

1.	Donning and Doffing Litigation

As of the Commencement Date, the Debtors were defendants in two collective actions brought by employees or former employees for unpaid wages, unpaid overtime wages, liquidated damages, costs and attorneys’ fees, based on time spent donning uniforms and protective gear and then doffing such. Those actions are Randolph Benbow et al v. Gold Kist, pending in the United States District Court for the District of South Carolina (the “Benbow Action”) and MDL 1832 Pilgrim’s Pride Fair Labor Standards Act Litigation, pending in the United States District Court for the Western District of Arkansas (the “MDL Action”). Post-petition, another similar suit was filed as an Adversary Proceeding in the Bankruptcy Court, entitled Anna Atkinson, et al. v. Pilgrim’s Pride Corporation, Gold Kist, Inc. (the “Atkinson Action”). Collectively, these three actions include approximately 17,000 employees. Class proofs of claim were filed on behalf of the plaintiffs in the MDL Action for “at least $45 million” and for the plaintiffs in the Benbow Action for “at least $11 million.” PPC denies liability to the Plaintiffs under various theories, including without limitation, that the plaintiffs spend only a de minimus amount of time each day donning and doffing protective gear. PPC and the plaintiffs have agreed to the entry of an order providing for an estimation of the donning and doffing claims in these three cases and related proofs of claim filed by employees or former employees who are not parties to these actions are to be estimated prior to confirmation of the Plan.

In addition, the Department of Labor (the “DOL”) had pending at the Commencement Date a suit seeking approximately $6.1 million for workers in PPC’s Dallas plant for time spent donning and doffing. This case involves approximately 500 employees and former employees and seeks essentially the same types of damages as are sought in the Benbow Action and the MDL Action. The DOL is also seeking injunctive relief to require PPC to pay for donning and doffing time in all of PPC’s U.S. plants. PPC denies any liability to the DOL.

2.	Securities Litigation

On October 29, 2008, Ronald Acaldo filed a purported class action suit in the U.S. District Court for the Eastern District of Texas, Marshall Division, against PPC and individual defendants Lonnie “Bo” Pilgrim, Lonnie Ken Pilgrim, J. Clinton Rivers, Richard A. Cogdill and Clifford E. Butler (the “Acaldo Case”). The complaint alleged that PPC and the individual defendants violated §§10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The complaint sought unspecified injunctive relief and an unspecified amount of damages.

On November 13, 2008, Chad Howes filed suit in the U.S. District Court for the Eastern District of Texas, Marshall Division, against PPC and individual defendants Lonnie “Bo” Pilgrim, Lonnie Ken Pilgrim, J. Clinton Rivers, Richard A. Cogdill and Clifford E. Butler (the “Howes Case”). The allegations in the Howes Case complaint are identical to those in the Acaldo Case complaint, as are the class allegations and relief sought. The defendants were never served with the Howes Case complaint.

On December 29, 2008, the Pennsylvania Public Fund Group filed a Motion to Consolidate the Howes Case into the Acaldo Case, and filed a Motion to be Appointed Lead Plaintiff and for Approval of Lead Plaintiff’s Selection of Lead Counsel and Liaison Counsel. Also on that date, the Pilgrim’s Investor Group (in which Mr. Acaldo is a part) filed a Motion to Consolidate the Howes Case into the Acaldo Case and a Motion to be Appointed Lead Plaintiff. The Pilgrim’s Investor Group subsequently filed a Notice of Non-Opposition to the Pennsylvania Public Fund Group’s Motion for Appointment of Lead Plaintiff. Mr. Howes did not seek to be appointed lead plaintiff.

On May 14, 2009, the court consolidated the Acaldo Case and the Howes Case and renamed the style of the case, “In re: Pilgrim’s Pride Corporation Securities Litigation.” On May 21, 2009, the court granted the Pennsylvania Public Fund Group’s Motion for Appointment of Lead Plaintiff. Thereafter, on June 26, 2009, lead plaintiff filed a consolidated (and amended) complaint. The consolidated complaint dismissed PPC and Clifford E. Butler as defendants. In addition, the consolidated complaint added the following directors as defendants: Charles L. Black, S. Key Coker, Blake D. Lovette, Vance C. Miller, James G. Vetter, Jr., Donald L. Wass, Linda Chavez, and Keith W. Hughes. The directors are indemnified by PPC and have insurance to offset the defense costs and damages, which coverage is being provided by the carriers under a reservation of rights by the insurance carriers.

The consolidated complaint alleges four causes of action: violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, solely against Lonnie “Bo” Pilgrim, Clint Rivers, and Richard A. Cogdill (referred as the “Officer Defendants”). Those claims assert that, during the Class Period of May 5, 2008 through October 28, 2008, the defendants, through various financial statements, press releases and conference calls, made material misstatements of fact and/or omitted to disclose material facts by purportedly failing to completely impair the goodwill associated with the Gold Kist acquisition. The consolidated complaint also asserts claims under Section 11 of the Securities Act of 1933, as amended, against all defendants, asserting that, statements made in the registration statement relating to the May 14, 2008 secondary offering of PPC common stock were materially false and misleading for their failure to completely impair the goodwill associated with the Gold Kist acquisition. Finally, the consolidated complaint asserts a violation of Section 15 of the Securities Act of 1933, as amended, against the Officer Defendants only, claiming that the Officer Defendants were controlling persons of PPC and the other defendants in connection with the Section 11 violation. By the consolidated complaint, the lead plaintiff seeks certification of the class, undisclosed damages, and costs and attorneys’ fees.

On July 27, 2009, defendants filed a motion to dismiss the consolidated class action complaint. That motion is still pending.

3.	Grower Litigation

On July 1, 2002, three individuals, on behalf of themselves and a putative class of chicken growers, filed their original class action complaint against PPC in the United States District Court for the Eastern District of Texas, Texarkana Division, styled Cody Wheeler, et al. v. Pilgrim’s Pride Corporation. In their lawsuit, the plaintiffs initially alleged (a) that PPC violated sections 192(a)-(b) of the Packers and Stockyards Act of 1921 (the “PSA”) and breached grower contracts, and (b) various other extra-contractual and tort causes of action. The plaintiffs also brought individual actions for breach of contract, breach of fiduciary duties, and violations of the PSA. During the litigation, the district court dismissed certain claims and plaintiffs abandoned their class claims. However, on September 30, 2005, plaintiffs amended their lawsuit to join several entities owned and/or operated by Tyson Foods, Inc. as a co-defendants alleging that the Tyson Foods, Inc. entities and PPC conspired to depress grower pay in certain areas of Texas and Arkansas in violation of the Sherman Antitrust Act (1890). Plaintiffs also sought to certify a class based on the new the Sherman Antitrust Act (1890) claim. Thereafter, the district court bifurcated the lawsuit into two separate cases, an antitrust case that includes the Tyson entities and the original PSA case. Later, the Court denied plaintiffs request to certify a class action based on the Sherman Antitrust Act (1890) claim. The plaintiffs’ PSA case is pending before the United States Fifth Circuit Court of Appeals based on a certified legal issue as to whether plaintiffs must prove an anticompetitive effect in order to prevail under their PSA claims. PPC expresses no opinion as to the likelihood of an unfavorable outcome. PPC denies liability in both cases.

On the Bar Date, an adversary proceeding was filed on behalf of 555 claimants, predominantly growers or former growers, seeking, in general, unspecified damages under the PSA, the Texas Deceptive Trade Practices Act (the “DTPA”), common law fraud and fraudulent non-disclosure, promissory estoppel, and intentional infliction of emotional distress. This action is entitled Adams, et al. v. Pilgrim’s Pride Corporation. In response to the adversary proceeding, which had the reference withdrawn from the bankruptcy court to the federal district court, PPC filed a motion to dismiss. The motion to dismiss was granted in part, dismissing all the plaintiffs’ claims except for claims brought under the PSA and claims brought by Texas growers under the DTPA, subject to the plaintiffs’ right to file a motion for leave to file an amended complaint. PPC denies liability and expresses no opinion as to the likelihood of an unfavorable outcome.

Prior to the Commencement Date, a lawsuit was also filed by Ricky Arnold and others against PPC and two of its employees, Danny Boone and Jamie Statler, in the Circuit Court of Van Buren County, Arkansas. The case is styled Ricky Arnold, et al. v Pilgrim’s Pride Corporation, et al. (the “Arnold Suit”). The plaintiffs in the Arnold Suit include independent contract broiler growers from 74 separate poultry farms. In the Arnold Suit, the plaintiffs allege that PPC and its employees made various false representations to induce the plaintiffs into building poultry farms and entering into poultry growing agreements with PPC. The plaintiffs allege that they discovered the representations were false when PPC idled its Clinton, Arkansas processing plant on or around August 11, 2008. The plaintiffs assert claims for: (a) fraud and deceit; (b) promissory estoppel; and (c) violations of the Arkansas Livestock and Poultry Contract Protection Act. The damages (if any) are not liquidated. PPC denies any liability to the Arnold plaintiffs and expresses no opinion as to the likelihood of an unfavorable outcome.

4.	ERISA Litigation

In re Pilgrim’s Pride Stock Investment Plan ERISA Litigation, No. 2:08-cv-472-TJW, is pending in the United States District Court for the Eastern District of Texas, Marshall Division, against defendants Lonnie “Bo” Pilgrim, Lonnie “Ken” Pilgrim, Clifford E. Butler, J. Clinton Rivers, Richard A. Cogdill, Renee N. DeBar, the Compensation Committee, PPC’s board of directors and other unnamed defendants.

This case is the consolidation of two putative class actions filed by Kenneth Patterson and Denise Smalls, respectively, pursuant to section 502 of the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1132 (the “Patterson Case”). During the Chapter 11 Cases, the Debtors sought to extend the bankruptcy stay to the Patterson Case. The Debtors’ motion was denied by the Bankruptcy Court without prejudice.

Plaintiffs allege generally that the individual defendants breached fiduciary duties of prudence and loyalty owed to participants and beneficiaries of the PPC Retirement Savings Plan and the To-Ricos, Inc. Employee Savings and Retirement Plan (together, the “Savings Plan”) due to the Savings Plan’s allegedly imprudent investment in the PPC common stock, and the defendants’ alleged failure to provide accurate information to participants and beneficiaries.

An amended complaint is due to be filed by plaintiffs on September 25, 2009. It is anticipated that plaintiffs will seek certification of a class of all persons or entities who were participants in or beneficiaries of the Savings Plan at any time between May 5, 2008 through the present and whose accounts held PPC common stock or units in PPC common stock, and will seek actual damages in the amount of any losses the Savings Plan suffered, to be allocated among the participants’ individual accounts as benefits due in proportion to the accounts’ diminution in value, attorneys’ fees, an order for equitable restitution and the imposition of constructive trust, and a declaration that each of the defendants have breached their fiduciary duties to the Savings Plan participants. The court has ordered discovery to proceed on expert and non-expert issues. The parties have commenced discovery. The court has also ordered briefing on class certification, with a hearing to be held on March 30, 2010.

The likelihood of an unfavorable outcome or the amount or range of any possible loss to the Debtors cannot be determined at this time. PPC has a liability insurance policy in place that is potentially available to offset the defense costs and damages in both of the ERISA suits, which coverage is being provided under a reservation of rights.

5.	Environmental Litigation

Drexel Chemical Company (“Drexel”) has filed suit in the United States District Court for the Middle District of Georgia, seeking to recover remediation costs in connection with a plant Drexel purchased from Gold Kist. Drexel filed a proof of claim in the amount of $1.9 million plus any remediation costs incurred during the Chapter 11 Cases. PPC denies liability to Drexel.

6.	City of Clinton, Arkansas

The City of Clinton, Arkansas (the “City”) filed an adversary proceeding against PPC on June 1, 2009 seeking to establish a claim pursuant to the PSA, fraud and fraudulent non-disclosure, and for promissory estoppel related to the idling of PPC’s Clinton, Arkansas plant. The City is seeking approximately $28 million in damages relating to construction of and/or improvements to a wastewater facility to purify water discharged from the PPC’s processing plant. This action is entitled The City of Clinton v. Pilgrim’s Pride Corporation. In response to the adversary proceeding, which had the reference withdrawn from the bankruptcy court to the federal district court, PPC filed a motion to dismiss, which was granted by the federal district court on September 15, 2009. The City has until September 30, 2009 to file a motion for leave to file an amended complaint. Unless such a motion is filed and granted, the dismissal will be with prejudice. PPC denies any liability to the City and expresses no opinion as to the likelihood of an unfavorable outcome.

N.	Rejection and Assumption of Contracts

During the Chapter 11 Cases, the Debtors exercised their right under section 365 of the Bankruptcy Code to reject or assume certain executory contracts and unexpired leases of the Debtors. Notably, as a result of the idling of several facilities discussed above, the Debtors no longer needed the services of certain chicken growers and rejected those contracts. With respect to rejection of certain grower contracts in Live Oak, Fla, the Debtors and such growers were engaged in extensive litigation before the Bankruptcy Court on the merit of rejection of such growers’ contracts. On April 30, 2009, the Bankruptcy Court entered the first of the orders authorizing rejection of grower contracts.

O.	PBGC Matters

The Debtors are contributing sponsors or members of a contributing sponsor’s controlled group, as defined in 29 U.S.C. § 1301(a)(14), with respect to three defined benefit pension plans, which are single employer plans covered by Title IV of ERISA. Under ERISA, the contributing sponsor of a pension plan covered by Title IV of ERISA and each member of its “controlled group” are jointly and severally liable for certain obligations relating to such plan. The Pension Benefit Guaranty Corporation (“PBGC”) is a wholly owned United States Government corporation which administers the federal pension insurance programs under Title IV. PBGC has filed estimated proofs of claim against the Debtors for unfunded benefit liabilities (in the aggregate amount of approximately $100,152,000), statutorily required and unpaid minimum funding contributions and past due and future insurance premiums to PBGC, which, in part, are contingent upon termination of such single employer plans. The reorganized Debtors will assume, and the Plan specifically provides for the assumption of, all single employer plans of the Debtors and their controlled group covered by Title IV of ERISA. Nothing in the Plan, this Disclosure Statement, any Order Confirming the Plan, or section 1141 of the Bankruptcy Code, is to be construed as discharging, releasing, or relieving any person or entity (other than the Debtors) from any liability with respect to such single employer plans by reason of a breach of any of Sections 404 through 409 of ERISA, if any. The Debtors, PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability against any person or entity as a result of the Plan of Reorganization’s provisions for satisfaction, release, and discharge of claims.

V.

STOCK PURCHASE AGREEMENT2

A.	Purchase of New PPC Common Stock

The Plan is premised on a transaction with the Plan Sponsor whereby the Plan Sponsor will purchase 64% of the New PPC Common Stock on the Effective Date in exchange for $800 million in Cash, to be used by the Reorganized Debtors to, among other things, fund distributions to holders of Allowed Claims (the “Plan Sponsor Transaction”). The terms of the Plan Sponsor Transaction are set forth in the Stock Purchase Agreement (the “SPA”), which is attached to the Plan as Exhibit B. The salient terms of the SPA are as follows, which summary is qualified in its entirety by the SPA:3

•

Upon the Effective Date, stockholders of PPC will become entitled to receive, for each share of PPC Stock held by them (other than treasury shares and unvested restricted shares), one share of New PPC Common Stock. The former PPC stockholders will collectively own an aggregate of 36% of the New PPC Common Stock.

•

Until the Effective Date, subject to certain exceptions, PPC must conduct its business in a reasonable manner consistent with past practice and must obtain the consent of the Plan Sponsor for certain enumerated actions.

•

PPC and the Plan Sponsor will work together to determine the contracts to be assumed by the Reorganized Debtors on the Effective Date and to resolve objections, if any, to certain cure amounts for assumed contracts.

•

For a period of six years after the Effective Date, Reorganized PPC will indemnify the present and former directors and officers of PPC and its subsidiaries from all liabilities arising in connection with their service as directors and officers.

•	The Plan Sponsor will, or will cause Reorganized PPC, after the Effective Date to honor certain severance, change in control and other employment agreements.

•

PPC and the Plan Sponsor will work together to obtain all authorizations, consents and approvals of governmental authorities, including under antitrust laws, necessary to consummate the Plan Sponsor Transaction.

•

Prior to the entry of the Plan Sponsor Order (as defined below), PPC may not solicit alternative transaction proposals from third parties but may provide information to and engage in discussions with third parties and take certain other actions with respect to any such unsolicited proposals that PPC’s board of directors determines

[2]	The information contained in this Article V regarding JBS (as defined below), its operations, its financials, and the synergies to be created by the Plan Sponsor Transaction have been generated by, and are the views of, the Plan Sponsor and have not been independently verified by the Debtors or their advisors.

[3]	The description of the SPA herein is for summary purposes only and in case of any conflict between the SPA and this Disclosure Statement, the SPA will govern.

are reasonably likely to result in a Superior Proposal (as defined in the SPA). If, prior to the entry of the Plan Sponsor Order, PPC decides to enter into negotiations or approve signing an agreement with a third party with respect to an alternative transaction, it must notify the Plan Sponsor and give the Plan Sponsor the opportunity to match the third party offer.

•

The SPA contains certain conditions to each of PPC’s and the Plan Sponsor’s obligations to consummate the Plan Sponsor Transaction, which include (i) the absence of a breach of the representations, warranties and covenants contained in the SPA, which, in the case of PPC, would or would be reasonably expected to cause a Material Adverse Effect (without giving effect to any exception relating to materiality or a Material Adverse Effect (as defined in the SPA)), or in the case of the Plan Sponsor, would be a material breach, (ii) entry of a Confirmation Order approving the Plan Sponsor Transaction, (iii) expiration or termination of waiting periods for antitrust laws or satisfaction of any related requirements, (iv) absence of an enacted order or law prohibiting the consummation of the Plan Sponsor Transaction, and (v) absence of a threatened order or law prohibiting the consummation of the Plan Sponsor Transaction that is reasonably likely to cause a Material Adverse Effect. In addition to the conditions specified above, the conditions to the obligations of the Plan Sponsor to consummate the Plan Sponsor Transaction include (i) absence of a Material Adverse Effect and (ii) the satisfaction or waiver of the conditions precedent in respect of a credit facility among Reorganized PPC and certain of its Subsidiaries, as borrowers, for a commitment of not less than $1,650 million and Reorganized PPC’s access to funding thereunder.

•

The SPA may be terminated prior to the Effective Date upon the following events: (i) by either party if the other party has breached and is unable to cure certain of its representations, warranties and covenants contained in the SPA, (ii) by the Plan Sponsor if certain milestones are not met with respect to the filing of the Plan and Disclosure Statement with the Bankruptcy Court or the entry of the Plan Sponsor Order, (iii) by either party if certain milestones are not met with respect to the entry of the Disclosure Statement Order or the Confirmation Order, (iv) by either party if the Plan Sponsor Transaction is not consummated prior to March 31, 2010 (or May 1, 2010 if the parties are awaiting antitrust approvals), (v) by the Company, if it determines to enter into an agreement with respect to a Superior Proposal, (vi) by either party upon the issuance of an order prohibiting the consummation of the Plan Sponsor Transaction or (vii) by mutual written consent of the parties.

•

If PPC terminates the SPA due to its receipt of a Superior Proposal, then PPC will be required to pay a $45 million termination fee to the Plan Sponsor along with an additional $5 million as reimbursement of expenses (the “Termination Fee”).

On September 17, 2009, the Debtors filed a motion with the Bankruptcy Court seeking entry of an order (the “Plan Sponsor Order”) approving certain provisions of the SPA, including, among other things, the Termination Fee. The Bankruptcy Court is expected to hear the motion on October 20, 2009. The Debtors will seek the Bankruptcy Court’s authorization and approval with respect to the consummation of the Plan Sponsor Transactions contemplated by the SPA in connection with the confirmation of the Plan.

B.	The Plan Sponsor

1.	General Background

JBS USA Holdings, Inc. (“JBS USA”), the Plan Sponsor, is a wholly-owned direct subsidiary of JBS Hungary Holdings Kft. (“JBS Hungary”), and a wholly-owned indirect subsidiary of JBS S.A. (“JBS Brazil”, and together with JBS USA and JBS Hungary, “JBS”), a Brazilian-based meat producer with operations across two major business segments: beef and pork. In terms of slaughtering capacity, JBS USA is among the leading beef and pork processors in the U.S. and has been the number one processor of beef in Australia for the past 15 years. As a standalone company, JBS USA would be the largest beef processor in the world. JBS USA also owns and operates the largest feedlot business in the U.S.

JBS USA processes, prepares, packages and delivers fresh, processed and value-added beef and pork products for sale to customers in over 60 countries on six continents. Its operations consist of supplying fresh meat products, processed meat products and value-added meat products. Fresh meat products include refrigerated beef and pork processed to standard industry specifications and sold primarily in boxed form. JBS USA’s processed meat offerings, which include beef and pork products, are cut, ground and packaged in a customized manner for specific orders. Additionally, JBS USA processes lamb and mutton products. JBS USA’s value-added products include moisture-enhanced, seasoned, marinated and consumer ready products. JBS USA also provides services to its customers designed to help them develop more comprehensive and profitable sales programs. JBS USA customers are in the food service, international, further processor and retail distribution channels. JBS USA also produces and sells by-products that are derived from its meat processing operations, such as hides and variety meats, to customers in the clothing, pet food and automotive industries, among others.

JBS Brazil has been listed on the São Paolo Stock Exchange since 2007. As of August 25, 2009, it had a total market capitalization of approximately $3.7 billion. In the fiscal quarter ended March 29, 2009, JBS USA represented approximately 78% of JBS Brazil’s gross revenues. In July, 2009, JBS USA filed a Form S-1 (the “Registration Statement”) with the SEC to initiate an initial public offering (the “Offering”) of its common stock. More information regarding JBS USA can be found in the Registration Statement, which is attached hereto as Exhibit E4. More information regarding JBS Brazil, including its public filings, can be found on its website, www.jbs.com.br/ir.

2.	Business Segments

(a)	Beef

JBS USA has a slaughtering capacity of 37,290 heads per day in beef. The beef segment is comprised of JBS USA’s domestic and international beef processing business, including the beef operations that it gained through its successful acquisitions of Smithfield Beef Group, Inc. and Tasman Group Service, Pty. Ltd. in 2008, and its Australian lamb and mutton plant. JBS’s beef segment is primarily operated in the U.S. and Australia by JBS USA and its subsidiaries. The majority of revenue from the beef segment is generated from United States and Australian sales of fresh meat including chuck

[4]	The information provided in the Registration Statement is current as of July 22, 2009 and may have changed since that time.

cuts, loin cuts, round cuts, thin meats, ground beef, as well as value-added beef items and other products. In addition, JBS USA sells beef by-products to the variety meat, feed processing, fertilizer, automotive, clothing and pet food industries.

(b)	Pork

JBS USA is the third largest pork producer in the United States, with a slaughtering capacity of 48,500 heads per day. The pork segment includes JBS USA’s domestic pork, lamb and sheep processing businesses. The pork segment is operated in the U.S. The majority of revenue from the pork segment is generated from the sale of fresh pork products including loins, roasts, chops, butts, picnics, and ribs, as well as hams, bellies and trimmings. In addition, the pork segment includes the sale of lamb products which account for less than 1% of JBS’ total net sales.

3.	Plants

JBS USA and its affiliates currently own and operate:

•	eight beef processing plants in Colorado, Utah, Texas, Nebraska, Wisconsin, Pennsylvania, Michigan, and Arizona;

•	three pork processing plants in Minnesota, Iowa, and Kentucky;

•	one case-ready beef plant in California;

•	one lamb plant in Colorado;

•	one Wet Blue leather producing plant in Texas;

•	two beef jerky plants located in Minnesota and Texas;

•	one transportation center headquartered in Greeley, Colorado, with satellites in Utah and Texas;

•	eleven feedlots located in Idaho, Kansas, Texas, Oklahoma, Colorado, Wisconsin, and Ohio;

•	nine beef processing plants located in the Australian provinces of Queensland, New South Wales, Victoria, and Tasmania;

•	four lamb and mutton plants located in the Australian provinces of New South Wales, Victoria, and Tasmania; and

•	five feedlots located in the Australian provinces of Queensland and New South Wales.

4.	Financial Performance

JBS USA had consolidated net sales of $15.4 billion on a pro forma basis in the fiscal year ended December 28, 2008. JBS USA’s consolidated net sales for the fiscal quarter ended March 29, 2009 were $3.2 billion. In the same periods, JBS USA had gross profit of $608 million on a pro forma basis and $73 million, respectively, and adjusted EBITDA of $531.8 million on a pro forma basis and $66.1 million, respectively. JBS USA’s net income for the fiscal year ended December 28, 2008 was $192.1 million on a pro forma basis and $2.3 million for the fiscal quarter ended March 29, 2009. JBS USA’s beef and pork segments represented 84% and 16%, respectively, of the consolidated net sales during both the fiscal year ended December 28, 2008 and the fiscal quarter ended March 29, 2009. More information regarding JBS USA’s financial performance including the definition of adjusted EBITDA, can be found in the Registration Statement, which is attached hereto as Exhibit E.

C.	Anticipated Initial Public Offering

Under the Offering, JBS USA would be the issuer and JBS Hungary would be the selling stockholder of shares of JBS USA common stock (the “JBS USA Common Stock”) offered internationally in the United States and other countries outside Brazil, with a concurrent offering in the form of Brazilian depositary receipts (“BDRs”) in Brazil. JBS USA will not receive any of the proceeds from the shares of common stock sold by JBS Hungary. JBS USA expects to apply for listing of its common stock on the New York Stock Exchange (“NYSE”) under the symbol “JBS.” JBS USA will also apply to list the BDRs on the São Paulo Stock Exchange. Neither the SEC nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of the related prospectus. The Offering is currently postponed pending JBS USA’s acquisition of the New PPC Common Stock.

JBS Hungary is currently the sole record holder of JBS USA common stock. The holders of JBS USA’s common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of JBS USA’s common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by its board of directors out of its assets or funds legally available for such dividends or distributions.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of JBS USA’s affairs, holders of its common stock are entitled to share ratably in its assets that are legally available for distribution to stockholders after payment of liabilities. If JBS USA has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, JBS USA must pay the applicable distribution to the holders of its preferred stock before it may pay distributions to the holders of its common stock.

JBS USA’s amended and restated certificate of incorporation will authorize its board of directors, subject to limitations prescribed by law, to issue a certain number of shares of undesignated preferred stock in one or more series without further stockholder approval. The board will have discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of its preferred stock.

Upon the completion of the Offering, JBS USA will be subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66  2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 either by an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. JBS USA has not opted out, and does not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change of control attempts and, accordingly, may discourage attempts to acquire JBS USA.

Additionally, JBS USA’s amended and restated certificate of incorporation and amended and restated bylaws will, upon the closing of the Offering, contain some provisions that may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholder’s best interest. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of JBS USA’s common stock. These provisions include:

•

JBS USA will have a classified board of directors. Accordingly, it will take at least two annual meetings of stockholders to elect a majority of the board of directors given JBS USA’s classified board. As a result, it may discourage third-party proxy contests, tender offers or attempts to obtain control of JBS USA.

•

JBS USA’s amended and restated bylaws will provide that, subject to the rights, if any, of holders of preferred stock, directors may be removed only for cause by the affirmative vote of the holders of a majority of the voting power of JBS USA’s outstanding shares of common stock entitled to vote. Furthermore, any vacancy on JBS USA’s board of directors, however occurring, including a vacancy resulting from an increase in the size of its board, may only be filled by the affirmative vote of a majority of JBS USA’s directors then in office, even if less than a quorum.

•

JBS USA’s amended and restated certificate of incorporation and amended and restated bylaws will provide that a special meeting of stockholders may be called only by the chairman of the board of directors or pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office. Notwithstanding the foregoing, for so long as JBS S.A. or any of its subsidiaries owns at least 50% of JBS USA’s outstanding shares of common stock, JBS S.A. or such subsidiary shall have the right to call a special meeting of stockholders.

•

In order to effect certain amendments to JBS USA’s amended and restated certificate of incorporation, its amended and restated certificate of incorporation will require first the approval of a majority of its board of directors pursuant to a resolution adopted by the directors then in office, in accordance with the amended and restated bylaws, and thereafter the approval by the holders of at least 66  2/3% of its then outstanding shares of common stock. Subject to the provisions of JBS USA’s amended and restated certificate of incorporation, its amended and restated bylaws will expressly authorize its board of directors to make, alter or repeal its bylaws without further stockholder action. JBS USA’s amended and restated bylaws may also be amended by the holders of 66  2/3% of its then outstanding shares of common stock.

•

JBS USA’s amended and restated certificate of incorporation and amended and restated bylaws will provide that an action required or permitted to be taken at any annual or special meeting of its stockholders may only be taken at a duly called annual or special meeting of stockholders. This provision prevents stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by the board. Notwithstanding the foregoing, for so long as JBS S.A. or any of its subsidiaries owns at least 50% of JBS USA’s outstanding shares of common stock, JBS USA’s stockholders will be permitted to take action by written consent.

•	JBS USA’s amended and restated bylaws will contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

•

The authorization of undesignated preferred stock will make it possible for JBS USA’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company.

The foregoing provisions of JBS USA’s amended and restated certificate of incorporation and its amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce JBS USA’s vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for JBS USA shares and, as a consequence, they also may inhibit fluctuations in the market price of JBS USA’s common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in JBS USA management.

Prior to the Offering, there will not have been any public market for JBS USA’s common stock, and JBS USA makes no prediction as to the effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of its common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of common stock and could impair JBS USA’s future ability to raise capital through the sale of equity securities.

D.	Other Offerings

In addition, on April 27, 2009 JBS USA, LLC and JBS USA Finance, Inc. issued $700.0 million in senior unsecured notes due May 2014 bearing interest at 11.625%, which, after deducting initial purchaser discounts, commissions and expenses in respect of the notes offering, generated net proceeds of approximately $650.8 million. The notes have semi-annual interest payment dates in May and November, commencing November 2009. The proceeds of the notes issuance were used to pay $100.0 million under JBS USA, LLC’s secured revolving facility and $550.8 million of outstanding principal and accrued interest on intercompany loans incurred by JBS USA.

E.	Conversion of New PPC Common Stock to JBS USA Common Stock

In the event JBS USA completes the Offering, or any other initial public offering of the JBS USA Common Stock and the offered shares are listed on a national securities exchange, then, at any time during an Exchange Window (as defined below) falling within the period commencing on the date of the closing of the Offering or such other offering and ending two years and 30 days from the Effective Date, JBS USA will have the right to deliver written notice of the mandatory exchange of the New PPC Common Stock (the “Mandatory Exchange Transaction”) to Reorganized PPC at its principal place of business. Upon delivery to Reorganized PPC of notice of the Mandatory Exchange Transaction each share of New PPC Common Stock held by stockholders other than JBS USA (the “Exchanged Holders”) will automatically, without any further action on behalf of Reorganized PPC or any of the Exchanged Holders, be transferred to JBS USA in exchange for a number of duly authorized, validly issued, fully paid and non-assessable shares of JBS USA Common Stock equal to the Exchange Offer Ratio (as defined below). The Mandatory Exchange Transaction will be effected in compliance with all applicable laws. An “Exchange Window” is a period of time beginning on the 6th trading day after the first day on which both Reorganized PPC and JBS USA will have each made their respective annual or quarterly reports or earnings releases relating to the immediately preceding fiscal quarter or year, as applicable, and ending on the last day of the fiscal quarter during which the first day of the Exchange Window fell.

The Exchange Offer Ratio is a fraction, the numerator of which is the average volume-weighted daily trading price per share on the principal Exchange for the New PPC Common Stock and the denominator of which is the average volume-weighted daily trading price per share on the principal exchange for the JBS USA Common Stock, in each case for the Measurement Period. The “Measurement Period” is a number of consecutive trading days which is equal to twice the number of consecutive trading days between (i) the first date on which both JBS USA and Reorganized PPC shall have both made their respective annual or quarterly reports or earnings releases and (ii) the date on which JBS USA delivers to Reorganized PPC the notice of the Mandatory Exchange Transaction.

JBS USA believes that the potential exchange of New PPC Common Stock for JBS USA Common Stock under the circumstances provided in the Plan and summarized above will satisfy the requirements of section 1145(a) of the Bankruptcy Code. Under the terms of the SPA, the Debtors and the Plan Sponsor have agreed to seek a finding of the Bankruptcy Court in the Confirmation Order that this potential exchange of New PPC Common Stock will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

F.	Corporate Governance

JBS USA has adopted a code of conduct applicable to all employees and, in 2002, it adopted a code of ethics specifically applying to its chief executive officer, chief financial officer, chief accounting officer and controller. JBS USA’s board is currently comprised of three members. Following a successful completion of the Offering, JBS USA’s board will be comprised of seven members, including at least one independent director. In addition, following a successful completion of the Offering, JBS USA’s board will have both an audit committee and a compensation committee.

JBS Brazil has adopted a code of ethics which it strives to apply to its business. JBS Brazil’s board is comprised of six members: one president, three permanent directors without a specific title and two permanent independent directors. The board must meet at least four times per year.

Upon completion of the Offering, JBS Brazil will own more than 50% of the total voting power of JBS USA’s common shares and JBS USA will be a “controlled company” under the NYSE corporate governance standards. As a controlled company, exemptions under the NYSE standards will free JBS USA from the obligation to comply with certain NYSE corporate governance requirements, including the requirements:

•	that a majority of its board of directors consists of “independent directors” as defined under the rules of the NYSE;

•	that it have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of the nominating and governance committee and compensation committee.

Accordingly, for so long as JBS USA is a controlled company, holders of its common stock will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

G.	Financing

JBS has represented to PPC that it has sufficient immediately available funds or has access to such funds without any restrictions or conditions on use thereon or access thereto and without the need to incur short term indebtedness to pay, in cash, the Purchase Price (as defined in the Stock Purchase Agreement). As of June 30, 2009, JBS and its affiliates had approximately $1.2 billion in cash and cash equivalents, and had access to approximately $560 million under undrawn and committed facilities.

H.	Synergies Created as a Result of the Plan Sponsor Transaction

JBS believes that PPC is well-suited to a successful integration with JBS USA’s North American operations. JBS believes that such an integration will produce substantial cost-savings for both companies through synergies. JBS believes that potential synergies include streamlining administrative structures and sales networks, consolidating distribution networks, optimizing freight and storage costs, capturing shared purchasing opportunities, consolidating treasury and risk management systems and implementing best practices throughout the business. In addition, opportunities for revenue enhancement through a combination of the companies include leveraging JBS USA’s international sales force to improve PPC’s penetration of key export markets, including Russia and Japan. JBS believes that aggregate synergies from cost savings and revenue enhancement opportunities could amount to $200 million or more per year.

JBS USA’s management has substantial experience in acquiring and successfully integrating companies. Since July 2007, JBS USA has acquired:

•	Swift Foods Company, a leading beef and pork processor in the United States;

•	substantially all of the assets of Tasman Group Services, Pty. Ltd., a major beef and small animals processor in Australia; and

•	Smithfield Beef Group, Inc., a major beef processor in the United States.

JBS USA’s integration efforts and cost savings initiatives resulted in a 20.7% reduction in annual selling, general and administrative expenses for the fiscal year ended December 28, 2008. In 2008, JBS USA had the lowest ratio of selling, general and administrative expenses to net sales compared to publicly traded protein companies in the U.S.

JBS USA also benefits from the experience of JBS Brazil’s management team in acquiring and successfully integrating companies. JBS Brazil has made over thirty acquisitions in the last fifteen years.

I.	Stockholders Agreement

On the Effective Date, the Plan Sponsor and Reorganized PPC will enter into a Stockholders Agreement (the “Stockholders Agreement”), which sets forth certain rights with respect to the New PPC Common Stock, corporate governance and other related corporate matters. The Stockholders Agreement is attached to the Stock Purchase Agreement as Exhibit A. The salient terms of the Stockholders Agreement are as follows:5

•

Until the expiration of the Standstill Period on the date that is two years and 30 days after the Effective Date, the Plan Sponsor and its Affiliates will be prohibited from acquiring, directly or indirectly, any shares of New PPC Common Stock, except (i) by way of stock splits, stock dividends, reclassifications, recapitalizations, or other distributions by Reorganized PPC to all holders of New PPC Common Stock on a pro rata basis, or (ii) pursuant to the Mandatory Exchange Transaction.

[5]	The description of the Stockholders Agreement herein is for summary purposes only and in case of any conflict between the Stockholders Agreement and this Disclosure Statement, the Stockholders Agreement will govern.

•

In accordance with the Plan, the Stockholders Agreement provides that the initial Board of Directors of Reorganized PPC will consist of nine directors: (i) six directors designated by the Plan Sponsor (the “JBS Directors”), (ii) two directors designated by the Equity Committee (the “Equity Directors”) and (iii) the Founder Director (as defined in the Stockholders Agreement). The Stockholders Agreement contains terms regarding the appointment and removal of directors, the requirement for certain directors to be “independent” for purposes of applicable SEC rules and exchange listing requirements and the change in the size of the Board of Directors or relative numbers of JBS Directors and Equity Directors in the event that the respective parties’ ownership percentages change or changes in applicable law or exchange listing requirements.

•

The Stockholders Agreement requires the approval of at least a majority of the Equity Directors and any Founder Director, as a group, for certain actions, including the amendment or repeal of certain provisions of the Restated Certificate of Incorporation or the Restated Bylaws or amendments that would or could reasonably be expected to adversely affect, in any material respect, the rights of the stockholders other than the Plan Sponsor and its affiliates (the “Minority Investors”).

•

The Stockholders Agreement provides that the Plan Sponsor will cause all shares of New PPC Common Stock beneficially owned by it or its Affiliates to (i) be voted in the same proportion as the shares of New PPC Common Stock held by the Minority Investors are voted with respect to (A) the election or removal of Equity Directors and (B) proposals to amend the Bylaws that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class, and (ii) be voted for the election, or against the removal, of the Founding Director until the Founding Director is no longer on the Board of Directors. With respect to all other matters submitted to a vote of holders of New PPC Common Stock, the Plan Sponsor may vote, or abstain from voting, in its sole and absolute discretion.

•	The Stockholders Agreement contains certain covenants designed to cause the Mandatory Exchange Transaction to be consummated as a tax-free transaction.

•	The Stockholders Agreement permits Reorganized PPC to make repurchases of New PPC Common Stock from Minority Investors if certain conditions are met.

•

The Stockholders Agreement requires the Plan Sponsor and Reorganized PPC to use their respective commercially reasonable efforts to maintain the listing of the New PPC Common Stock on a national securities exchange. However, neither the Plan Sponsor and its Affiliates nor Reorganized PPC will be obligated to ensure that the share price or market value of the New PPC Common Stock is sufficient to maintain such listing.

•

The Stockholders Agreement may be terminated (i) by written agreement of the parties, (ii) on the consummation of the Mandatory Exchange Transaction or (iii) in the event that the Plan Sponsor owns 100% of the New PPC Common Stock, subject to the survival of certain covenants related to the preservation of tax-free treatment for the Mandatory Exchange Transaction.

•	The Equity Directors will have the exclusive authority to exercise Reorganized PPC’s rights under the Stockholders Agreement.

J.	Plan Support Agreement

On September 16, 2009, the Plan Sponsor and Mr. Lonnie A. “Bo” Pilgrim (the “Stockholder”) entered into a Plan Support Agreement (the “PSA”). Under the PSA, the Stockholder agreed, among other things, to:6

•	support the Plan and the SPA;

•

not support any action, agreement or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PPC under the SPA that could result in any of the conditions to PPC’s obligations under the SPA not being fulfilled; and

•	support any other matter necessary to the consummation of the Transactions (as defined in the PSA).

Nothing in the PSA limits or affects any actions taken by the Stockholder in his capacity as a director or officer of PPC or Reorganized PPC or any of its subsidiaries.

VI.

THE CHAPTER 11 PLAN

A.	Summary and Treatment of Unclassified and Classified Claims and Equity Interests

Unless otherwise indicated, the characteristics and amount of the claims or interests in the following classes are based on the books and records of the Debtors. The estimated amounts of Claims and Equity Interests are calculated as of November 21, 2009, unless otherwise noted.7

[6]	The description of the Plan Support Agreement herein is for summary purposes only and in case of any conflict between the Plan Support Agreement and this Disclosure Statement, the Plan Support Agreement will govern.

[7]	If the Plan is approved by the Bankruptcy Court, the Debtors anticipate to emerge from chapter 11 by end of December 2009. The Debtors do not expect the estimated amount of Claims and Equity Interests to change between November 21, 2009 and the end of December 2009.

Class	Description	Treatment[8]	Entitled to Vote	Estimated Amount of Claims or Equity Interests in Class	Estimated Recovery
Unclassified	Administrative Expenses Claims (other than ordinary course claims and those claims set forth below)	Paid in full in Cash	No	$20,000,000[9]	100%

Unclassified	Professional Compensation and Reimbursement Claims	Paid in Cash, in full at the time specified in the order of the Bankruptcy Court approving final fee applications of professionals	No	Undetermined	100%

Unclassified	Indenture Trustee Fee Claims	Paid in full in Cash	No	De minimus	100%

Unclassified	DIP Claims	Paid in full in Cash	No	$0	100%

Unclassified	Priority Tax Claims	Either (a) paid in full in Cash on Effective Date, (b) paid in full in Cash semi-annually over a period of up to 5 years, or (c) as otherwise provided by the Bankruptcy Court to provide payment in full	No	$15,000,000	100%

Class 1(a)	Priority Non-Tax Claims against PPC	Paid in full in Cash	No	$35,000,000	100%

Class 1(b)	Priority Non-Tax Claims against PFS Distribution Company			De minimus	100%

Class 1(c)	Priority Non-Tax Claims against PPC Transportation Company			De minimus	100%

Class 1(d)	Priority Non-Tax Claims against To-Ricos, Ltd.			De minimus	100%

Class 1(e)	Priority Non-Tax Claims against To-Ricos Distribution, Ltd.			De minimus	100%

[8]	Unless otherwise stated, all payments under the Plan will be made on (a) the later of (i) the Effective Date and (ii) when the applicable Claim or Equity Interest is Allowed, or (b) as otherwise agreed by the Debtors/Reorganized Debtors and the holder of such Claim or Equity Interests.

[9]	Exclusive of ordinary course Administrative Expense Claims.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims or Equity Interests in Class	Estimated Recovery
Class 1(f)	Priority Non-Tax Claims against Pilgrim’s Pride Corporation of West Virginia, Inc.			De minimus	100%

Class 1(g)	Priority Non-Tax Claims against PPC Marketing, Ltd.			De minimus	100%

Class 2(a)	BMO Secured Claims against PPC	Paid in full in Cash; letters of credit will be cancelled or replacement letters of credit will be issued under the Exit Facility; upon satisfaction of the BMO Secured Claims as set forth in the Plan, the obligations set forth in the BMO Guarantee Agreement will be cancelled	No	$217,000,000 in principal plus $5,000,000 in accrued and default interest on loans and $39,000,000 in letters of credit	100%

Class 2(b)	BMO Secured Claims against To-Ricos, Ltd.				100%

Class 2(c)	BMO Secured Claims against To-Ricos Distribution, Ltd.				100%

Class 3	CoBank Secured Claims against PPC	Either (i) paid in full in Cash in an amount equal to such Allowed CoBank Secured Claim, (ii) reinstated pursuant to amended terms and conditions to be negotiated, or (iii) reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. Accrued and unpaid postpetition interest on account of Allowed CoBank Secured Claims will be (i) paid either Cash in an amount equal to such accrued and unpaid postpetition default interest, or (ii) satisfied on such other terms as may be negotiated between Reorganized PPC and CoBank.	No	$1,126,000,000 in principal plus $29,000,000 in accrued and default interest	100%

Class 4(a)	Secured Tax Claims against PPC	Either (a) paid in full in Cash on Effective Date, (b) paid in full in Cash semi-annually over a period of up to 5 years, or (c) as otherwise provided by the Bankruptcy Court to provide payment in full	No	(included in total for priority tax above)	100%

Class 4(b)	Secured Tax Claims against PFS Distribution Company			(included in total for priority tax above)	100%

Class	Description	Treatment[8]	Entitled to Vote	Estimated Amount of Claims or Equity Interests in Class	Estimated Recovery
Class 4(c)	Secured Tax Claims against PPC Transportation Company			(included in total for priority tax above)	100%
Class 4(d)	Secured Tax Claims against To-Ricos, Ltd.			(included in total for priority tax above)	100%
Class 4(e)	Secured Tax Claims against To-Ricos Distribution, Ltd.			(included in total for priority tax above)	100%
Class 4(f)	Secured Tax Claims against Pilgrim’s Pride Corporation of West Virginia, Inc.			(included in total for priority tax above)	100%
Class 4(g)	Secured Tax Claims against PPC Marketing, Ltd.			(included in total for priority tax above)	100%

Class 5(a)	Other Secured Claims	Will (i) be reinstated, (ii) receive Cash in full plus interest required by section 506(b) of the Bankruptcy Code, (iii) receive proceeds of the sale of collateral to the extent of the value of the holder’s secured interest in the collateral, (iv) receive the collateral plus any interest required under 506(b), or (v) receive such other distributions as necessary to satisfy section 1124 of the Bankruptcy Code	No	$27,000,000 in the aggregate for all Debtors	100%
Class 5(b)	Other Secured Claims against PFS Distribution Company				100%
Class 5(c)	Other Secured Claims against PPC Transportation Company				100%
Class 5(d)	Other Secured Claims against To-Ricos, Ltd.				100%
Class 5(e)	Other Secured Claims against To-Ricos Distribution, Ltd.				100%
Class 5(f)	Other Secured Claims against Pilgrim’s Pride Corporation of West Virginia, Inc.				100%
Class 5(g)	Other Secured Claims against PPC Marketing, Ltd.				100%

Class	Description	Treatment[8]	Entitled to Vote	Estimated Amount of Claims or Equity Interests in Class	Estimated Recovery

Class 6(a)	Senior Note Claims against PPC	Paid in full in Cash in an amount equal to (i) the principal amount of such Allowed Note Claim and (ii) accrued and unpaid postpetition interest at the non-default, contract rate	No	$400,000,000 in principal plus $48,000,000 in accrued interest	100%
Class 6(b)	Senior Subordinated Note Claims against PPC			$250,000,000 in principal plus $33,000,000 in accrued interest	100%
Class 6(c)	Subordinated Note Claims against PPC			$7,000,000 in principal plus $1,000,000 in accrued interest	100%

Class 7(a)	General Unsecured Claims against PPC	Paid in full in Cash with postpetition interest at the federal judgment rate as of the date of entry of the Confirmation Order	No	$180,000,000	100%

Class 7(b)	General Unsecured Claims against PFS Distribution Company				100%

Class 7(c)	General Unsecured Claims against PPC Transportation Company				100%

Class 7(d)	General Unsecured Claims against To-Ricos, Ltd.				100%

Class 7(e)	General Unsecured Claims against To-Ricos Distribution, Ltd.				100%

Class 7(f)	General Unsecured Claims against Pilgrim’s Pride Corporation of West Virginia, Inc.				100%

Class	Description	Treatment[8]	Entitled to Vote	Estimated Amount of Claims or Equity Interests in Class	Estimated Recovery
Class 7(g)	General Unsecured Claims against PPC Marketing, Ltd.				100%

Class 8	Intercompany Claims	Will be reinstated	No	$38,000,000[10]	100%

Class 9	Flow Through Claims	Will be satisfied in the ordinary course of business at such time and in such manner as the applicable Reorganized Debtor is obligated to satisfy each Flow-Through Claim (subject to the preservation and flow-through of all Avoidance Actions and defenses with respect thereto, which will be fully preserved).	No	$77,000,000	100%

Class 10(a)	Equity Interests in PPC	All existing PPC Common Stock will be cancelled, and each holder will receive a certain amount of common stock of the Reorganized PPC (which will be subject to the Mandatory Exchange Transaction)	Yes	77,141,389 shares of common stock outstanding[11]	N/A

Class 10(b)	Equity Interests in PFS Distribution Company	Will be reinstated	No	100 shares of common stock outstanding. 100 shares of preferred stock outstanding.	N/A
Class 10(c)	Equity Interests in PPC Transportation Company			100 shares of common stock outstanding. 100 shares of preferred stock outstanding.	N/A
Class 10(d)	Equity Interests in To-Ricos, Ltd.			12,001 shares outstanding	N/A
Class 10(e)	Equity Interests in To-Ricos Distribution, Ltd.			12,000 shares outstanding	N/A

[10]	As of August 22, 2009.

[11]

As of December 28, 2009, prior to any additional amounts that will be issued to Mr. Pilgrim upon approval by the Bankruptcy Court of the incentive plan described in Section IV(H) of this Disclosure Statement.

Class	Description	Treatment[8]	Entitled to Vote	Estimated Amount of Claims or Equity Interests in Class	Estimated Recovery
Class 10(f)	Equity Interests in Pilgrim’s Pride Corporation of West Virginia, Inc.			1,000 shares outstanding	N/A

Class 10(g)	Equity Interests in PPC Marketing, Ltd.			N/A	N/A

B.	Description and Treatment of Classified Claims and Equity Interests

1.	Priority Non-Tax Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd. (Classes 1(a)-(g))

The claims in Classes 1(a)-(g) are of the types identified in section 507(a) of the Bankruptcy Code that are entitled to priority in payment (other than Administrative Expense Claims and Priority Tax Claims). For the Debtors, these claims relate primarily to prepetition wages and employee benefit plan contributions to the extent such claims had not yet been paid as of the Commencement Date. Most of these claims have already been paid by the Debtors pursuant to an order entered by the Bankruptcy Court on the Commencement Date. The Debtors estimate that the aggregate allowed amount of the claims in these classes will be $35 million.

Classes 1(a) through (g) are unimpaired by the Plan. Each holder of an allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

Except to the extent that a holder of an allowed Priority Non-Tax Claim agrees to a less favorable treatment, each such holder will receive, in full satisfaction of such claim, cash in an amount equal to such claim, on or as soon as reasonably practicable after the later of (i) the Effective Date, and (ii) the date such claim becomes allowed.

2.	Bank of Montreal Secured Claims Against PPC, To-Ricos and To-Ricos Distribution (Classes 2(a)-(c))

The claims in Class 2(a)-(g) consist of all Secured Claims arising under the BMO Credit Agreement. The BMO Credit Agreement provided for a revolving credit facility in the maximum aggregate amount of $300 million, including letters of credit. As of November 21, 2009, approximately $261 million, inclusive of the outstanding letters of credit and accrued interest, is estimated to be outstanding under the BMO Credit Agreement.

Classes 2(a) through 2(c) are unimpaired by the Plan. Each holder of an allowed BMO Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

Except to the extent that a holder of an allowed BMO Secured Claim agrees to a less favorable treatment, each such holder will receive, in full satisfaction of such claim, cash in an amount equal to such claim on the Effective Date. Letters of credit issued by BMO and outstanding as of the

Effective Date will be cancelled and returned to the issuing bank with notice to BMO or cash in an amount of 105% of the face amount of the letter of credit will be placed with the letter of credit bank or replacement letters of credit will be issued under the Exit Facility. Upon satisfaction of the BMO Secured Claims as set forth herein, the obligations set forth in the BMO Guarantee Agreement will be cancelled.

3.	CoBank Secured Claims against PPC (Class 3)

The claims in Class 3 consists of all secured claims arising under the CoBank Credit Agreement with CoBank as lender, collateral agent, and administrative agent, as lender, the CoBank Lending Group (together with the BMO Lending Group, the (“Prepetition Secured Lenders”). The CoBank Credit Agreement provides for a revolving credit facility of $550 million and a term loan of $750 million. As of November 21, 2009, approximately $1,155 million in principal and accrued interest is estimated to be outstanding under the CoBank Credit Agreement.

Class 3 is unimpaired by the Plan. Each holder of an Allowed CoBank Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

Except to the extent that a holder of an Allowed CoBank Secured Claim agrees to a less favorable treatment, each Allowed CoBank Secured Claim shall be, at the sole option of the Reorganized PPC, (i) satisfied in full in Cash in an amount equal to such Allowed CoBank Secured Claim, on or as soon as reasonably practicable after the later of (a) the Effective Date, and (b) the date such Claim becomes Allowed, (ii) reinstated pursuant to amended terms and conditions to be negotiated, or (iii) reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed CoBank Secured Claim to demand or receive payment of such Claim prior to its stated maturity from and after the occurrence of default. To the extent that any holder of an Allowed CoBank Secured Claim is entitled to accrued and unpaid postpetition interest on account of such Claim, such holder will receive, at the sole option of the Reorganized PPC, either (i) Cash in an amount equal to such accrued and unpaid postpetition default interest, or (ii) satisfaction of such accrued and unpaid postpetition interest on such other terms as may be negotiated between Reorganized PPC and CoBank.

4.	Secured Tax Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd. (Classes 4(a)-(g))

The claims in Class 4 are the types of claims which, absent their status as a secured claim, would be entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. The Debtors estimate that the aggregate amount of claims in this class (inclusive of the tax claims entitled to priority of payment under section 507(a)(8)) is approximately $15 million. If a secured tax claim accrues interest under applicable local law and the value of the collateral exceeds the amount of the allowed claim, such secured claim will include interest.

Classes 4(a) through (g) are unimpaired by the Plan. Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

Except to the extent that a holder of an Allowed Secured Tax Claim agrees to a less favorable treatment, each such holder will receive, in full satisfaction of such claim, at the sole option of the Reorganized Debtors, either (a) cash in an amount equal to such allowed Secured Tax Claim, on or as soon as reasonably practicable after the later of (i) the Effective Date, and (ii) the date such Secured Tax

Claim becomes an Allowed Secured Tax Claim, (b) equal semi-annual cash payments in an aggregate amount equal to such allowed Secured Tax Claim, together with interest at the applicable non-bankruptcy rate, commencing upon the later of the Effective Date and the date such Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable and continuing over a period ending no later than five (5) years after the Commencement Date, or (c) such other treatment as will be determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

5.	Other Secured Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd. (Classes 5(a)-(g))

The claims in Classes 5(a)-(g) consist of all Secured Claims other than Secured Tax Claims in Classes 4(a)-(g). Based upon the Debtors’ Schedules and the proofs of claim filed in the Chapter 11 Cases, Class 5(a)-(g) claims include those creditors who hold mechanic liens or certain IRBs against the Debtors. The Debtors estimate that the aggregate amount of Other Secured Claims is $27 million.

Classes 5(a) through (g) are unimpaired by the Plan. Each holder of an allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

Except to the extent that a holder of an allowed Other Secured Claim agrees to a less favorable treatment, at the sole option of the relevant Reorganized Debtor, (i) each Allowed Other Secured Claim will be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such claim prior to the stated maturity of such claim from and after the occurrence of a default, or (ii) each holder of an Allowed Other Secured Claim will receive, in full satisfaction of such Allowed Other Secured Claim, either (a) cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, (b) the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s interest in such Collateral, (c) the Collateral securing such Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (d) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code. In the event the Debtors or Reorganized Debtors elect to treat a Claim under clause (a) or (b) of this Section, the liens securing such Other Secured Claim will be deemed released.

6.	Note Claims against PPC (Classes 6(a)-(c))

The claims in Classes 6(a)-(c) are claims arising under the Senior Notes, the Subordinated Notes, and the Senior Subordinated Notes, respectively. The Debtors estimate that the aggregate amount of the Note Claims is $739 million as of November 21, 2009.

Classes 6(a) through (c) are unimpaired by the Plan. Each holder of an allowed Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan

Except to the extent that a holder of an allowed Note Claim agrees to a less favorable treatment, each holder of an Allowed Note Claim will receive Cash in an amount equal to (i) the principal amount of such Allowed Note Claim plus (ii) accrued and unpaid postpetition interest at the non-default, contract rate as soon as reasonably practicable after the later of (a) the Effective Date, and (b) the date the Note Claim becomes allowed.

7.	General Unsecured Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd (Classes 7(a)-(g)

The Debtors estimate that, following completion of the claims reconciliation process, the aggregate amount of allowed claims in Classes 7(a)-(g) will be approximately $180 million, after deducting duplicate claims, claims not supported by the Debtors’ books and records, claims that have already been reduced by agreement of the parties or order of the Bankruptcy Court and claims that are subject to other objections. The claims in Classes 7(a)-(g) consist of unsecured claims, including trade claims, claims based on rejection of leases or executory contracts, prepetition personal injury and prepetition litigation, and other general unsecured claims.

Classes 7(a) through (g) are unimpaired by the Plan. Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, each holder of an Allowed General Unsecured Claim will receive, in full satisfaction of such claim, cash equal to (i) the full amount of such Allowed General Unsecured Claim plus (ii) postpetition interest at the federal judgment rate as of the date of entry of the Confirmation Order as soon as reasonably practicable after the later of (a) the Effective Date, and (b) the date the General Unsecured Claims become allowed.

8.	Intercompany Claims (Class 8)

The claims in Class 8 consist of claims that each of the Debtors may have against each other.

Class 8 is not impaired by the Plan. Each holder of an Intercompany Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

Except to the extent that a holder of an Intercompany Claim accepts less favorable treatment, each Intercompany Claim will be reinstated and carried forward for financial reporting and tax purposes, as may be further determined by the Debtors in consultation with the Debtors’ auditors and tax accountants.

9.	Flow Through Claims against PPC, PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd (Classes 9(a)-(g))

The claims in Classes 9(a)-(g) consist of (a) claims arising from obligations to Debtors’ customers incurred in the ordinary course of business, and (ii) claims of present or former employees, officers or directors of any of the Debtors in his or her capacity as such, (i) for current or future wages, salary, commissions, or benefits, or (ii) with respect to any employment, severance or workers’ compensation program that has not been rejected or otherwise terminated under the Plan or pursuant to another order of the Bankruptcy Court.

Classes 9(a) through (g) are unimpaired by the Plan. Each holder of a Flow-Through Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

The legal, equitable, and contractual rights of each holder of a Flow-Through Claim, if any, will be unaltered by the Plan and will be satisfied in the ordinary course of business at such time and in such manner as the applicable Reorganized Debtor is obligated to satisfy each Flow-Through Claim (subject to the preservation and flow-through of all Avoidance Actions and defenses with respect thereto, which will be fully preserved).

10.	Equity Interests in PPC (Class 10(a))

Class 10(a) is impaired by the Plan. Each holder of an Allowed Equity Interest in Class 10(a) is entitled to vote to accept or reject the Plan.

On and as of the Effective Date, each share of PPC Common Stock issued and outstanding immediately prior to the Effective Date (other than any shares of PPC Common Stock held in the treasury of the PPC or any subsidiary thereof immediately prior to the Effective Date and each share of restricted stock of PPC as to which any conditions to vesting shall not have lapsed or shall not have been satisfied at or immediately prior to the Effective Date, which will be canceled without any conversion thereof and no distribution will be made with respect thereto) (the “Existing Shares”) will be cancelled and converted automatically into the right to receive, on the Effective Date or as soon as reasonably practical thereafter, a number of fully paid and nonassessable shares of New PPC Common Stock equal to the Share Conversion Factor.

For purposes of the Plan, “Share Conversion Factor” means the number determined by application of the following formula:

SCF	=	(0.36 x NNS) / NES

where:

NNS	=

The number of shares necessary to cause SCF to be 1, or such other number of shares agreed in writing by the parties.

It is currently anticipated that 214,281,636 shares of New PPC Common Stock will be issued on the Effective Date, although the Debtors may revise this number prior to the Effective Date.

NES	=	The total number of Existing Shares

SCF	=	Share Conversion Factor

11.	Equity Interests in PFS Distribution Company, PPC Transportation Company, To-Ricos, To-Ricos Distribution, Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd Class 10(b)-(g)

Classes 10(b) through (g) are unimpaired by the Plan. Each holder of an Allowed Equity Interest in Classes 10(b) through (g) is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

The Equity Interests in Classes 10(b) through (g) will be reinstated in their entirety pursuant to the Plan.

C.	Claim Resolution Process

1.	Allowance of Claims and Equity Interests

One of the key concepts under the Bankruptcy Code is that only claims and equity interests that are “allowed” may receive distributions under a chapter 11 plan. This term is used throughout the Plan and the descriptions below. In general, an “allowed” claim or “allowed” equity interest simply means that the Debtors agree, or if there is a dispute, that the Bankruptcy Court determines, that the claim or interest, and the amount thereof, is in fact a valid obligation of the Debtors.

Any claim that is not a disputed claim and for which a proof of claim has been filed is an allowed claim. Any claim that has been listed by the Debtors in the Debtors’ Schedules, as may be amended from time to time, as liquidated in amount and not disputed or contingent is an allowed claim in the amount listed in the Schedules unless an objection to such claim has been filed. Any claim that has been listed in the Debtors’ Schedules as disputed, contingent or not liquidated and for which a proof of claim has been filed is a disputed claim. Any claim for which an objection has been timely interposed is a disputed claim. Any Claim that has been listed in the Debtors’ Schedules as disputed, contingent or not liquidated and for which no proof of claim has been filed will be disallowed and discharged on the Effective Date of the Plan.

2.	Claim Objections

Except as otherwise provided with respect to Administrative Expense Claims, an objection to any Claim may be interposed by the Debtors or the Reorganized Debtors within one hundred and fifty (150) days after the Effective Date or such later date as may be fixed by the Bankruptcy Court. Any Claim for which an objection has been interposed will be an Allowed Claim if the objection is determined in favor of the holder of the Claim pursuant to a final order of the Bankruptcy Court or as otherwise agreed to by the parties.

Prior to the Effective Date, except for objections that in the reasonable determination of the Debtors need to be filed on an emergency basis, the Debtors will provide three (3) calendar days prior notice to the Plan Sponsor of their intent to file an objection to Claims and if timely requested by the Plan Sponsor, will work with the Plan Sponsor in interposing such an objection.

3.	Resolution of Disputed Claims

Notwithstanding any prior order of the Bankruptcy Court, on and after the Effective Date, the Reorganized Debtors will have the authority to compromise, settle, otherwise resolve, or withdraw any objections to disputed Claims and to compromise, settle, or otherwise resolve any disputed Claims without approval of the Bankruptcy Court, other than with respect to Administrative Expense Claims relating to compensation of professionals.

4.	Estimation of Claims

The Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors or the Reorganized Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Prior to the Effective Date, except for estimation requests that in the reasonable determination of the Debtors need to be made on an emergency basis, the Debtors will provide three (3) calendar days prior notice to the Plan Sponsor of their intent to request estimation of any Claim and if timely requested by the Plan Sponsor, will work with the Plan Sponsor in interposing such a request.

In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim, or Disputed Claim, the amount so estimated will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. The objection, estimation and resolution procedures set forth in Article VII of the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

5.	No Interest Pending Allowance

To the extent that a disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim will not be entitled to any interest thereon from the Effective Date to the date such Claim becomes Allowed.

D.	Timing and Manner of Distributions

1.	Timing of Distributions

Except as otherwise provided for in the Plan, distributions on account of Allowed Claims will be made by the applicable Disbursing Agent on the Effective Date or as soon thereafter as practicable. If any portion of a Claim is disputed, no payment or distribution provided under the Plan will be made on account of any portion of such Claim unless and until the disputed portion of such Claim is resolved.

After the Effective Date, if a disputed Claim becomes allowed, the applicable Disbursing Agent will pay the holder of that claim 20 days after the order allowing the disputed Claim becomes a final order, or as soon thereafter as practicable, or such earlier date as agreed to by the Reorganized Debtors, in accordance with the provisions of the Plan.

Distributions made under the Plan in respect of Claims for which the Debtors have insurance will be made in accordance with the provisions of any applicable insurance policy. To the extent any portion of an Allowed Claim is not covered by any of the Debtors’ insurance policies, whether or not because of deductible or self-insured retention obligations of the Debtors or Reorganized Debtor, such uninsured portion will be paid by the Debtors or Reorganized Debtor pursuant to the plan. Nothing contained in the Plan constitutes a waiver of any cause of action that the Debtors or the Reorganized Debtors may hold against any other entity, including insurers under any of the Debtors’ or Reorganized Debtors’ insurance policies.

Notwithstanding anything set forth in the Plan to the contrary, no distributions of Cash less than $25 is required to be made under the Plan to any holder of a Claim unless a request for such payment is made in writing to the Disbursing Agent.

2.	Delivery of Distributions

(a) General. Subject to Bankruptcy Rule 9010, all distributions to a holder of an Allowed Claim or Allowed Equity Interest will be made to the address of the holder thereof as set forth (i) on the Schedules filed with the Bankruptcy Court or (ii) on the books and records of the Debtors or their agents, or (iii) in a letter of transmittal by such holders, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a Proof of Claim by such holder that contains an address for such holder different from the address reflected on the foregoing listed documents.

(b) Distributions to holders of Allowed Note Claims. Reorganized PPC will deliver all distributions in respect of Allowed Note Claims to the applicable Indenture Trustee or such other entity or entities designated by the Debtors as the Disbursing Agent under the Notes. Upon delivery of the foregoing distributions to the applicable Indenture Trustee or such designee(s), Reorganized PPC will be released of all liability with respect to the delivery of such distributions. The applicable Indenture

Trustee or such designee(s) will transmit the distributions to the holders of the Allowed Note Claims. Reorganized PPC will provide whatever reasonable assistance may be required by the applicable Indenture Trustee or such designee(s) with respect to such distributions.

(c) Distributions to holders of Allowed BMO Secured Claims and DIP Claims. BMO will deliver all distributions in respect of Allowed BMO Secured Claims and DIP Claims pursuant to the terms of the relevant credit agreement to those lenders who are lenders under the terms of the relevant credit agreements as of the date of distributions to BMO on account of the Allowed BMO Secured Claims and DIP Claims.

(d) Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan, will comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan will be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan will have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

3.	Unclaimed Distributions

In the event that any distribution to any holder is returned as undeliverable, the Reorganized Debtors will use reasonable efforts to determine the current address of such holder, but no distribution to such holder will be made unless and until the Reorganized Debtors have determined the then-current address of such holder, at which time such distribution will be made to such holder without interest from the original distribution date through the new distribution date; provided that such distributions will be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property (including any stock) will revert to the applicable Reorganized Debtor, and the Claim of any other Entity to such property or interest in property will be discharged and forever barred.

4.	Manner of Payment

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

5.	Fractional Shares

No fractional shares of New PPC Common Stock will be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Equity Interest would otherwise result in the issuance of a number of shares of New PPC Common Stock that is not a whole number, the actual distribution of shares of New PPC Common Stock will be rounded as follows: (i) fractions of one-half ( 1/2) or greater will be rounded to the next higher whole number and (ii) fractions of less than one-half ( 1/2) will be rounded to the next lower whole number with no further payment or other distribution therefor. The total number of authorized shares of New PPC Common Stock to be distributed to holders of Allowed Equity Interests will be adjusted as necessary to account for the rounding provided herein.

6.	Setoffs and Recoupment

The Debtors may, but will not be required to, set off or recoup against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution will be made) any Claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtors of any such Claim the Debtors may have against the holder of such Claim.

E.	Treatment of Executory Contracts and Unexpired Leases

1.	Contracts to be Assumed or Rejected

The Plan provides for the Debtors to assume those executory contracts and unexpired leases specifically designated as a contract or lease to be assumed on Schedule 8.1 to the Plan. The Plan also provides that the following types of executory contracts will be assumed, unless specifically listed on Schedules 8.7 or 8.9 as being a rejected contract or previously rejected pursuant to order of the Bankruptcy Court: (a) insurance policies; (b) change in control agreements, severance agreements and similar agreements, as may have been amended during the Chapter 11 Cases; (c) employee agreements, as may have been executed or amended during the Chapter 11 Cases; (d) contracts with growers; (e) contracts with catchers and haulers; (f) contracts with customers of one or more of the Debtors; (g) contracts with vendors who have entered into a contract with one or more of the Debtors entitled “Pilgrim’s Pride Corporation Construction Agreement and General Conditions”; (h) Contracts with vendors who have entered into a contract with one or more of the Debtors entitled “Master Vendor Agreement”; and (i) Compensation and Benefit Programs. All other executory contracts and unexpired leases will be rejected unless (y) already assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court entered on or before the Effective Date, (z) there is a motion for approval of the assumption, assumption and assignment, or rejection of such contract or lease that has been filed and served prior to the Confirmation Date.

The Debtors will file Schedules 8.1, 8.7, and 8.9 in a supplement to the Plan no later than ten (10) days prior to the Confirmation Hearing to approve the Plan. Any time prior to the Confirmation Date, the Debtors may amend, in consultation with the Plan Sponsor, Schedules 8.1, 8.7 and 8.9. The Debtors will provide notice of such amendment to the Equity Committee, the Creditors’ Committee, the Postpetition Lenders and parties affected by any amendment to Schedules 8.1, 8.7 and 8.9. Any executory contract or unexpired lease that has already been assumed or rejected pursuant to a final order of the Bankruptcy Court or by procedures authorized by the Bankruptcy Court will not be rejected or assumed again pursuant to the Plan. Executory contracts and unexpired leases that are listed on Schedules 8.1 and 8.9 relating to the use or occupancy of real property are broadly defined to include related agreements or supplements and executory contracts or unexpired leases appurtenant to the premises. The treatment of these other agreements will be the same as for the underlying agreement (i.e., both will be assumed or both will be rejected) unless the Debtors specifically treat the other agreements separately in accordance with the provisions of the Plan.

2.	Payment of Cure Amounts

Generally, if there has been a default (other than a default specified in section 365(b)(2) of the Bankruptcy Code) under an executory contract or unexpired lease, the debtor can assume the contract or lease only if the debtor cures the default. A condition to the assumption of an executory contract or unexpired lease is that any default under an executory contract or unexpired lease that is to be assumed pursuant to the Plan will be cured in a manner consistent with the Bankruptcy Code and as set forth in the Plan. Accordingly, except as may otherwise be agreed to by the parties, within 30 days after the Effective Date, the Reorganized Debtors will pay all undisputed cure claims. All disputed defaults that are required to be cured will be cured either within 30 days of the entry of a final order determining the amount, if any, of the Debtors’ liability with respect to such cure claim, or as may otherwise be agreed to by the parties.

To the extent any non-Debtor party to an executory contract or an unexpired lease files an objection to the Debtors’ proposed cure amounts and the alleged cure amount exceeds $300,000, the Debtors will provide notice thereof to the Plan Sponsor as provided in Section 5.02(d) of the SPA.

3.	Rejection Damage Claims

If an entity with a Claim for damages arising from the rejection of an executory contract or unexpired lease under the Plan has not filed a proof of claim for such damages, and served upon counsel for the Reorganized Debtors within 30 days after the later of (i) notice of entry of the Confirmation Order and (ii) notice of an amendment to Schedules 8.1, 8.7, 8.9, 8.9(a) and 8.9(b), that Claim will be barred and will not be enforceable against the Debtors or Reorganized Debtors. All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates, the Reorganized Debtors, their respective property and their respective successors or assigns.

4.	Indemnification Obligations

Subject to the occurrence of the Effective Date, the obligations of the Debtors as of the Commencement Date to indemnify, defend, reimburse or limit the liability of directors, officers or employees who are directors, officers or employees of the Debtors on or before the Effective Date, against any claims or causes of action, as provided in the Debtors’ certificates of incorporation, bylaws, other organizational documents or applicable law, will be assumed by the Debtors on the Effective Date with the same effect as though such obligations constituted executory contracts that are assumed under section 365 of the Bankruptcy Code, and all such obligations will survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Commencement Date. The prosecution of any indemnified cause of action against the Debtors or any non-debtor will upon the Effective Date be enjoined and prohibited, except solely for the purpose of obtaining a recovery from any available insurance policy proceeds. The Plan is intended to effect the assumption of the indemnification obligations of the Debtors as provided in the Debtors’ certificates of incorporation, bylaws, other organizational documents and applicable law, and the Plan will not, in and of itself, be deemed to create any new indemnification obligations on the part of the Debtors to directors, officers or employees of the Debtors who were directors, officers or employees of the Debtors on or before the Effective Date.

5.	Change in Control Agreements[12]

PPC entered into change in control agreements with (i) each of Lonnie Ken Pilgrim, Chairman, Richard A. Cogdill, the Chief Financial Officer, and certain other key officers in October 2008 and (ii) each of Don Jackson and certain other key officers in September 2009, to be effective on the Effective Date (collectively, the “Change in Control Agreements”). The Change in Control Agreements have an initial term of three years. The Change in Control Agreements are being assumed by the Reorganized Debtors. The Change in Control Agreements have two triggers: (1) a change in control (the “Change in Control”) and (2) separation from Pilgrim’s Pride. The change of ownership of PPC pursuant to the Plan will qualify as the first trigger for the first two years following the Effective Date.

Generally, the Change in Control Agreements provide that, except in the case of Dr. Jackson, any stock options and other equity awards held by the executives will become fully vested and exercisable upon a Change in Control (however, no such awards will be outstanding as of the Change in Control) and that, if PPC terminates an executive’s employment for reasons other than “cause” or if the executive resigns for “good reason” (as these terms are defined in the Change in Control Agreements) within a specified time period following a Change in Control then the executive will be entitled to certain severance benefits. The employment period is 24 months in the case of Mr. Pilgrim and Dr. Jackson and 18 months in the case of Mr. Cogdill. Upon the termination of an executive’s employment during the employment period, the Change in Control Agreements provide:

•

For a lump sum severance payment that includes the executive’s target annual bonus for the fiscal year in which the termination occurs, prorated through the date of termination, and an amount based on the sum of the executive’s annual base salary and target annual bonus, multiplied by 3.0 in the case of Mr. Pilgrim and Dr. Jackson and by 2.5 in the case of Mr. Cogdill.

•	That the executives may be entitled to receive a tax gross-up payment to compensate them for specified excise taxes, if any, imposed on the severance payment.

•	Up to 18 months of PPC-paid COBRA premiums.

•	In the case of Dr. Jackson, any stock option and other equity awards held by him will become fully vested and exercisable.

In addition, the Change in Control Agreements provide that, for a period of 24 months in the case of Mr. Pilgrim and Dr. Jackson and 18 months in the case of Mr. Cogdill, from the date of any termination of the executive’s employment that results in a severance payment under the executive’s Change in Control Agreement, the executive will not (a) divulge confidential information regarding the Company, (b) solicit or induce employees of the Company to terminate their employment with the Company, or (c) seek or obtain any employment or consulting relationship with any specified competitor of the Company.

In addition to the Change in Control Agreements described above, on the Effective Date, the Reorganized Debtors will enter into change in control or severance agreements with certain employees, as agreed with the Plan Sponsor.

[12]	The description of the Change in Control Agreements herein is for summary purposes only and in case of any conflict between a Change in Control Agreement and this Disclosure Statement, the Change in Control Agreement will govern.

6.	Employment Agreements with Don Jackson and Jerry Wilson

The Reorganized Debtors will assume the employment agreements that PPC entered into with Don Jackson (“Dr. Jackson”) as Chief Executive Officer and President on January 27, 2009 and Jerry Wilson (“Mr. Wilson”) as Executive Vice President, Sales on March 11, 2009. The employment agreements have a term of three years, but they may be extended with the mutual written consent of the parties. The material terms of the employment agreements with Dr. Jackson and Mr. Wilson are as follows:13

•	The annual base salary for Dr. Jackson will not be less than $1,500,000 and for Mr. Wilson will be $500,000 during the term of the agreements.

•

Dr. Jackson and Mr. Wilson received sign-on bonuses that are subject to repayment on a pro-rata basis over a three year period: Dr. Jackson in the amount of $3,000,000 and Mr. Wilson in the amount of $500,000 (collectively, the “Sign-on Bonus”).

•

Upon confirmation of the Plan and the attainment of certain performance targets, an equity award of up to 3,085,656 shares of PPC’s common stock (the “Stock Grant”), which was received by Dr. Jackson as a sign-on bonus, will vest and Dr. Jackson will be entitled to receive up to $2,000,000 as a reorganization bonus (“Reorganization Bonus”).

•

If either of the employment agreements are terminated other than for “cause” by PPC or its successor or with “good reason” by Dr. Jackson or Mr. Wilson during their term, any remaining unforgiven amount of the Sign-on Bonus will be immediately forgiven. In addition, Mr. Wilson will receive a pro rata portion of his annual performance bonus.

•

If either Dr. Jackson or Mr. Wilson terminates his employment without “good reason” (as such term is defined in the employment agreements) during the term of his respective employment agreement, such executive will be required to repay PPC any remaining unforgiven amount of the Sign-on Bonus, and, in the case of Dr. Jackson, the unvested portion of his Stock Grant will forfeit.

•

If PPC or its successor terminates the executive’s employment for “cause” (as such term is defined in the employment agreements) during the term, Dr. Jackson will have any remaining unforgiven amount of the Sign-on Bonus immediately forgiven and the unvested portion of his Stock Grant will forfeit and Mr. Wilson will be required to repay PPC any remaining unforgiven amount of the Sign-on Bonus.

•

After the date of the termination of Dr. Jackson or Mr. Wilson, such executive may not solicit or induce employees of PPC to terminate their employment with PPC during the 12-month period, in the case of Mr. Wilson, and 24 months, in the case of Don Jackson, following the date of employment termination or seek or obtain any employment or consulting relationship with any specified competitor of PPC during the restricted period.

[13]	The description of the employment agreements herein is for summary purposes only and in case of any conflict between an employment agreement and this Disclosure Statement, the employment agreements will govern.

7.	Retiree Benefits

On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors will continue to pay all retiree benefits as that term is defined in section 1114 of the Bankruptcy Code) of the Debtors, except with respect to any retiree benefits of the Debtors (i) that were terminated or rejected prior to the Confirmation Date (to the extent such termination or rejection did not violate section 1114 of the Bankruptcy Code) or (ii) are subject to a motion to reject as of the Confirmation Date or have been specifically waived by the beneficiaries of such retiree benefits, for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof.

F.	Conditions Precedent to Confirmation of Plan and Occurrence of the Effective Date of Plan

The Effective Date will not occur and the Plan will not become effective unless and until the following conditions are satisfied in full or waived in accordance with Section 11.2 of the Plan:

(a) The Confirmation Order, in form and substance reasonably satisfactory to the Debtors, and, in so far as the Confirmation Order relates to or concerns the SPA or any matter contemplated therein, reasonably satisfactory to the Plan Sponsor, will have been entered and shall not be subject to any stay or injunction;

(b) All actions, documents, and agreements necessary to implement the Plan will have been effected or executed; and

(c) Other than those conditions that by their nature can only be satisfied at the closing of the transactions contemplated by the SPA, the conditions precedent to the SPA will have been satisfied or waived by the parties thereto and the Reorganized Debtors will have access to the Cash contributed by the Plan Sponsor.

G.	Waiver of Conditions

Each of the conditions precedent listed above and in Section 11.1 of the Plan (other than entry of the Confirmation Order) may be waived in whole or in part, as applicable, by the Debtors or the Plan Sponsor. Any such waiver may be effected at any time, without notice or leave or order of the Bankruptcy Court and without any formal action.

H.	Effects of Failure of Conditions to Effective Date

In the event the conditions precedent specified in Section 11.1 of the Plan have not been satisfied or waived pursuant to Section 11.2 of the Plan on or prior to the date to be specified in the Confirmation Order, then (i) the Confirmation Order will be vacated, (ii) no distributions under the Plan will be made, (iii) the Debtors and all holders of Claims and Equity Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, (iv) all of the Debtors’ obligations with respect to the Claims and Equity Interests will remain unchanged and nothing contained herein will be deemed to constitute a waiver or release of any claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any other Entity in any further proceedings involving the Debtors, and (v) nothing contained herein will prejudice in any manner the rights of the Debtors, including, without limitation, the right to seek a further extension of the exclusive periods under section 1121(d) of the Bankruptcy Code.

I.	Effects of Confirmation on Claims and Equity Interests

1.	Vesting of Asset

Upon the Effective Date, all property of the Debtors’ estates will vest in the Reorganized Debtors free and clears all claims, liens, encumbrances, charges, and other interests, except as provided in the Plan. From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided in the Plan.

2.	Discharge of Claims and Termination of Equity Interests

The rights afforded to claimants and equity holders in the Plan, and the payments and distributions made thereby, will be in exchange for and in complete satisfaction, discharge and release of all existing debts and claims of any kind, nature or description whatsoever against the Debtors. All holders of existing claims against the Debtors will be enjoined from asserting against the Debtors, or any of their assets or properties, any other or further claim based upon any act or omission, transaction or other activity that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim. In addition, on the Effective Date, each holder of a claim against the Debtors will be forever precluded and enjoined from prosecuting or asserting any discharged claim against the Debtors.

3.	Discharge of Debtors

Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise expressly provided in the Plan, each holder (as well as any trustee or agent on behalf of any holder) of a Claim and any affiliate of such holder will be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, rights, and liabilities that arose prior to the Effective Date. As provided in section 524 of the Bankruptcy Code, such discharge will void any judgment against the Debtors, their estates, or any successor thereto at any time obtained to the extent it relates to a Claim discharged. Upon the Effective Date, all persons will be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against the Debtors, the estates, or any successor thereto.

4.	Injunction or Stay

Except as otherwise expressly provided in the Plan, all persons or entities who have held, hold or may hold Claims against or Equity Interests in and all other parties in interest, along with their respective present and former employees, agents, officers, directors, principals and affiliates, will be permanently enjoined, from and after the Effective Date, from taking any of the following actions against the Debtors, the Reorganized Debtors, their respective estates, any debtor who is indemnifiable by the Debtors or Reorganized Debtors, and their respective property, (i)

commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (ii) enforcing, attaching, collecting or recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order, (iii) creating, perfecting, or enforcing, in any manner, directly or indirectly, any encumbrance of any kind, (iv) asserting any right of setoff, subrogation or recoupment of any kind with respect to any such Claim or Equity Interest, or (v) pursuing any Claim released pursuant to Article XII of the Plan. Such injunction will extend to any successors of the Debtors and the Reorganized Debtors and their respective properties and interests in properties.

5.	Term of Injunction or Stays

Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

6.	Injunction Against Interference with Plan

Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests, and other parties in interest, along with their respective present and former employees, agents, officers, directors, principals and affiliates will be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

7.	Exculpation

Notwithstanding anything herein or in the Plan to the contrary, as of the Effective Date, none of the Debtors, the Reorganized Debtors, the Committees, the Chief Restructuring Officer, the agents and lenders under the Prepetition BMO Credit Agreement and the Prepetition CoBank Credit Agreement, the agents and lenders party to the DIP Credit Agreement, and their respective directors, officers, employees, partners, members, agents, representatives, accountants, financial advisors, investment bankers, or attorneys (but solely in their capacities as such) will have or incur any liability for any claim, cause of action or other assertion of liability for any act taken or omitted to be taken since the Commencement Date in connection with, or arising out of, the Chapter 11 Cases, the formulation, dissemination, confirmation, consummation, or administration of the Plan, property to be distributed under the Plan, or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing will not affect the liability of any person that would otherwise result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, fraud, criminal conduct, intentional unauthorized misuse of confidential information that causes damages, or ultra vires act.

8.	Releases by Holders of Claims and Equity Interests

Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, and in consideration of the services provided to the Debtors by (a) the present and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, attorneys, and representatives of the Debtors, the Chief Restructuring Officer, (b) the Committees, (c) the

agents and lenders under the Prepetition BMO Credit Agreement, (d) the agents and lenders under to the Prepetition CoBank Credit Agreement, (e) the agents and lenders under the DIP Credit Agreement, (f) Pilgrim Interests, Ltd. (solely in its capacity as guarantor under the Guarantee Agreements), and (g) the Debtors and the Reorganized Debtors, each holder of a Claim or an Equity Interest that votes to accept the Plan (or is deemed to accept the Plan), and to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each holder of a Claim or Equity Interest that does not vote to accept the Plan, will release unconditionally and forever each of (a) the present and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, attorneys, and representatives of the Debtors, the Chief Restructuring Officer, (b) the Committees, (c) the agents and lenders under the Prepetition BMO Credit Agreement, (d) the agents and lenders under to the Prepetition CoBank Credit Agreement, and (e) the agents and lenders under the DIP Credit Agreement, (f) Pilgrim Interests, Ltd. (solely in its capacity as guarantor under the Guarantee Agreements), and (g) the Debtors and the Reorganized Debtors, from any and all claims or causes of action that exist as of the Effective Date and arise from or relate to, in any manner, in whole or in part, the operation of the business of the Debtors, the subject matter of, or the transaction or event giving rise to, the Claim or Equity Interest of such holder, the business or contractual arrangements between any Debtor and such holder, any restructuring of such Claim or Equity Interest prior to the Chapter 11 Cases, or any act, omission, occurrence, or event in any manner related to such subject matter, transaction or obligation, or arising out of the Chapter 11 Cases, including, but not limited to, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof, or the property to be distributed thereunder; provided, that the foregoing will not operate as a waiver of or release from any causes of action arising out of the willful misconduct, gross negligence, fraud, criminal conduct, intentional unauthorized misuse of confidential information that causes damages, or ultra vires acts of any such person or entity.

9.	Releases by Debtors and Reorganized Debtors

Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, and in consideration of the services provided to the Debtors by (a) the present and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, attorneys, and representatives of the Debtors (including the Chief Restructuring Officer), (b) the Committees, (c) the agents and lenders under the Prepetition BMO Credit Agreement, (d) the agents and lenders under to the Prepetition CoBank Credit Agreement, (e) the agents and lenders under the DIP Credit Agreement, and (f) Pilgrim Interests, Ltd. (solely in its capacity as guarantor under the Guarantee Agreements), each Debtor and Reorganized Debtor will release unconditionally and forever each of (a) the present and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, attorneys, and representatives of the Debtors (including the Chief Restructuring Officer), (b) the Committees, (c) the agents and lenders under the Prepetition BMO Credit Agreement, (d) the agents and lenders under to the Prepetition CoBank Credit Agreement, (e) the agents and lenders under the DIP Credit Agreement, and (f) Pilgrim Interests, Ltd. (solely in its capacity as guarantor under the Guarantee Agreements), from any and all claims or causes of action that exist as of the Effective Date and arise from or relate to, in any manner, in whole or in part, the operation of the business of the Debtors, the business or contractual arrangements between any Debtor and any such person or entity, or any act, omission, occurrence, or event in any manner related to such subject matter, transaction or obligation, or arising out of the Chapter 11 Cases, including, but not limited to, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof, or the property to be distributed thereunder; provided, that the foregoing will not operate as a waiver of or release from any causes of action arising out of the willful misconduct, gross negligence, fraud, criminal conduct, intentional unauthorized misuse of confidential information that causes damages, or ultra vires acts of any such person or entity.

10.	Avoidance Actions

From and after the Effective Date, the Reorganized Debtors will have the sole right to prosecute any and all Avoidance Actions, equitable subordination actions or recovery actions under sections 105, 502(d), 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession, other than with respect to any cause of action or Avoidance Action released in the Plan, in the Confirmation Order, or in any other Final Order of the Bankruptcy Court.

11.	Retention of Causes of Action/Reservation of Rights

Except as provided in Sections 10.7 and 10.9 of the Plan, nothing contained in the Plan or the Confirmation Order will be deemed to be a waiver or relinquishment of any rights or cause of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any Entity, to the extent such Entity asserts a crossclaim, a counterclaim, and/or a Claim for setoff that seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives and (ii) the turnover of any property of the Debtors’ estates.

Nothing contained in the Plan or the Confirmation Order will be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim. The Reorganized Debtors will have, retain, reserve, and be entitled to assert all such claims, causes of action, rights of setoff, and other legal or equitable defenses that the Debtors had immediately prior to the Commencement Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

12.	Limitation on Exculpation and Releases of Professionals

Nothing in Sections 10.7, 10.8 or 10.9 of the Plan is intended to (i) be construed to release or exculpate any entity from fraud, malpractice, criminal conduct, intentional unauthorized misuse of confidential information that causes damages, or ultra vires acts, or (ii) limit the liability of the professionals of the Debtors, the Reorganized Debtors, and the Committees to their respective clients pursuant to the relevant provisions of the Code of Professional Responsibility.

J.	Dissolution of Statutory Committees and Fee Review Committee

On the Effective Date, the Committees will be dissolved and the members thereof will be released and discharged of and from all further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases. On the Effective Date, the retention or employment of all attorneys, financial advisors, accountants and other agents of the Creditors’ Committee and Equity Committee will terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith. To the extent not discharged and released on or prior to the

Confirmation Date, on the eleventh (11th) day following the entry of an order in respect of the last of any outstanding fee applications, the Fee Review Committee will be released and discharged from its obligations pursuant to the Order Granting Motion for (I) Appointment of a Fee Review Committee and (II) Amendment of the Interim Compensation Order [Docket No. 1624 in the Chapter 11 Cases].

K.	Jurisdiction and Choice of Law

On and after the Effective Date, the Bankruptcy Court will have exclusive jurisdiction over all matters arising out of, arising under, and related to the Chapter 11 Cases and the Plan pursuant to, and for the purpose of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:

(a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, the allowance of Claims resulting therefrom and any disputes with respect to executory contracts or unexpired leases relating to the facts and circumstances arising out of or relating to the Chapter 11 Cases;

(b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim or Equity Interest;

(e) To enforce the terms of the ADR Procedures Order and hear any matter arising from the alternative dispute resolution procedures established therein;

(f) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is stayed, reversed, revoked, modified, or vacated for any reason;

(g) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to prevent interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i) To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

(j) To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(k) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and the Confirmation Order; provided, however, that notwithstanding anything to the contrary in Article XII of the Plan, disputes arising in connection with the interpretation, implementation or enforcement of the SPA or the Exit Financing or any other transactions or payments contemplated thereby shall be heard and determined as set forth therein.

(l) Subject to paragraph (k) of Article XII of the Plan, to take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following the Effective Date;

(m) To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order;

(n)	To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(o) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(p) To determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code;

(q) To recover all assets of the Debtors and all property of the Debtors’ estates, wherever located;

(r) To hear and determine any rights, claims or causes of action held by or accruing to the Debtors pursuant to the Bankruptcy Code, any other federal or state statute, or any legal theory;

(s) To enter a final decree closing the Chapter 11 Cases;

(t) Subject to paragraph (k) of Article XII of the Plan, to determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order any of the Plan Documents, or any other contract, instrument, release or other agreement or document related to the Plan, the Disclosure Statement or the Plan Supplement; and

(u) To hear and determine any other matter not inconsistent with the Bankruptcy Code.

L.	Amendments or Modifications of the Plan

As provided in section 1127 of the Bankruptcy Code, modification of the Plan may be proposed in writing by the Debtors at any time before the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors will have complied with section 1125 of the Bankruptcy Code; provided further that without the prior written consent of the Plan Sponsor, the Debtors may not propose amendments or modifications to any provision in the Plan that would reasonably be expected to have a material adverse effect on the Plan Sponsor or on the ability of the Company and the Plan Sponsor to consummate the transactions contemplated by the SPA except that no consent shall be required for any amendments or modifications to the Plan proposed by the Debtors that are consistent with the rights of PPC under the SPA. After the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Debtors or the Reorganized Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan. A holder of a Claim or Equity Interest that has accepted the Plan will be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

M.	Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke and withdraw the Plan prior to the Effective Date. If the Debtors revoke or withdraw the Plan with respect to any one or more of the Debtors, or if the Effective Date does not occur as to any Debtor, then, as to such Debtor, the Plan and all settlements and compromises set forth in the Plan and not otherwise approved by a separate Final Order will be deemed null and void and nothing contained in the Plan and no acts taken in preparation for consummation of the Plan will be deemed to constitute a waiver or release of any Claims against or Equity Interests in such Debtor or to prejudice in any manner the rights of any of the Debtors or any other Person in any other further proceedings involving such Debtor.

In the event that the Debtors choose to adjourn the Confirmation Hearing with respect to any one or more of the Debtors, the Debtors reserve the right to proceed with confirmation of the Plan with respect to those Debtors in relation to which the Confirmation Hearing has not been adjourned. With respect to those Debtors with respect to which the Confirmation Hearing has been adjourned, the Debtors reserve the right to amend, modify, revoke or withdraw the Plan and/or submit any new plan of reorganization at such times and in such manner as they consider appropriate, subject to the provisions of the Bankruptcy Code.

N.	Severability

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision as altered or interpreted will then be applicable. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

O.	Governing Law

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule or document in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof; provided, however, that the SPA will be governed by the laws as set forth therein.

VII.

REORGANIZED DEBTORS

A.	Select Historical Financial Information

Debtors’ historical financial information is set forth (without exhibits) on Exhibits C and D hereto, respectively:

•	PPC’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 27, 2008; and

•	PPC’s Form 10-Qs for each of the quarters ended December 27, 2008, March 28, 2009 and June 27, 2009.

B.	Financial Projections (Five (5) Year Business Plan)

The value of the securities to be issued pursuant to the Plan and the recoveries by holders of Allowed Claims who receive such securities, depend in part upon the ability of the Debtors to achieve financial results projected on the basis of certain assumptions.

To maximize creditor recoveries, the Debtors must seek to maximize the value of their businesses.

Additionally, for the Plan to meet the feasibility test of section 1129(a)(1l) of the Bankruptcy Code, the Bankruptcy Court must conclude that confirmation of the Plan is not reasonably likely to lead to the liquidation or further reorganization of the Debtors.

With these considerations in mind, the Debtors prepared their projections, which as more fully set forth below, are based upon the Debtors’ long-term business plan and in turn serve as the basis for the Plan. The Debtors believe that the assumptions that serve as the basis for the projections, subject to the updates described herein, are reasonable under the circumstances and that pursuit of the business plan will maximize the value of the businesses of the Debtors.

THE PROJECTIONS ARE PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING “ADEQUATE INFORMATION” UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE UNDER THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF SECURITIES OF, OR CLAIMS OR EQUITY INTERESTS IN, THE DEBTORS OR ANY OF THEIR AFFILIATES.

THE ASSUMPTIONS AND RESULTANT PROJECTIONS AND SUBSEQUENTLY IDENTIFIED VARIANCES CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE PROJECTIONS HAVE BEEN PREPARED BY THE

DEBTORS’ MANAGEMENT AND PROFESSIONALS. THESE PROJECTIONS AND SUBSEQUENTLY IDENTIFIED VARIANCES, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO ASSURANCES CAN BE MADE AS TO THE ACCURACY OF THE ASSUMPTIONS AND RESULTANT PROJECTIONS AND SUBSEQUENTLY IDENTIFIED VARIANCES OR THE ABILITY OF THE DEBTORS AND THE REORGANIZED DEBTORS TO ACHIEVE THE PROJECTED RESULTS FOLLOWING THE EFFECTIVE DATE. THE PROJECTIONS SHOULD BE CONSIDERED IN LIGHT OF THE UPDATED INFORMATION DEVELOPED SINCE THEIR PREPARATION DISCUSSED IN “SUMMARY OF SIGNIFICANT ASSUMPTIONS IN FIVE-YEAR PLAN.” SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE PROJECTIONS AND SUBSEQUENTLY IDENTIFIED VARIANCES WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR MAY BE UNANTICIPATED, AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS AND SUBSEQUENTLY IDENTIFIED VARIANCES, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

THE PROJECTIONS UTILIZE THE PRELIMINARY VALUATION PREPARED BY LAZARD SOLELY IN CONNECTION WITH THE FILING OF THE DISCLOSURE STATEMENT. HOWEVER, NO FRESH START ADJUSTMENTS ARE REFLECTED IN THE INCOME STATEMENT INCLUDED IN THE PROJECTIONS. AS A RESULT, THE OPERATING RESULTS MAY NOT BE INDICATIVE OF TRUE PERFORMANCE, AND FINANCIAL RATIOS CALCULATED USING THE PROJECTIONS MAY NOT BE ACCURATE OR REPRESENTATIVE OF THE REORGANIZED DEBTORS AFTER EMERGENCE. ABSENT A STIPULATED OR BANKRUPTCY COURT-DETERMINED ENTERPRISE VALUE OF THE DEBTORS, THE DEBTORS INTEND TO IDENTIFY AN ENTERPRISE VALUE FOR PURPOSES OF “FRESH START” ACCOUNTING UTILIZING MARKET DATA, INCLUDING THE TRADING PRICES OF THE SECURITIES OF THE DEBTORS THAT MAY DIFFER MATERIALLY FROM THE VALUATION ASSUMED IN THE PROJECTIONS.

THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS NOR IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE DEBTORS’ INDEPENDENT ACCOUNTANTS, ERNST AND YOUNG, LLP (“E&Y”), HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS AND STRATEGIES OR PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS DO NOT INTEND, AND DISCLAIM ANY OBLIGATION, TO: (1) FURNISH UPDATED BUSINESS PLANS OR PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE, OR TO HOLDERS OF SECURITIES OF ANY DEBTOR, OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE; (2) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC; OR (3) OTHERWISE MAKE SUCH

UPDATED INFORMATION PUBLICLY AVAILABLE. HOWEVER, FROM TIME-TO-TIME, THE DEBTORS WILL PREPARE UPDATED PROJECTIONS IN CONNECTION WITH PURSUING FINANCING (INCLUDING THE EXIT FINANCING), CREDIT RATINGS AND OTHER PURPOSES. SUCH PROJECTIONS MAY DIFFER MATERIALLY FROM THE PROJECTIONS PRESENTED HEREIN.

THE ASSUMPTIONS AND RESULTANT COMPUTATIONS WERE MADE SOLELY FOR PURPOSES OF PREPARING THE PROJECTIONS AND SUBSEQUENTLY IDENTIFIED VARIANCES IN CONNECTION WITH EFFECTING FRESH START ACCOUNTING. THE DEBTORS AND THE REORGANIZED DEBTORS WILL BE REQUIRED TO DETERMINE THE ENTERPRISE VALUE, THE FAIR VALUE OF THEIR ASSETS, AND THEIR ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. SUCH DETERMINATION WILL BE BASED UPON THE FAIR VALUES AS OF THAT DATE, WHICH COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING COMPUTATIONS. IN ALL EVENTS, THE REORGANIZATION VALUE, AS WELL AS THE DETERMINATION OF THE FAIR VALUE OF THE DEBTORS’ PROPERTY, EQUIPMENT, AND INVENTORIES AND THE DETERMINATION OF THEIR ACTUAL LIABILITIES, WILL BE MADE AS OF THE EFFECTIVE DATE. ALTHOUGH THE DEBTORS EXPECT TO UTILIZE A CONSISTENT METHODOLOGY, THE CHANGES BETWEEN THE AMOUNTS OF ANY OR ALL OF THE FOREGOING ITEMS AS ASSUMED IN THE PROJECTIONS AND THE ACTUAL AMOUNTS THEREOF AS OF THE EFFECTIVE DATE MAY BE MATERIAL.

1.	Consolidated Projected Financial Statements (“The Projections”)

Attached as Exhibit F hereto are the Debtors’ consolidated projected financial statements.

2.	Purpose and Objectives

To maximize creditor recoveries, the Debtors must seek to maximize the value of their businesses. Additionally, for the Plan to meet the feasibility test of section 1129(a)(11) of the Bankruptcy Code, the Bankruptcy Court must conclude that confirmation of the Plan is not reasonably likely to lead to the liquidation or further reorganization of the Debtors.

With these considerations in mind, the Debtors prepared their projections, which are more fully set forth below, based on the Debtors’ long-term business plan. These projections, in turn, serve as the basis for the Plan. The Debtors believe the assumptions that serve as the basis for the projections, subject to the updates described herein, are reasonable under the circumstances and that pursuit of the business plan will maximize the value of the businesses of the Debtors.

The projections are done on consolidated level basis (for both Debtors and non-Debtors) for the remainder of fiscal year 2009, from fiscal year 2010 to fiscal year 2014.

3.	Key Drivers of the Projections

Grain markets: Five-year projected grain markets were provided by Informa Economics and Express Markets Inc.

Poultry market: Five-year projected poultry markets were provided by Informa Economics and Express Markets Inc.

Sales projections: As projected by PPC’s sales management

(i)	Fiscal year 2010 sales projections: the projections incorporate improvement on sales mix composition geared towards reducing commodity sales and increasing core business

(ii)	Fiscal year 2011 – 2014 sales projections: the projections incorporate modest annual growth of 2-3% to maintain stable market share going-forward after FY 2010

Operational improvement: Announced and implemented operational improvements such as closures of plants, SG&A reduction and lean initiatives are incorporated in the projections. Future additional improvements will provide further upside to the Debtors’ financial performance beyond the projections.

4.	Cost Assumptions in the Projections

Live operations costs: Live costs include grain cost assumptions, the costs of milling and delivering feed to live poultry, medication, administration costs, and grower pay to raise the poultry. These costs are projected at current levels, adjusted for known differences, including operational savings.

Operating expenses: Projections of operating expenses include labor, maintenance, utilities, packaging and ingredients based on historic costs (most are expressed as cost per production pound), adjusted for known differences including operational savings.

Corporate overhead: Projected corporate overhead expenses are based on historic costs, adjusted for known differences including operational savings.

Capacity utilization: The projections utilize production schedules provided by the Debtors’ supply chain management, which are matched against the sales plan, reflecting the Debtors’ business plan on becoming a sales-driven company. Production schedules provide production pounds which drive major cost items in the projections. The Debtors currently operate below full-capacity (full capacity is defined as five-day-a-week full production at all Debtors’ facilities currently being operated). The projections incorporate a gradual increase in production from fiscal year 2010 to accommodate increasing future sales, reaching full capacity in fiscal year 2013. The Debtors believe increasing production levels to full capacity in fiscal year 2013 and slightly beyond full capacity in fiscal year 2014 is feasible without any significant capital expenditure since the Debtors believe they have the sufficient capital base employed.

Cost inflationary factor: An inflationary factor of 2.2% (based on USDA Agricultural Projections) is incorporated into the cost items in the projections from fiscal year 2011 to fiscal year 2014.

Interest Expense and Debt Payments: Projections on interest expense and scheduled principal payments conform to the Debtors’ exit financing arrangements.

Capital Expenditures and Depreciation: Projected capital expenditures include maintenance and efficiency / expansionary capital spending to accommodate the Debtors’ business plan. Furthermore, the Debtors projected certain “catch-up” capital expenditure in fiscal year 2010 and fiscal year 2011 for deferred fixed-asset spending that the Debtors experienced several years prior to commencement of the Chapter 11 Cases. Long-term capital expenditure is expected to be at levels to replace depreciation of fixed assets.

Marketing Program: The projections incorporate a marketing program to support the Debtors’ plan on sales mix shift towards core business and efforts on maintaining market share. Purposes of the marketing program will include, but will not be limited to, creating a creative marketing team, developing brand awareness campaign and new promotional, and product development. The marketing program spending will start from fiscal year 2010; and there will be a one-year lag in which the benefits toward core sales price points will be realized one year later from fiscal year 2011.

Working Capital Assumptions: The projections utilize commonly-used methods in estimating working capital going-forward, using measures such as Day Sales Outstanding, Inventory Days and Days Payable Outstanding. These measures are projected based on historic levels, adjusted for known differences. The projections do not assume any significant changes in the Debtors’ working capital situation aside from normal movements to support projected business operations.

Reorganization costs: Reorganization costs will be accrued and paid during the period of the Chapter 11 Cases; and any estimated remaining outstanding reorganization costs after the Effective Date will be treated as administrative claims and paid accordingly to the treatment of such claims.

Income taxes: The five-year plan assumes a statutory tax rate of 37%.

Dividends: The projections assume no dividends will be paid.

5.	Poultry Industry Outlook in the Projections

The outlook for the poultry industry in 2009 is generally considered to be positive due to the decline in feed ingredient prices since mid-2008 and a reduction in the supply of chicken enacted by some of the industry producers. Prices for corn and soybeans, for example, have dropped substantially since July 2008, and are at this time expected to remain relatively flat for the remainder of fiscal year 2009. Prices of the Debtors’ chicken products are expected to increase over the next 12 months as total industry supply has been moderated and the wave of beef and pork liquidations are expected to subside. The Debtors are reasonably confident that improved economic conditions in the chicken industry and an improved balance sheet will lead to a successful restructuring of the Debtors’ businesses.

6.	Commodity Factor: Grain/Feed Ingredients

Feed ingredient purchases are the single largest component of the Debtors’ cost of sales, representing 34.7% of consolidated cost of sales incurred in the first nine months of fiscal 2009 and 39.5% of consolidated cost of sales incurred in fiscal 2008. The production of feed ingredients is positively or negatively affected primarily by weather patterns throughout the world, the global level of supply inventories and demand for feed ingredients, and the agricultural policies of the U.S. and foreign governments.

The cost of corn and soybean meal, the Debtors’ primary feed ingredients, increased sharply during the prior two years and reached unprecedented levels in the last half of fiscal 2008. Market prices for these feed ingredients decreased in the first nine months of fiscal 2009. Market prices for feed ingredients remain volatile, however, and there can be no assurance that they will not increase materially as a result of, among other things, increasing demand for these products around the world and alternative uses of these products, such as ethanol and biodiesel production.

The following table compares the highest and lowest prices reached on nearby futures for one bushel of corn and one ton of soybean meal during the past four years, for each quarter in fiscal 2008 and for the first, second and third quarters of fiscal 2009:

	Corn		Soybean Meal
	Highest Price	Lowest Price	Highest Price	Lowest Price
2009:
Third Quarter	$4.50	$3.40	$433.40	$278.00
Second Quarter	4.28	3.38	326.00	264.00
First Quarter	5.24	2.90	302.00	237.00
2008:
Fourth Quarter	7.50	4.86	455.50	312.00
Third Quarter	7.63	5.58	427.90	302.50
Second Quarter	5.70	4.49	384.50	302.00
First Quarter	4.57	3.35	341.50	254.10
2007:	4.37	2.62	286.50	160.20
2006:	2.68	1.86	204.50	155.80
2005:	2.63	1.91	238.00	146.60

Based on the Debtors’ feed consumption during the second quarter of fiscal 2009, hypothetical $0.01 per bushel movement in corn price and $1 per ton movement in soybean meal price would have resulted in annualized cost of sales changes of approximately $2 million and $1.8 million, respectively.

According to Informa Economics and Express Markets, Inc., the projected confidence intervals (reflecting one standard deviation or 68% probability) can range from $1 per bushel for corn and $54 per ton for soybean meal. Thus, the Debtors might experience approximately $400 million in annual cost of sales fluctuation due to corn price movement and approximately $190 million due to soybean meal price movement, respectively. This variability could be considered normal movements within the relevant commodity cycles.

C.	Valuation

The Debtors have been advised by Lazard, its investment banker, with respect to the estimated enterprise value of Pilgrim’s Pride, as reflected by the estimated equity value of the Reorganized PPC that was agreed upon as part of the transaction with the Plan Sponsor. Lazard has undertaken this valuation analysis for the purpose of determining value available for distribution to holders of Allowed Claims and Allowed Equity Interests pursuant to the Plan. In addition to specific risks mentioned in this section, the discussion of the valuation analysis should be read in conjunction with the discussion of the transaction with the Plan Sponsor and certain risk factors contained in Articles V and VIII.

Pursuant to the SPA, the Plan Sponsor has agreed to purchase 64% of the New PPC Common Stock for $800 million. The remaining 36% of the New PPC Common Stock would be valued at $450 million, resulting in an aggregate estimated total equity value of $1,250 million, before contemplation of any potential synergies as discussed in Section V(C)14. Based upon the anticipated net

[14]	The views regarding any synergies that may be created through the transaction with the Plan Sponsor are the views of the Plan Sponsor and have not been independently verified by either the Debtors or Lazard.

debt at the Effective Date, of $1,486 million, Lazard’s estimate of the enterprise value is $2,736 million (excluding approximately $50 million in estimated restricted cash). This estimate was based in part on information provided by the Debtors, solely for purposes of the Plan, as of November 21, 2009.15 For purposes of this valuation, Lazard assumes that no material changes that would affect value occur between the date of the Disclosure Statement and the Assumed Effective Date.

Lazard’s analysis addresses the estimated enterprise value of Pilgrim’s Pride, as reflected by the estimated equity value of the Reorganized PPC, assuming the Plan is approved and becomes effective. It does not address other aspects of the proposed reorganization, the Plan or any other transactions and does not address the Debtors’ underlying business decision to effect the reorganization set forth in the Plan. Lazard’s estimated total equity and enterprise values do not constitute a recommendation to any holder of Allowed Claims or Allowed Equity Interests as to how such person should vote or otherwise act with respect to the Plan. Lazard has not been asked to, nor did Lazard, express any view as to what the value of the Debtors’ securities will be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated total equity and enterprise values set forth herein do not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

THE ASSUMED ENTERPRISE VALUE, AS OF NOVEMBER, 21 2009, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION AVAILABLE TO LAZARD CURRENT AS OF THE DATE OF THIS DISCLOSURE STATEMENT. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD’S CONCLUSIONS, NEITHER LAZARD NOR THE DEBTORS HAVE ANY OBLIGATION OR INTENT TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE. THE PROJECTIONS USED IN THE VALUATION ANALYSIS ALSO ASSUME THAT GENERAL ECONOMIC, FINANCIAL, AND MARKET CONDITIONS AS OF THE EFFECTIVE DATE WILL NOT DIFFER FROM THOSE PREVAILING AS OF THE DISCLOSURE STATEMENT.

With respect to the Projections prepared by the management of the Debtors, Lazard assumed that such Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ most accurate currently available estimates and judgments as to the future operating and financial performance of Pilgrim’s Pride. Lazard’s estimates of equity and enterprise value, assumes that Pilgrim’s Pride will achieve its Projections in all material respects. If the business performs at levels above or below those set forth in the Projections, and/or levels of certain Allowed Claims are lower or higher than previously anticipated, it may have a material impact on the value of New PPC Common Stock. However, pursuant to the terms of the SPA, the initial allocation of New PPC Common Stock will not change.

Such estimates do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly higher or lower than the amounts set forth herein. The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimated equity and enterprise values set forth herein are not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Neither the Debtors, Lazard, nor any other person assumes responsibility for their accuracy. In

[15]	If the Plan is approved by the Bankruptcy Court, the Debtors expect to emerge from chapter 11 by the end of December 2009 (the “Assumed Effective Date”). Lazard does not expect the estimated enterprise value of $2,736 million to change materially between November 21, 2009 and the Assumed Effective Date.

addition, the valuation of newly issued securities, such as New PPC Common Stock is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, the operating performance of the Debtors, prevailing interest rates, conditions in the financial markets, the anticipated holding period of securities received by prepetition constituents (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors which generally influence the prices of securities such as supply/demand imbalances and levels of liquidity in the secondary market.

THE ESTIMATES OF EQUITY AND ENTERPRISE VALUES DETERMINED BY LAZARD REPRESENT ESTIMATES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE EQUITY VALUE OF THE REORGANIZED PPC ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE EQUITY VALUE FOR THE REORGANIZED PPC ASSOCIATED WITH LAZARD’S VALUATION ANALYSIS.

D.	Corporate Governance and Management of the Reorganized Debtors

1.	Initial Board of Directors

The identity of the initial board of directors for each Debtor will be disclosed in the Plan Supplement; provided; however, that the identity of the independent director of the Reorganized PPC to be designated by the Plan Sponsor will be disclosed no later than 3 calendar days before the Confirmation Hearing.

Pursuant to the Stockholders Agreement and the Restated Certificate of Incorporation, on the Effective Date, the board of directors of Reorganized PPC will consist of 9 members comprised as follows:

(i)	6 members, including the Chairman of the Board, will be designated by the Plan Sponsor (the “Plan Sponsor Designees”). The chief executive officer of Reorganized PPC will be appointed to the initial board of directors of Reorganized PPC and will be included in the Plan Sponsor Designees. It is currently anticipated that Michael Cooper, a member of the Equity Committee, will also be included in the Plan Sponsor Designees.

(ii)	2 members (the “Equity Directors”) will be designated by the Equity Committee. The Equity Directors will qualify as “independent directors” pursuant to the definition set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

(iii)	1 member will be Lonnie “Bo” Pilgrim.

From and after the Effective Date, the members of the board of directors of Reorganized PPC and its affiliates will be selected and determined in accordance with the provisions of the respective organizational documents and applicable law.

2.	Officers

As of the Effective Date, the officers of the Debtors shall be the officers of the Reorganized Debtors.

3.	Consulting Agreement

In connection with the Plan, PPC and Lonnie A. “Bo” Pilgrim (“Mr. Pilgrim”) have entered into a consulting agreement, dated September 16, 2009 (the “Consulting Agreement”), which will become effective on the Effective Date. The salient terms of the Consulting Agreement are as follows:16

•	Mr. Pilgrim will be compensated for services rendered to Reorganized PPC at a rate of $1.5 million a year for a term of 5 years;

•	Mr. Pilgrim will be subject to customary non-solicitation and non-competition provision; and

•

Mr. Pilgrim and his spouse will be provided with medical benefits (or will be compensated for medical coverage) that are comparable in the aggregate to the medical benefits afforded to employees of Reorganized PPC.

4.	Management Incentive Plans

(a)	Short Term Management Incentive Plan

During the Chapter 11 Cases, PPC’s board of directors approved, subject to approval of the Plan by the Bankruptcy Court, and in the case of awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“162(m) Awards”), subject to approval by the shareholders, the Short Term Management Incentive Plan — an annual incentive program for the use of the Reorganized Debtors providing for the grant of bonus awards payable upon achievement of specified performance goals (the “STIP”). The STIP permits the grant of 162(m) Awards and bonus awards that are not intended to so qualify. Regular, full-time salaried, exempt employees of the Reorganized Debtors and its affiliates who are selected by the administering committee are eligible to participate in the STIP. The maximum aggregate amount that may be paid pursuant to 162(m) Award to a participant in any fiscal year may not exceed $10,000,000. Awards may be granted once the STIP becomes effective, but any 162(m) Awards that are granted before the STIP is approved by PPC’s stockholders will not be paid unless and until the STIP is approved by the stockholders. The STIP, substantially in the form of Exhibit D-1 of the Plan, is being submitted to stockholders of PPC for separate approval in connection with the Plan. Exhibit D to the Plan sets forth a summary of material terms of the STIP.

(b)	Long Term Incentive Plan

During the Chapter 11 Cases, PPC’s board of directors approved, subject to approval by shareholders of PPC and of the Plan by the Bankruptcy Court, an omnibus long-term incentive plan (“LTIP”) for the use of the Reorganized Debtors providing for the grant of a broad range of long-term equity-based and cash-based awards to the Reorganized Debtors’ officers and other employees, members

[16]	The description of the Consulting Agreement herein is for summary purposes only and in case of any conflict between the Consulting Agreement and this Disclosure Statement, the Consulting Agreement will govern.

of the Reorganized Debtors’ board of directors and any consultants to the Reorganized Debtors, as well as to employees of and any consultants to the Reorganized Debtors’ subsidiaries. The equity-based awards that may be granted under the LTIP include “incentive stock option,” within the meaning of the Internal Revenue Code, non-qualified stock option, stock appreciation rights, restricted stock awards and restricted stock units. Performance-based awards under Section 162(m) of the Internal Revenue Code, which are payable upon satisfaction of pre-established performance goals, may also be granted in order to preserve the deductibility of these awards for federal income tax purposes. The LTIP provides for issuance of an aggregate number of shares of common stock in the Reorganized PPC equal to the lesser of (i) a number of shares equal to the quotient arrived at by dividing $50,000,000 by the average of the per share closing prices on the Pink OTC Markets, or if the shares are not then traded on the Pink OTC Markets, on the principal exchange, market or quotation system on which the shares are then traded or listed, of the shares during the 10 consecutive trading days ending (and including) the trading immediately preceding the Effective Date, and (ii) 10,000,000 shares, all of which may be issued pursuant to the exercise of “incentive stock options.” The LTIP, substantially in the form of Exhibit D-2 of the Plan, is being submitted to stockholders of PPC for separate approval in connection with the Plan. Exhibit D to the Plan sets forth a summary of material terms of the LTIP.

E.	Description of Certain Securities to be Issued Pursuant to the Plan

1.	New PPC Common Stock

On the Effective Date, the existing common stock of PPC will be cancelled and the New PPC Common Stock will be issued to holders of Allowed Equity Interests and the Plan Sponsor. The Restated Certificate of Incorporation will authorize Reorganized PPC to issue 800,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share, with Reorganized PPC’s Board of Directors being empowered, without stockholder approval, to cause preferred stock to be issued with such rights, preferences and limitations as it may determine. See Restated Certificate of Incorporation attached to the Plan as Exhibit C.

In the event JBS USA completes the Offering, or any other initial public offering of the JBS USA Common Stock and the offered shares are listed on a national securities exchange, then, at any time during an Exchange Window (as defined below) falling within the period commencing on the date of the closing of the Offering or such other offering and ending two years and 30 days from the Effective Date, JBS USA will have the right to deliver written notice of the mandatory exchange of the New PPC Common Stock to Reorganized PPC at its principal place of business. Upon delivery to Reorganized PPC of notice of the Mandatory Exchange Transaction each share of New PPC Common Stock held by stockholders other than JBS USA will automatically, without any further action on behalf of Reorganized PPC or any of the Exchanged Holders, be transferred to JBS USA in exchange for a number of duly authorized, validly issued, fully paid and non-assessable shares of JBS USA Common Stock equal to the Exchange Offer Ratio (as defined below). The Mandatory Exchange Transaction will be effected in compliance with all applicable laws. An “Exchange Window” is a period of time beginning on the 6th trading day after the first day on which both Reorganized PPC and JBS USA will have each made their respective annual or quarterly reports or earnings releases relating to the immediately preceding fiscal quarter or year, as applicable, and ending on the last day of the fiscal quarter during which the first day of the Exchange Window fell.

The Exchange Offer Ratio is a fraction, the numerator of which is the average volume-weighted daily trading price per share on the principal Exchange for the New PPC Common Stock and the denominator of which is the average volume-weighted daily trading price per share on the principal exchange for the JBS USA Common Stock, in each case for the Measurement Period. The “Measurement

Period” is a number of consecutive trading days which is equal to twice the number of consecutive trading days between (i) the first date on which both JBS USA and Reorganized PPC shall have both made their respective annual or quarterly reports or earnings releases and (ii) the date on which JBS USA delivers to Reorganized PPC the notice of the Mandatory Exchange Transaction.

JBS USA believes that the potential exchange of New PPC Common Stock for JBS USA Common Stock under the circumstances provided in the Plan and summarized above will satisfy the requirements of section 1145(a) of the Bankruptcy Code. Under the terms of the SPA, the Debtors and the Plan Sponsor have agreed to seek a finding of the Bankruptcy Court in the Confirmation Order that this potential exchange of New PPC Common Stock will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

F.	Exit Financing

The Debtors are working with various lenders and financial institutions to secure an exit facility (the “Exit Facility”) that would provide funding for plan distributions and working capital for the Reorganized Debtors. The Exit Facility, as currently contemplated, will provide a senior secured financing facility (the “Exit Credit Facility) in an aggregate principal amount of at least $1,650,000,000, to include a three-year revolving credit facility, in an aggregate principal amount of at least $500,000,000 (the “Exit Revolving Credit Facility); a three year Term A loan facility in an aggregate principal amount of at least $375,000,000 (the “Term A Loan Facility); and a five- year term B loan facility in an aggregate principal amount of at least $775,000,000 (the “Term B Loan Facility). As contemplated, a portion of the Exit Revolving Credit Facility, of at least $200,000,000, will be available for the issuance of standby letters of credit and trade letters of credit. On August 11, 2009, the Bankruptcy Court entered an order authorizing the Debtors to enter into certain mandate, commitment and fee letters in connection with the Exit Facility and to pay certain fees related thereto. The terms of the Exit Facility itself will be approved as part of confirmation of the Plan. The material terms of the Exit Facility are attached to the Plan as Exhibit A and will be filed as part of the Plan Supplement. Any merger or consolidation of Reorganized PPC with the Plan Sponsor will require consent of the required lenders to the Exit Credit Facility or a refinancing of the Exit Facility.

VIII.

CERTAIN RISK FACTORS

HOLDERS OF EQUITY INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND RELATED DOCUMENTS, REFERRED TO OR INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THIS SECTION PROVIDES INFORMATION REGARDING POTENTIAL RISKS IN CONNECTION WITH THE PLAN, THE FINANCIAL PROJECTIONS AND OTHER RISKS THAT COULD IMPACT THE REORGANIZED DEBTORS’ FUTURE FINANCIAL CONDITION AND OPERATIONS, RISKS RELATING TO THE FINANCIAL AND OPERATIONAL RESULTS OF THE PLAN SPONSOR AND RISKS RELATING TO THE JBS COMMON STOCK. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.	Certain Risks Related to the Plan

1.	The Debtors may not be able to obtain confirmation of the Plan

The Debtors cannot ensure that they will receive the requisite Plan acceptances to confirm the Plan. Even if the Debtors receive the requisite Plan acceptances, the Debtors cannot ensure that the Bankruptcy Court will confirm the Plan. The adequacy of the Disclosure Statement or the balloting procedures and results may be challenged as not being in compliance with the Bankruptcy Code, and even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things: (i) a finding by a bankruptcy court that a plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes, (ii) confirmation is not likely to be followed by a liquidation or a need for further financial reorganization and (iii) the value of distributions to non-accepting holders of claims and interests within a particular class under the plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, the Debtors believe that the Plan does not unfairly discriminate and is fair and equitable, will not be followed by a need for further financial reorganization, and that non-accepting holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code.

Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes. In addition, although the Debtors believe that the Effective Date will occur on or before December 31, 2009, there can be no assurance as to such timing.

2.	Undue delay in confirmation of the Plan may significantly disrupt operations of the Debtors

The impact a continuation of the Chapter 11 Cases may have on the operations of the Debtors and their businesses cannot be accurately predicted or quantified. Since the filing of the Chapter 11 Cases, the Debtors have suffered disruptions in operations, including losses of customers and suppliers. The continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could further adversely affect the Debtors’ operations and relationships with the Debtors’ customers, vendors, suppliers and employees. If confirmation of the Plan does not occur expeditiously, the Chapter 11 Cases could result in, among other things, increases in costs, professional fees and similar expenses. In addition, prolonged Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel, and would require senior management to spend a significant amount of time and effort dealing with the Debtors’ financial reorganization instead of focusing on the operation of the Debtors’ businesses.

3.	Holders of Equity Interests in PPC may face significant losses in the event of a subsequent liquidation or financial reorganization by the Debtors

The management of the Debtors believes that, if it is permitted to implement its business plan and if the Debtors meet their current financial projections as updated by the subsequently identified variances discussed herein, the confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors. Nevertheless, there can be no assurance that such liquidation will not occur or that the need for such financial reorganization will not arise. Substantially all of the unencumbered assets of the Debtors will be pledged to secure the Debtors’ obligations under the Exit Facility. Accordingly, after consummation of the Plan, if the Debtors were to be liquidated or if the need for a further financial reorganization were to arise, the unencumbered assets of the Debtors likely would be insufficient to provide the holders of Equity Interests in PPC with any material recovery.

4.	The satisfaction or waiver of the closing conditions to the SPA is a condition precedent for the confirmation of the Plan and may prevent or delay confirmation of the Plan if such conditions are not satisfied or waived as provided in the SPA

The Plan Sponsor has entered into the SPA and has agreed to purchase 64% of the New PPC Common Stock as provided therein. However, the SPA is subject a number of conditions precedent that must be satisfied or waived by the parties thereto. If any of the closing conditions in the SPA are not satisfied or waived, the Debtors will not be able to meet a condition precedent for confirmation of the Plan. The Debtors can provide no assurance that the closing conditions in the SPA will be satisfied or, if not satisfied, waived by the parties thereto.

5.	If the Plan Sponsor’s ownership percentage in the Reorganized PPC increases to 90% or more there will be no Equity Directors on the Reorganized PPC’s board of directors.

Pursuant to the terms of the Restated Certificate of Incorporation, the Plan Sponsor has the right to elect six directors to the Reorganized PPC’s board of directors, with the minority stockholders having the right to elect two Equity Directors (as defined in the Restated Certificate of Incorporation). If the Plan Sponsor’s ownership percentage in the Reorganized PPC increases to 90% or above, the minority stockholders will no longer have the right to elect the Equity Directors.

B.	Risks Related to the Capitalization of the Reorganized Debtors

1.	The Reorganized Debtors’ future financial and operating flexibility may be adversely affected by their significant leverage as a result of the Exit Facility

The Reorganized Debtors will have substantial indebtedness, which could adversely affect their financial condition. On the Effective Date, after giving effect to the transactions contemplated by the Plan, the Reorganized Debtors will, on a consolidated basis, have approximately $1.4 billion in secured indebtedness and will have the ability to borrow approximately $0.3 billion under the Exit Facility on the Effective Date, unless such requirement is waived by the lenders party thereto. Significant amounts of cash flow will be necessary to make payments of interest and repay the principal amount of such indebtedness.

The degree to which the Reorganized Debtors are leveraged could have important consequences because:

•	It could affect the Reorganized Debtors’ ability to satisfy their obligations under the Exit Facility;

•

A substantial portion of the Reorganized Debtors’ cash flow from operations will be required to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	The Reorganized Debtors’ ability to obtain additional financing and to fund working capital, capital expenditures and other general corporate requirements in the future may be impaired;

•	The Reorganized Debtors may be more highly leveraged than some of their competitors, which may place the Reorganized Debtors at a competitive disadvantage;

•	The Reorganized Debtors’ flexibility in planning for, or reacting to, changes in their business may be limited;

•	It may limit the Reorganized Debtors’ ability to pursue acquisitions and sell assets; and

•	It may make the Reorganized Debtors more vulnerable in the event of another downturn in their business or the economy in general.

The Reorganized Debtors’ ability to make payments on and to refinance their debt, including the Exit Facility, will depend on their ability to generate cash in the future. This, to a certain extent, is subject to various business factors (including, among others, the commodity prices of feed ingredients and chicken) and general economic, financial, competitive, legislative, regulatory, and other factors that are beyond the control of the Reorganized Debtors.

There can be no assurance that the Reorganized Debtors will be able to generate sufficient cash flow from operations or that future borrowings will be available under credit facilities in an amount sufficient to enable the Reorganized Debtors to pay their debt obligations, including obligations under the Exit Facility, or to fund their other liquidity needs. The Reorganized Debtors may need to refinance all or a portion of their debt on or before maturity. There can be no assurance that the Reorganized Debtors will be able to refinance any of their debt on commercially reasonable terms or at all.

2.	The covenants in the Exit Facility could hinder the Reorganized Debtors’ business activities and operations

The Exit Facility will contain various provisions that may limit the Reorganized Debtors’ ability to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge, consolidate and/or sell or dispose of all or substantially all of its assets. In addition, it is expected that the Exit Facility will require the Reorganized Debtors and certain of their subsidiaries to maintain certain financial ratios and meet certain tests, including leverage and interest coverage ratios. Covenants in the Exit Facility will also require the Reorganized Debtors to use a portion of their cash flow and the proceeds they receive from certain asset sales and specified debt or equity issuances and upon the occurrence of other events to repay outstanding borrowings under the Exit Facility. These covenants may have important consequences on the Debtors’ operations, including, without limitation, restricting their ability to obtain additional financing and potentially limiting their ability to adjust to rapidly changing market conditions.

The Debtors cannot assure you that the Reorganized Debtors and certain of their subsidiaries will be able to comply with the provisions of their respective debt instruments, including, without limitation, the financial covenants in the Exit Facility. Any failure to comply with the restrictions of the Exit Facility or any other such subsequent financing agreements may result in an event of default. An event of default may allow the creditors to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. The Debtors cannot provide assurance that the Reorganized Debtors and certain of their subsidiaries’ assets or cash flow would be sufficient to fully repay borrowings under the outstanding debt instruments, either upon maturity or if accelerated upon an event of default, or that they would be able to refinance or restructure the payments on such debt. If the Reorganized Debtors are unable to repay amounts outstanding under the Exit Facility when due, the lenders thereunder could, subject to the terms of the relevant agreements, seek to sell or otherwise transfer the assets that are pledged to secure the indebtedness outstanding under those facilities and notes. The Exit Facility will be secured by substantially all of the Assets of PPC.

3.	The Debtors may not be able to list the New PPC Common Stock on a national securities exchange or an active market for shares of New PPC Common Stock may not develop

Prior to the Petition Date, PPC Common Stock was listed on the New York Stock Exchange, or the NYSE. On the Petition Date, PPC Common Stock was delisted from the NYSE and has traded on an electronic quotations system, such as the system known as the “Pink Sheets” during the Chapter 11 Cases. PPC intends to seek to list the New PPC Common Stock on a national securities exchange in connection with the effectiveness of the Plan. However, there is no assurance that Reorganized PPC, or the New PPC Common Stock, will comply with the listing requirements of a national securities exchange. In addition, even if the Debtors are able to list New PPC Common Stock on a national securities exchange, there can be no assurance that a regular trading market for New PPC Common Stock will develop, or if a trading market does develop, that it will be sustainable. Pursuant to the SPA, the Plan Sponsor and Reorganized PPC are required to use their commercially reasonable efforts to cause the New PPC Common Stock to comply with the continued listing standards of such national securities exchange so that the New PPC Common Stock will continue to be listed and traded thereon. However, the Plan Sponsor has no obligation to ensure that the share price or the market value of the shares of New PPC Common Stock are sufficient to maintain the listing of such shares. In addition, under certain circumstances and with the consent of the required lenders under the Exit Facility, Reorganized PPC may be able to repurchase New PPC Common Stock, which may reduce the liquidity of the New PPC Common Stock. There can be no assurance that there will be sufficient liquidity in the market for New PPC Common Stock, or that it will be possible to sell shares of New PPC Common Stock when desired, or at all.

4.	The purchase price paid by the Plan Sponsor for the New PPC Common Stock is not intended to represent the trading or market value of New PPC Common Stock and there is no assurance that a holder will be able to sell the New PPC Common Stock at such a price or at all.

The determination of the purchase price of the New PPC Common Stock was based on the Plan Sponsor’s and the Debtors’ assessments of the reorganized Pilgrim’s Pride’s financial projections, business prospects, business opportunities, risks and other factors, as applicable, and was not intended to represent the trading values of New PPC Common Stock in public or private markets. Several factors may cause the price of New PPC Common Stock to vary including those discussed below in “Risks Related to the Financial and Operational Results of the Reorganized Debtors.” Additionally, the stock market has experienced extreme volatility in recent months and this volatility has often been unrelated to the operating performance of particular companies. All of these factors, among others, may cause the price of the New PPC Common Stock to fluctuate after trading commences and it may not be possible to sell the New PPC Common Stock at such a price, or at all.

5.	The Plan Sponsor will hold a majority of the New PPC Common Stock and will have the ability to control the vote on most matters brought before the holders of New PPC Common Stock

Following consummation of the Plan, the Plan Sponsor will hold a majority of the shares and voting power of the New PPC Common Stock and will be entitled to appoint a majority of the members of the board of directors of the Reorganized PPC. As a result, the Plan Sponsor will, subject to restrictions on its voting power and actions in the Stockholders Agreement and the Restated Certificate of Incorporation, have the ability to control the management, policies and financing decisions of the Reorganized Debtors, elect a majority of the members of Reorganized PPC’s board of directors at the annual meeting and control the vote on most matters coming before the holders of New PPC Common Stock. For more information about the Plan Sponsor, see Section IV(B). For specific risk factors regarding the Plan Sponsor, including its status as a controlled company, see the “Risks Related to the Financial and Operational Results of the Plan Sponsor” below.

6.	In the event the Plan Sponsor completes an initial public offering, all of the then-outstanding shares of New PPC Common Stock may be exchanged, at the option of the Plan Sponsor, for shares of common stock of the Plan Sponsor

In connection with the consummation of the Plan, holders of Allowed Equity Interests will receive shares of common stock of Reorganized PPC in exchange for their existing shares of PPC Common Stock. In the event JBS USA completes the Offering, or any other initial public offering of the JBS USA Common Stock and the offered shares are listed on a national securities exchange, then, at any time during an Exchange Window falling within the period commencing on the date of the closing of the Offering or such other offering and ending two years and 30 days from the Effective Date, JBS USA will have the right to deliver written notice of the mandatory exchange of the New PPC Common Stock to Reorganized PPC at its principal place of business. Upon delivery to Reorganized PPC of notice of the Mandatory Exchange Transaction each share of New PPC Common Stock held by stockholders other than JBS USA will automatically, without any further action on behalf of Reorganized PPC or any of the Exchanged Holders, be transferred to JBS USA in exchange for a number of duly authorized, validly issued, fully paid and non-assessable shares of JBS USA Common Stock equal to the Exchange Offer Ratio. The Mandatory Exchange Transaction will be effected in compliance with all applicable laws.

Thus, stockholders should carefully read and consider the information provided in Section IV(B) and the risk factors contained below regarding the Plan Sponsor and the JBS Common Stock, as the shares of New PPC Common Stock may in the future be exchanged for shares of JBS USA Common Stock without the consent or election of such stockholder.

The SPA does not require the Plan Sponsor to maintain a listing for JBS USA Common Stock in the event that it commences the Mandatory Exchange Transaction. There can be no assurance that there will be sufficient liquidity in the market for JBS USA Common Stock, that it will be possible to sell shares of JBS USA Common Stock when desired at a reasonable price or at all.

For more information about the Plan Sponsor and its business, copies of the Plan Sponsor’s Registration Statement on Form S-1 filed with the SEC can be obtained at www.sec.gov. These documents were prepared by, and are the responsibility of JBS. The Debtors disclaim any responsibility for the accuracy or completeness of these documents.

C.	Risks Related to the Financial and Operational Results of the Reorganized Debtors

1.	The Chapter 11 Cases may have negatively affected the businesses of the Reorganized Debtors, including relationships with certain customers, suppliers and vendors, which could adversely impact the Reorganized Debtors’ future financial and operating results

Due to the disruptions caused by the Chapter 11 Cases, certain of the Debtors’ relationships with customers, suppliers and vendors may have been adversely affected and/or terminated. Customers, suppliers or vendors may have entered into alternate relationships with other counterparties or modified their relationship with the Debtors due to performance issues or concerns. In some instances, customers, suppliers and vendors are holders of Claims in connection with the Chapter 11 Cases. The effect of the bankruptcy process and the resolution of such Claims against the Debtors (including the confirmation of the Plan) may have adversely affected or may in the future adversely affect the relationships between such parties and the Debtors. Changes in relationships with customers, suppliers and vendors could have a material adverse effect on the Reorganized Debtors’ financial and operating results.

2.	The Debtors’ actual financial results may vary significantly from the financial projections included in this Disclosure Statement

The financial projections included in this Disclosure Statement are dependent upon the successful implementation of the business plan of the Debtors and the validity of the numerous assumptions contained therein. The significant assumptions underlying the projections, including certain updates to those assumptions, are discussed in greater detail in Section VII(B).

Many of these assumptions are beyond the control of the Debtors and may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may adversely affect the financial results of the Debtors. Although the Debtors believe that the projections and assumptions as updated by the subsequently identified variances, are reasonable, variations between the actual financial results and those projected may be material.

3.	The expected synergies between the Plan Sponsor and PPC may not materialize

While the Plan Sponsor has significant acquisition experience and historically has been able to realize substantial benefits through synergies, the Plan Sponsor may not be able to fully achieve all of the anticipated synergistic gains of the PPC transaction within the time frames expected. The combined company’s ability to realize the anticipated benefits of the acquisition will depend, to a large extent, on the ability of JBS USA to integrate the businesses of Reorganized PPC with JBS USA. The combination of two independent companies is a complex, costly and time-consuming process. As a result, the combined company will be required to devote significant management attention and resources to integrating the business practices and operations of JBS USA and Reorganized PPC. The integration process and realizing the benefits of the synergies will be additionally challenging so long as Reorganized

PPC remains an independent, publicly-traded entity. The integration process may disrupt the business of either or both of the companies and, if implemented ineffectively, would preclude realization of the full benefits expected by JBS USA. The failure of the combined company to meet the challenges involved in integrating successfully the operations of JBS USA and Reorganized PPC or otherwise to realize the anticipated benefits of the transaction could cause an interruption of, or a loss of momentum in, the activities of the combined company and could seriously harm its results of operations. In addition, the overall integration of the two companies may result in unanticipated problems, expenses, liabilities, competitive responses, loss of customer and supplier relationships, and diversion of management’s attention, and may cause the New PPC Common Stock price to decline. The difficulties of combining the operations of the companies include, among others:

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations;

•	maintaining employee morale and retaining key employees;

•	the diversion of management’s attention from ongoing business concerns;

•	coordinating geographically separate organizations;

•	unanticipated issues in integrating information technology, communications and other systems; and

•	managing tax costs or inefficiencies associated with integrating the operations of the combined company.

In addition, even if the operations of JBS USA and Reorganized PPC are integrated successfully, the combined company may not realize the full benefits of the transaction, including the synergies, cost savings or sales or growth opportunities that JBS USA expects. These benefits may not be achieved within the anticipated time frame, or at all. As a result, while JBS USA expects and believes that the transaction will result in substantial benefits from the synergies outlined above, it cannot make any affirmative guarantees that these results will be fully realized within the anticipated time frame given the risks involved.

The views regarding any synergies that may be created through the Plan Sponsor Transaction are the views of the Plan Sponsor and have not been independently verified by either the Debtors or their advisors.

4.	Industry cyclicality can affect earnings of the Reorganized Debtors, especially due to fluctuations in commodity prices of feed ingredients and chicken.

Profitability in the chicken industry is materially affected by the commodity prices of feed ingredients and chicken, which are determined by supply and demand factors. As a result, the chicken industry is subject to cyclical earnings fluctuations.

The production of feed ingredients is positively or negatively affected primarily by the global level of supply inventories and demand for feed ingredients, the agricultural policies of the United States and foreign governments and weather patterns throughout the world. In particular, weather patterns often change agricultural conditions in an unpredictable manner. A significant change in weather patterns could affect supplies of feed ingredients, as well as both the industry’s and the Reorganized Debtors’ ability to obtain feed ingredients, grow chickens or deliver products.

The cost of corn and soybean meal, the Debtors’ primary feed ingredients, increased significantly from August 2006 to July 2008, before moderating in 2009, and there can be no assurance that the price of corn or soybean meal will not significantly rise again as a result of, among other things, increasing demand for these products around the world and alternative uses of these products, such as ethanol and biodiesel production.

High feed ingredient prices have had, and may continue to have, a material adverse effect on the Reorganized Debtors’ operating results, which has resulted in, and may continue to result in, additional non-cash expenses due to impairment of the carrying amounts of certain assets. The Debtors periodically seek, to the extent available, to enter into advance purchase commitments or financial derivative contracts for the purchase of feed ingredients in an effort to manage feed ingredient costs. The use of such instruments may not be successful.

5.	Outbreaks of livestock diseases in general and poultry diseases in particular, including avian influenza, can significantly affect the Reorganized Debtors’ ability to conduct their operations and demand for their products.

The Debtors take precautions designed to ensure that their flocks are healthy and that their processing plants and other facilities operate in a sanitary and environmentally-sound manner. However, events beyond the Debtors’ control, such as the outbreaks of disease, either in their own flocks or elsewhere, could significantly affect demand for their products or their ability to conduct their operations. Furthermore, an outbreak of disease could result in governmental restrictions on the import and export of the Reorganized Debtors’ fresh chicken or other products to or from their suppliers, facilities or customers, or require them to destroy one or more of their flocks. This could also result in the cancellation of orders by the Reorganized Debtors’ customers and create adverse publicity that may have a material adverse effect on their ability to market their products successfully and on the business, reputation and prospects of the Reorganized Debtors.

During the first half of 2006, there was substantial publicity regarding a highly pathogenic strain of avian influenza, known as H5N1, which has been affecting Asia since 2002 and which has also been found in Europe and Africa. It is widely believed that H5N1 is being spread by migratory birds, such as ducks and geese. There have also been some cases where H5N1 is believed to have passed from birds to humans as humans came into contact with live birds that were infected with the disease.

Although highly pathogenic H5N1 has not been identified in North America, there have been outbreaks of low pathogenic strains of avian influenza in North America, and in Mexico outbreaks of both high and low-pathogenic strains of avian influenza are a fairly common occurrence. Historically, the outbreaks of low pathogenic avian influenza have not generated the same level of concern, or received the same level of publicity or been accompanied by the same reduction in demand for poultry products in certain countries as that associated with the highly pathogenic H5N1 strain. Accordingly, even if the highly pathogenic H5N1 strain does not spread to North or Central America, there can be no assurance that it will not materially adversely affect demand for North or Central American produced poultry internationally and/or domestically, and, if it were to spread to North or Central America, there can be no assurance that it would not significantly affect the ability of the Reorganized Debtors to conduct their operations and/or demand for their products, in each case in a manner having a material adverse effect on the business, reputation and/or prospects of the Reorganized Debtors.

6.	If the Reorganized Debtors’ poultry products become contaminated, they may be subject to product liability claims and product recalls.

Poultry products may be subject to contamination by disease-producing organisms, or pathogens, such as Listeria monocytogenes, Salmonella and generic E.coli. These pathogens are generally found in the environment, and, as a result, there is a risk that they, as a result of food processing, could be present in the Reorganized Debtors’ processed poultry products. These pathogens can also be introduced as a result of improper handling at the further processing, foodservice or consumer level. These risks may be controlled, although not eliminated, by adherence to good manufacturing practices and finished product testing. The Reorganized Debtors will have little, if any, control over proper handling once the product has been shipped. Illness and death may result if the pathogens are not eliminated at the further processing, foodservice or consumer level. Even an inadvertent shipment of contaminated products is a violation of law and may lead to increased risk of exposure to product liability claims, product recalls and increased scrutiny by federal and state regulatory agencies and may have a material adverse effect on the business, reputation and prospects of the Reorganized Debtors.

In October 2002, one product sample produced in the PPC’s Franconia, Pennsylvania facility that had not been shipped to customers tested positive for Listeria. PPC later received information from the USDA suggesting environmental samples taken at the facility had tested positive for both the strain of Listeria identified in the product and a strain having characteristics similar to those of the strain identified in a Northeastern Listeria outbreak. As a result, PPC voluntarily recalled all cooked deli products produced at the plant from May 1, 2002 through October 11, 2002. PPC carried insurance designed to cover the direct recall related expenses and certain aspects of the related business interruption caused by the recall.

7.	Product liability claims or product recalls can adversely affect the business reputation of the Reorganized Debtors and expose them to increased scrutiny by federal and state regulators.

The packaging, marketing and distribution of food products entail an inherent risk of product liability and product recall and the resultant adverse publicity. The Reorganized Debtors may be subject to significant liability if the consumption of any of their products causes injury, illness or death. The Reorganized Debtors could be required to recall certain of their products in the event of contamination or damage to the products. In addition to the risks of product liability or product recall due to deficiencies caused by the production or processing operations of the Reorganized Debtors, the same risks may occur if any third party tampers with their products. There can be no assurance that the Reorganized Debtors will not be required to perform product recalls, or that product liability claims will not be asserted against them, in the future. Any claims that may be made may create adverse publicity that would have a material adverse effect on the ability of the Reorganized Debtors to market their products successfully or on their business, reputation, prospects, financial condition and results of operations.

If the Reorganized Debtors’ poultry products become contaminated, they may be subject to product liability claims and product recalls. There can be no assurance that any litigation or reputational injury associated with product recalls will not have a material adverse effect on the ability of the Reorganized Debtors to market their products successfully or on their business, reputation, prospects, financial condition and results of operations.

8.	The Reorganized Debtors are exposed to risks relating to product liability, product recall, property damage and injuries to persons for which insurance coverage is expensive, limited and potentially inadequate.

The Reorganized Debtors’ business operations will entail a number of risks, including risks relating to product liability claims, product recalls, property damage and injuries to persons. The Debtors currently maintain insurance with respect to certain of these risks, including product liability insurance, property insurance, workers compensation insurance, business interruption insurance and general liability insurance, but in many cases such insurance is expensive, difficult to obtain and no assurance can be given that such insurance can be maintained by Reorganized Debtors in the future on acceptable terms, or in sufficient amounts to protect the Reorganized Debtors against losses due to any such events, or at all. Moreover, even though the Reorganized Debtors’ insurance coverage may be designed to protect them from losses attributable to certain events, it may not adequately protect them from liability and expenses incurred in connection with such events. For example, the losses attributable to the PPC’s October 2002 recall of cooked deli products produced at one of their facilities significantly exceeded available insurance coverage. Additionally, in the past, two of the Debtors’ insurers encountered financial difficulties and were unable to fulfill their obligations under the insurance policies as anticipated and, separately, two of the Debtors’ other insurers contested coverage with respect to claims covered under policies purchased, forcing the Debtors to litigate the issue of coverage before being able to collect under these policies.

9.	Competition in the chicken industry with other vertically integrated poultry companies may make the Reorganized Debtors unable to compete successfully in these industries, which could adversely affect their business.

The chicken industry is highly competitive. In both the U.S. and Mexico, the Reorganized Debtors will primarily compete with other vertically integrated chicken companies.

In general, the competitive factors in the US chicken industry include:

•	Price;

•	Product quality;

•	Product development;

•	Brand identification;

•	Breadth of product line; and

•	Customer service.

Competitive factors vary by major market. In the foodservice market, competition is based on consistent quality, product development, service and price. In the US retail market, the Debtors believe that competition is based on product quality, brand awareness, customer service and price. Further, there is some competition with non-vertically integrated further processors in the prepared chicken business. In addition, the filing of the Chapter 11 Cases and the associated risks and uncertainties may be used by competitors in an attempt to divert existing customers or may discourage future customers from purchasing products under long-term arrangements.

In Mexico, where product differentiation has traditionally been limited, product quality and price have been the most critical competitive factors. The North American Free Trade Agreement eliminated tariffs for chicken and chicken products sold to Mexico on January 1, 2003. However, in July 2003, the US and Mexico entered into a safeguard agreement with regard to imports into Mexico of chicken leg quarters from the US. Under this agreement, a tariff rate for chicken leg quarters of 98.8% of the sales price was established. On January 1, 2008, the tariff was eliminated. In connection with the elimination of those tariffs in Mexico, increased competition from chicken imported into Mexico from the US may have a material adverse effect on the Mexican chicken industry in general, and on the Mexican operations of the Reorganized Debtors in particular.

10.	The loss of one or more of the largest customers could adversely affect the business of the Reorganized Debtors.

The Debtors’ two largest customers accounted for approximately 16% of their net sales in 2008, and the Debtors’ largest customer, Wal-Mart Stores Inc., accounted for 11% of their net sales. The filing of the Chapter 11 Cases and the associated risks and uncertainties may have affected the Debtors’ customers’ perception of their business and increased their risk of losing key customers. The Reorganized Debtors’ business could suffer significant setbacks in revenues and operating income if they lost one or more of the largest customers, or if their customers’ plans and/or markets should change significantly.

11.	The foreign operations of the Reorganized Debtors pose special risks to their business and operations.

The Reorganized Debtors will continue to have significant operations and assets located in Mexico and may participate in or acquire operations and assets in other foreign countries in the future. Foreign operations are subject to a number of special risks, including among others:

•	Currency exchange rate fluctuations;

•	Trade barriers;

•	Exchange controls;

•	Expropriation; and

•	Changes in laws and policies, including those governing foreign-owned operations.

Currency exchange rate fluctuations have adversely affected the Debtors in the past. Exchange rate fluctuations or one or more other risks may have a material adverse effect on the business or operations of the Reorganized Debtors in the future.

The Reorganized Debtors’ operations in Mexico will be conducted through subsidiaries organized under the laws of Mexico. The Reorganized Debtors may rely in part on intercompany loans and distributions from their subsidiaries to meet obligations. Claims of creditors of subsidiaries, including trade creditors, will generally have priority as to the assets of the Reorganized Debtors’ subsidiaries over claims by the Reorganized Debtors. Additionally, the ability of the Reorganized Debtors’ Mexican subsidiaries to make payments and distributions to the Reorganized Debtors will be subject to, among other things, Mexican law. In the past, these laws have not had a material adverse effect on the ability of the Mexican subsidiaries to make these payments and distributions. However, laws such as these may have a material adverse effect on the ability of the Reorganized Debtors’ Mexican subsidiaries to make these payments and distributions in the future.

12.	Disruptions in international markets and distribution channels could adversely affect the business of the Reorganized Debtors.

Historically, the Debtors have targeted international markets to generate additional demand for chicken dark meat, specifically leg quarters, which are a natural by-product of their US operations, given their concentration on prepared chicken products and the US customers’ general preference for white meat. As part of this initiative, the Debtors have created a significant international distribution network into several markets, including Eastern Europe, including Russia; the Far East, including China; and Mexico. The success of the Reorganized Debtors in these markets could be, and the success of the Debtors in recent periods has been, adversely affected by disruptions in poultry export markets. These disruptions are often caused by restrictions on imports of US-produced poultry products imposed by foreign governments for a variety of reasons, including the protection of their domestic poultry producers and allegations of consumer health issues, and may also be caused by outbreaks of disease such as avian influenza, either in the flocks of the Reorganized Debtors or elsewhere in the world, and resulting changes in consumer preferences. There can be no assurance that one or more of these or other disruptions in the international markets and distribution channels will not adversely affect the business of the Reorganized Debtors.

13.	Regulation, present and future, is a constant factor affecting the business of the Reorganized Debtors.

The operations of the Reorganized Debtors will continue to be subject to federal, state and local governmental regulation, including in the health, safety and environmental areas. The Reorganized Debtors anticipate increased regulation by various agencies concerning food safety, the use of medication in feed formulations and the disposal of poultry by-products and wastewater discharges.

Also, changes in laws or regulations or the application thereof may lead to government enforcement actions and the resulting litigation by private litigants. The Reorganized Debtors are aware of an industry-wide investigation by the Wage and Hour Division of the US Department of Labor to ascertain compliance with various wage and hour issues, including the compensation of employees for the time spent on such activities such as donning and doffing work equipment. PPC has been named a defendant in a number of related suits brought by employees. Due, in part, to the government investigation and the recent US Supreme Court decision in IBP, Inc. v. Alvarez, it is possible that the Reorganized Debtors may be subject to additional employee claims.

Unknown matters, new laws and regulations, or stricter interpretations of existing laws or regulations may materially affect the business or operations of the Reorganized Debtors in the future.

14.	New immigration legislation or increased enforcement efforts in connection with existing immigration legislation could cause the costs of doing business to increase, cause the Reorganized Debtors to change the way they conduct business or otherwise disrupt their operations.

Immigration reform continues to attract significant attention in the public arena and the United States Congress. If new federal immigration legislation is enacted or if states in which the

Reorganized Debtors do business enact immigration laws, such laws may contain provisions that could make it more difficult or costly for the Reorganized Debtors to hire United States citizens and/or legal immigrant workers. In such case, the Reorganized Debtors may incur additional costs to run their business or may have to change the way they conduct their operations, either of which could have a material adverse effect on business, operating results and financial condition of the Reorganized Debtors. Also, despite the Debtors’ past and continuing efforts to hire only United States citizens and/or persons legally authorized to work in the United States, the Reorganized Debtors may be unable to ensure that all of their employees are United States citizens and/or persons legally authorized to work in the United States. US Immigration and Customs Enforcement has recently been investigating identity theft within the Debtors’ workforce. With their cooperation, during 2008 US Immigration and Customs Enforcement arrested approximately 350 of their employees believed to have engaged in identity theft at five of their facilities. No assurances can be given that further enforcement efforts by governmental authorities will not disrupt a portion of the Reorganized Debtors’ workforce or their operations at one or more facilities, thereby negatively impacting the business of the Reorganized Debtors.

15.	Loss of essential employees could have a significant negative impact on the Reorganized Debtors’ business.

The success of the Reorganized Debtors is largely dependent on the skills, experience, and efforts of their management and other employees. The deteriorating financial performance of PPC, along with the Chapter 11 Cases, creates uncertainty that could lead to an increase in unwanted attrition. The loss of the services of one or more members of the senior management of the Debtors or of numerous employees with essential skills could have a negative effect on the business, financial condition and results of operations of the Reorganized Debtors. The proposed acquisition of the New PPC Stock by the Plan Sponsor would constitute a change in control of PPC under the terms of change in control agreements between PPC and its executive officers and certain of its key employees. The change in control of PPC may create difficulties for PPC in retaining the services of these officers and employees, which may negatively impact PPC’s business and the integration of the Plan Sponsor’s and PPC’s operations. If the Debtors are not able to attract talented, committed individuals to fill vacant positions when needs arise, it may adversely affect the ability of the Reorganized Debtors to achieve their business objectives.

16.	Extreme weather or natural disasters could negatively impact the business of the Reorganized Debtors.

Extreme weather or natural disasters, including droughts, floods, excessive cold or heat, hurricanes or other storms, could impair the health or growth of the Reorganized Debtors’ flocks, production or availability of feed ingredients, or interfere with operations due to power outages, fuel shortages, damage to production and processing facilities or disruption of transportation channels, among other things. Any of these factors could have an adverse effect on the financial results of the Reorganized Debtors.

D.	Risks Related to the JBS Common Stock

1.	The Plan Sponsor is controlled by JBS S.A., which is a publicly traded company in Brazil, whose interests may conflict with the holders of JBS Common Stock.

The Plan Sponsor is a wholly owned indirect subsidiary of JBS S.A., a publicly traded company in Brazil. After the consummation of the initial public offering of the JBS USA Common Stock, it is expected that JBS S.A. will indirectly own a majority of the JBS Common Stock. The Batista family indirectly owns and controls approximately 50.1% of the voting equity capital of JBS S.A. Prior to the initial public offering of the JBS Common Stock, all of the Plan Sponsor’s directors and its president and chief executive officer are members of the Batista family. Members of the Batista family are also officers of JBS S.A. Accordingly, JBS S.A. is, and will continue to be, able to exercise significant influence over the Plan Sponsor’s business policies and affairs, including the composition of its board of directors, which has the authority to direct business and appoint and remove officers, and over any action requiring the approval of stockholders, including the adoption of amendments to the certificate of incorporation and bylaws, which govern the rights attached to the shares of JBS Common Stock, and the approval of mergers or sales of substantially all assets.

JBS S.A. and its subsidiaries comprise the largest exporter of canned beef in the world. With respect to business opportunities relating to customers or markets which would otherwise be available to both the Plan Sponsor and JBS S.A.’s other subsidiaries, JBS S.A. may not permit the Plan Sponsor to pursue those opportunities or JBS S.A.’s other subsidiaries may directly compete with the Plan Sponsor for those opportunities. For example, in January 2007, JBS S.A. acquired SB Holdings and its subsidiaries, which comprise one of the largest distributors of processed beef in the United States. This acquisition provided JBS S.A. (and not the Plan Sponsor) with access to the processed beef market in the United States through two distribution centers located in Fort Lauderdale, Florida and Newport Beach, California. JBS S.A. is a public company in Brazil, and therefore, its directors have their own independent fiduciary duties and their interests may conflict or compete with those of the Plan Sponsor.

The concentration of ownership of shares of JBS Common Stock may also delay, defer or even prevent an acquisition by a third party or other change of control of the Plan Sponsor in a transaction that might otherwise give holders of JBS Common Stock the opportunity to realize a premium over the then-prevailing market price of the JBS Common Stock, even if stockholders perceive such transaction to be in the best interests of minority stockholders. This concentration of ownership may also adversely affect the stock price of the JBS Common Stock.

2.	The Plan Sponsor’s directors who have relationships with its controlling stockholder may have conflicts of interest with respect to matters involving the Plan Sponsor.

Upon completion of the initial public offering of the JBS Common Stock, the majority of the Plan Sponsor’s directors are expected to be affiliated with JBS S.A. These persons will have fiduciary duties to both the Plan Sponsor and JBS S.A. As a result, they may have real or apparent conflicts of interest on matters affecting both the Plan Sponsor and JBS S.A., which in some circumstances may have interests adverse to those of the Plan Sponsor. It may also limit the ability of these directors to participate in consideration of certain matters. In addition, as a result of JBS S.A.’s ownership interest, conflicts of interest could arise with respect to transactions involving business dealings between the Plan Sponsor and JBS S.A. including, but not limited to, potential acquisitions of businesses or properties, the issuance of additional securities, the payment of dividends and other matters.

3.	The Plan Sponsor is expected to be a “controlled company” within the meaning of the NYSE rules, and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

Upon completion of the initial public offering of JBS Common Stock, JBS S.A. will own more than 50% of the total voting power of the shares of JBS Common Stock and the Plan Sponsor will be a “controlled company” under the NYSE, corporate governance standards. As a controlled company, exemptions under the NYSE standards will free the Plan Sponsor from the obligation to comply with certain NYSE corporate governance requirements, including the requirements:

•	that a majority of the Plan Sponsor’s board of directors consists of “independent directors,” as defined under the rules of the NYSE;

•

that the Plan Sponsor has a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that the Plan Sponsor has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of the nominating and governance committee and compensation committee.

Accordingly, for so long as the Plan Sponsor is a “controlled company,” holders of shares of JBS Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

4.	There has been no prior public market for the JBS Common Stock and the trading price of the JBS Common Stock may be adversely affected if an active trading market does not develop.

Prior to the any Offering of the JBS Common Stock, there will have been no public market for the JBS Common Stock, and an active trading market may not develop or be sustained. There can be no assurance that investor interest will lead to the development of an active trading market in shares of the JBS Common Stock or whether such a market will be sustained. The initial offering price of JBS Common Stock in any Offering will be determined through the Plan Sponsor’s negotiations with the underwriters and may not be indicative of the market price of the JBS Common Stock after the initial public offering. The market price of shares of JBS Common Stock may decline below the initial public offering price, and holders of JBS Common Stock may not be able to sell their shares of JBS Common Stock at or above the initial public offering price, or at all.

5.	The stock price of the JBS Common Stock may be volatile, and holders of JBS Common Stock may be unable to resell their shares at or above the offering price or at all.

The market price of the JBS Common Stock after the initial public offering will be subject to significant fluctuations in response to, among other factors, variations in the Plan Sponsor’s operating results and market conditions specific to its industry. The combination of the relatively limited number of locations that the Plan Sponsor operates in and the significant investment associated with each new unit may cause the Plan Sponsor’s operating results to fluctuate significantly, which could add to the volatility of the price of the JBS Common Stock. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. Future market fluctuations may negatively affect the market price of the JBS Common Stock.

6.	Actual dividends paid on shares of JBS Common Stock may not be consistent with the dividend policy adopted by the Plan Sponsor’s board of directors.

The Plan Sponsor’s board of directors is expected to adopt a dividend policy pursuant to which any future determination relating to dividend policy will be made at its discretion and will depend on a number of factors, including the Plan Sponsor’s business and financial condition, any covenants under its debt agreements and its parent company’s legal obligation to distribute dividends. The Exit Facility Documents will not permit the payment of dividends by PPC without the approval of the required lenders under the Exit Facility. Under Brazilian law, the Plan Sponsor’s parent company, JBS S.A., is required to pay dividends equal to 25% of its net income (as calculated under generally accepted accounting principles in Brazil, subject to certain adjustments mandated by Brazilian corporate law and other exceptions). However, the Plan Sponsor’s board of directors is under no obligation to support the Brazilian legal requirements. The Plan Sponsor’s board of directors may increase or decrease the level of dividends provided for in its dividend policy or entirely discontinue the payment of dividends. Future dividends with respect to shares of JBS Common Stock, if any, will depend on, among other things, the Plan Sponsor’s results of operations, cash requirements, financial condition, distribution of dividends made by its subsidiaries, contractual restrictions, business opportunities, provisions of applicable law and other factors that its board of directors may deem relevant. For the foregoing reasons, holders of shares of JBS Common Stock will not be able to rely on dividends to receive a return on their investment. In addition, to the extent that the Plan Sponsor pays dividends, the amounts distributed to its shareholders may not be available to the Plan Sponsor to fund future growth and may affect its other liquidity needs.

7.	Provisions in the Plan Sponsor’s amended and restated certificate of incorporation and amended and restated bylaws and Delaware law may discourage, delay or prevent a change of control or changes in management.

The Plan Sponsor’s amended and restated certificate of incorporation and amended and restated bylaws and Delaware law will contain provisions that could act to discourage, delay or prevent a change of control or changes in management. These provisions:

•	authorize the issuance of “blank check” preferred stock that the Plan Sponsor’s board of directors could issue to increase the number of outstanding shares to discourage a takeover attempt;

•	provide for a classified board of directors (three classes);

•	provide that stockholders may only remove directors for cause;

•

provide that any vacancy on the Plan Sponsor’s board of directors, including a vacancy resulting from an increase in the size of the board, may only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that a special meeting of stockholders may only be called by the Plan Sponsor’s board of directors or by the chairman of the board of directors;

•	provide that action by written consent of the stockholders may be taken only if JBS S.A. and any of its subsidiaries own at least 50% of the outstanding shares of JBS Common Stock;

•	limit the liability of, and provide indemnification to, the Plan Sponsor’s directors and officers;

•	limit the ability of the Plan Sponsor’s stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting; and

•	provide that the board of directors is expressly authorized to make, alter or repeal the Plan Sponsor’s bylaws.

Additionally, the Plan Sponsor is subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.

These provisions may act to prevent a change of control, a change in management or other actions, including actions that the Plan Sponsor’s stockholders may deem advantageous. These provisions may also have a negative effect on the trading price of the JBS Common Stock.

8.	Holders of JBS Common Stock may be subject to dilution.

The Plan Sponsor intends to implement a stock option plan that will grant options to its executive officers to purchase shares of JBS Common Stock with exercise prices that may be below the price calculated pursuant to the Mandatory Exchange Transaction. To the extent that these options are granted and exercised, holders of JBS Common Stock will experience further dilution.

E.	Risks Related to the Financial and Operational Results of the Plan Sponsor

1.	Outbreaks of BSE, Foot-and-Mouth Disease, or FMD, or other species-based diseases in the United States, Australia or elsewhere may harm demand for the Plan Sponsor’s products.

An outbreak of disease affecting livestock, such as BSE, could result in restrictions on sales of products to customers or purchases of livestock from suppliers. Also, outbreaks of these diseases or concerns that these diseases may occur and spread in the future, whether or not resulting in regulatory action, can lead to cancellation of orders by customers and create adverse publicity that may have a material adverse effect on customer demand for products of the Plan Sponsor. In December 2003, the USDA reported the first confirmed case of BSE in the United States. Following the announcement, substantially all international export markets banned the import of U.S. beef. Canada also confirmed its first case of BSE in 2003, leading to the USDA’s closure to imports of live cattle from Canada. As a result, export demand declined and negatively impacted the volume of processing at the Plan Sponsor’s facilities. The United States currently imports cattle that is 30 months of age or younger from Canada, and Mexico reopened its borders to U.S. beef in April 2004. However, the late June 2005 announcement by the USDA of a second confirmed case of BSE in the United States followed by a third confirmed case in

March 2006 has extended some border closures and slowed the re-entry of U.S. beef to some foreign markets. On July 27, 2006, Japan announced it would resume importing some U.S. beef, restricted to cattle that is 20 months or younger from approved U.S. processing plants. In 2006, South Korea reopened its market to boneless beef from the United States. However, disagreements and lack of clarity over import rules and procedures slowed the re-entry of U.S. boneless beef such that such exports to South Korea did not truly commence until 2008. As of March 29, 2009, 16 countries were still closed to U.S. beef. The Plan Sponsor is currently unable to assess whether or when these remaining foreign markets may fully open to U.S. beef or whether existing open markets may close.

In addition to BSE (in the case of cattle) and FMD (a highly contagious animal disease), cattle, sheep and pigs are subject to outbreaks of other diseases affecting such livestock. An actual outbreak of BSE, FMD or any other diseases, or the perception by the public that such an outbreak has occurred, could result in restrictions on domestic and export sales of products of the Plan Sponsor (even if its products are not actually affected by any disease), cancellations of orders by its customers and adverse publicity. In addition, if the products of the Plan Sponsor’s competitors become contaminated, the adverse publicity associated with such an event may lower consumer demand for products of the Plan Sponsor. Any of these events could have a material adverse effect on the Plan Sponsor.

2.	Any perceived or real health risks related to the food industry could adversely affect the ability of the Plan Sponsor to sell its products. If its products become contaminated, the Plan Sponsor may be subject to product liability claims and product recalls.

The Plan Sponsor is subject to risks affecting the food industry generally, including risks posed by the following:

•	food spoilage or food contamination;

•	evolving consumer preferences and nutritional and health-related concerns;

•	consumer product liability claims;

•	product tampering;

•	the possible unavailability and expense of product liability insurance; and

•	the potential cost and disruption of a product recall.

The Plan Sponsor’s beef products and pork products in the United States have in the past been, and may in the future be, exposed to contamination by organisms that may produce foodborne illnesses, such as E. coli, Listeria monocytogenes and Salmonella. These organisms are generally found in the environment and, as a result, there is a risk that they could be present in the Plan Sponsor’s products. These pathogens can also be introduced to products through tampering or as a result of improper handling at the further processing, food service or consumer level. Once contaminated products have been shipped for distribution, illness or death may result if the products are not properly prepared prior to consumption or if the pathogens are not eliminated in further processing.

Although the Plan Sponsor has systems in place designed to monitor food safety risks throughout all stages of its processes, such systems, even when working effectively, may not eliminate the risks related to food safety. As a result, the Plan Sponsor may voluntarily recall, or be required to recall, its products if they are or may be contaminated, spoiled or inappropriately labeled. For example, on

June 25, 2009, the Plan Sponsor voluntarily recalled 41,280 pounds of beef products that may have been contaminated with E. coli. Following further investigations, on June 28, 2009, the Plan Sponsor voluntarily expanded this recall to include an additional 380,000 pounds of assorted beef products. The recalled beef products were produced on April 21 and April 22, 2009 at its Greeley, Colorado facility and were shipped to distributors and retailers in multiple states and internationally. While the Plan Sponsor was unable to ascertain the exact cost incurred relating to these voluntary recalls, the total cost of these recalls was anticipated to be less than $4 million. Although no direct link has been confirmed, the Centers for Disease Control and Prevention has stated that cases of E. coli illnesses may be associated with the consumption of these beef products.

The Plan Sponsor may be subject to significant liability in the jurisdictions in which its products are sold if the consumption of any of its products causes injury, illness or death and such liability may be in excess of applicable liability insurance policy limits. Adverse publicity concerning any perceived or real health risk associated with its products could also cause customers to lose confidence in the safety and quality of the Plan Sponsor’s food products, which could adversely affect its ability to sell products. The Plan Sponsor could also be adversely affected by perceived or real health risks associated with similar products produced by others to the extent such risks cause customers to lose confidence in the safety and quality of such products generally. Any of these events may have a material adverse effect on the Plan Sponsor.

3.	The Plan Sponsor’s pork business could be negatively affected by concerns about A(H1N1) influenza.

In 2009, A(H1N1) influenza spread to several countries. More than 94,000 cases and over 400 deaths worldwide have been recorded since the outbreak of A(H1N1) influenza in Mexico, and on June 11, 2009, the World Health Organization, or WHO, declared a flu alert level six, signaling a “global pandemic.” Although the WHO has stated that there is no relation between those infected with Influenza A(H1N1) and contact with persons living near swine or the consumption of pork, several countries, including Russia, Thailand, Ukraine, China and the Philippines, have stopped importing some or all pork produced in the affected states in the United States and certain other affected regions in the world.

Any further outbreaks of the disease could have a negative impact on the consumption of pork in the markets of the Plan Sponsor, and a significant outbreak could negatively affect its pork net sales and overall financial performance. Any further outbreak of A(H1N1) influenza could lead to the imposition of costly preventive controls on pork imports in its international markets. Accordingly, any spread of A(H1N1) influenza, or increasing concerns about this disease could negatively impact the Plan Sponsor’s pork results of operations and its ability to sell pork in existing and new markets.

4.	The Plan Sponsor’s results of operations may be negatively impacted by fluctuations in the prevailing market prices for livestock.

The Plan Sponsor is dependent on the cost and supply of livestock and the selling price of its products and competing protein products, all of which can vary significantly over a relatively short period of time. Livestock prices demonstrate a cyclical nature both seasonally and over periods of years, reflecting the supply of and demand for livestock on the market and the market for other protein products such as livestock and fish. These costs are determined by constantly changing market forces of supply and demand as well as other factors over which the Plan Sponsor has little or no control. These other factors include:

•	environmental and conservation regulations;

•	import and export restrictions;

•	economic conditions;

•	livestock diseases; and

•	declining cattle inventory levels in the United States and/or Australia.

The Plan Sponsor does not generally enter into long-term sales arrangements with its customers with fixed price contracts, and, as a result, the prices at which the Plan Sponsor sells its products are determined in large part by market conditions. A majority of its livestock is purchased from independent producers who sell livestock to the Plan Sponsor under marketing contracts or on the open market. A significant decrease in beef or pork prices for a sustained period of time could have a material adverse effect on the net sales revenue of the Plan Sponsor and, unless its raw material costs and other costs correspondingly decrease, on the Plan Sponsor’s operating margins.

The Plan Sponsor attempts to manage certain of these risks through the use of risk management and hedging programs, which include forward purchase and sale agreements and futures and options, but these strategies cannot and do not fully eliminate these risks. Furthermore, these programs may also limit the Plan Sponsor’s ability to participate in gains from favorable commodity price fluctuations. Also, a portion of its forward purchase and sale contracts are marked-to-market such that the related unrealized gains and losses are reported in earnings on a quarterly basis. Therefore, losses on those contracts would adversely affect the Plan Sponsor’s earnings and may cause significant volatility in its quarterly earnings.

Accordingly, the Plan Sponsor may be unable to pass on all or part of any increased costs experienced from time to time to consumers of its products directly, in a timely manner or at all. Additionally, if the Plan Sponsor does not attract and maintain contracts or marketing relationships with independent producers and growers, its production operations could be disrupted.

5.	The Plan Sponsor’s businesses are subject to government policies and extensive regulations affecting the cattle, hog, beef and pork industries.

Livestock production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the livestock industry, such as taxes, tariffs, duties, subsidies and import and export restrictions on livestock products, can influence industry profitability, the use of land resources, the location and size of livestock production, whether unprocessed or processed commodity products are traded, and the volume and types of imports and exports.

The Plan Sponsor’s plants and products are subject to periodic inspections by federal, state and municipal authorities and to comprehensive food regulation, including controls over processed food. The Plan Sponsor’s operations are subject to extensive regulation and oversight by state, local and foreign authorities regarding the processing, packaging, storage, distribution, advertising and labeling of its products, including food safety standards. Its exported products are often inspected by foreign food safety authorities, and any violation discovered during these inspections may result in a partial or total return of a shipment, partial or total destruction of the shipment and costs due to delays in product deliveries to customers.

The operations of the Plan Sponsor in the United States are subject to extensive regulation and oversight by the USDA, the U.S. Environmental Protection Agency, or the EPA, and other state, local and foreign authorities regulating the processing, packaging, labeling, storage, distribution and advertising of products. Recently, the food safety practices and procedures of the meat processing industry have been subject to more intense scrutiny and oversight by the USDA. Food safety standards, processes and procedures are subject to the USDA Hazard Analysis Critical Control Point program, which includes compliance with the Public Health Security and Bioterrorism Preparedness and Response Act of 2002. Wastewater, storm water and air discharges from the Plan Sponsor’s operations are subject to extensive regulations by the EPA and other state and local authorities. Its facilities for processing beef, pork and lamb are subject to a variety of federal, state and local laws relating to the health and safety of employees including those administered by the U.S. Occupational Safety and Health Administration, or OSHA. The Plan Sponsor’s Australian operations also are subject to extensive regulation by the Australian Quarantine Inspection Service, or AQIS, and other state, local and foreign authorities. Additionally, the Plan Sponsor is routinely affected by new or amended laws, regulations and accounting standards. Failure to comply with applicable laws and regulations or failure to obtain necessary permits and registrations could delay or prevent the Plan Sponsor from meeting current product demand or acquiring new businesses, as well as possibly subjecting it to administrative penalties, damages, injunctive relief, fines, injunctions, recalls of products or seizure of properties as well as potential criminal sanctions, any of which could materially adversely affect the financial results of the Plan Sponsor.

Government policies in the United States, Australia and other jurisdictions may adversely affect the supply, demand for and prices of livestock products, restrict the Plan Sponsor’s ability to do business in existing and target domestic and export markets and could adversely affect its results of operations. For example, the European Union has banned the importation of beef raised using hormones. The Plan Sponsor’s facilities in the U.S. and, to a limited extent, its facilities in Australia process cattle that have been raised with hormones and therefore, the Plan Sponsor is prohibited from exporting products from these facilities to the European Union. In addition, the Obama administration announced recently that it would seek to ban many routine uses of antibiotics, which are fed to farm animals to encourage rapid growth, in hopes of reducing the spread of dangerous bacteria in humans.

In addition, if the Plan Sponsor is required to comply with future material changes in food safety regulations, it could be subject to material increases in operating costs and could be required to implement regulatory changes on schedules that cannot be met without interruptions in its operations.

6.	Compliance with environmental requirements may result in significant costs, and failure to comply may result in civil liabilities for damages as well as criminal and administrative sanctions and liability for damages.

The Plan Sponsor’s operations are subject to extensive and increasingly stringent federal, state, local and foreign laws and regulations pertaining to the protection of the environment, including those relating to the discharge of materials into the environment, the handling, treatment and disposition of wastes and remediation of soil and ground water contamination. Failure to comply with these requirements can have serious consequences, including criminal as well as civil and administrative penalties, claims for property damage, personal injury and damage to natural resources and negative publicity. The Plan Sponsor has incurred significant capital and operating expenditures and expects to incur approximately $30 million in additional capital expenditures between 2009 and 2012, including for the upgrade of its wastewater treatment facilities and remediation of previous contamination from the release of wastewater from certain of its plants under predecessor ownership. Additional environmental requirements imposed in the future and/or stricter enforcement of existing requirements could require currently unanticipated investigations, assessments or expenditures and may require the Plan Sponsor to incur significant additional costs. The nature of these potential future charges is unknown so it is not possible to estimate the magnitude of any future costs, and the Plan Sponsor has not accrued any reserve for any potential future costs.

Some of the Plan Sponsor’s facilities have been in operation for many years. During that time, the Plan Sponsor and previous owners and operators of these facilities have generated and disposed of wastes that are or may be considered hazardous or may have polluted the soil, surface water or groundwater at these facilities and adjacent properties. Some environmental laws impose strict and, in certain circumstances, joint and several liability for costs of investigation and remediation of contaminated sites on current and former owners and operators of the sites, and on persons who arranged for disposal of wastes at such sites. Discovery of previously unknown contamination of property underlying or in the vicinity of the Plan Sponsor’s or its predecessor’s present or former properties or manufacturing facilities and/or waste disposal sites could require the Plan Sponsor to incur material unforeseen expenses. Occurrences of any of these events may have a material adverse effect on the business, financial condition, results of operations and cash flows of the Plan Sponsor.

In addition, increasing efforts to control emissions of greenhouse gases, or GHG, are likely to impact the Plan Sponsor. In the United States, the EPA recently proposed a mandatory GHG reporting system for certain activities, including manure management systems, which exceed specified emission thresholds. The EPA has also announced a proposed finding relating to GHG emissions that may result in promulgation of GHG air quality standards. The U.S. Congress is considering various options, including a cap and trade system which would impose a limit and a price on GHG emissions and establish a market for trading GHG credits. The House of Representatives recently passed a bill contemplating such a cap and trade system, and the bill is now before the Senate.

Certain states have taken steps to regulate GHG emissions that may be more stringent than federal regulations. In Australia, the federal government has proposed a GHG cap and trade system that would cover agricultural operations, including certain of the Plan Sponsor’s feedlots, and at least two of its processing plants. Certain states in Australia could also adopt regulations of GHG emissions which are stricter than Australian federal regulations. While it is not possible to estimate the specific impact final GHG regulations will have on the Plan Sponsor’s operations, there can be no guarantee that these measures will not have significant additional impact.

7.	The Plan Sponsor’s export and international operations expose it to political and economic risks in foreign countries, as well as to risks related to currency fluctuations.

Sales outside the United States, primarily to Russia, Japan, Mexico, South Korea, Canada, Taiwan and China, accounted for approximately 21% of the Plan Sponsor’s total net sales for the fiscal quarter ended March 29, 2009. Its international activities expose the Plan Sponsor to risks not faced by companies that limit themselves to sales in the United States only. One significant risk is that the international operations may be affected by import restrictions and tariffs, other trade protection measures, and import or export licensing requirements. For example, in 2008, exports to Japan from the Plan Sponsor’s processing plant in Wisconsin were suspended, as were exports to South Korea from its Colorado plant and to Russia from one of its pork production plants. In April 2009, Russia halted imports from the Plan Sponsor’s pork facility in Louisville, Kentucky. The future financial performance of the Plan Sponsor will depend significantly on economic, political and social conditions in the Plan Sponsor’s and JBS S.A.’s principal export markets (the European Union, Russia, the United States, Japan, Mexico, Canada, Taiwan, China and the Middle East). Other risks associated with the Plan Sponsor’s international activities include:

•	changes in foreign currency exchange rates and inflation in the foreign countries in which the Plan Sponsor operates;

•	exchange controls;

•	changes in a specific country’s or region’s political or economic conditions, particularly in emerging markets;

•	potentially negative consequences from changes in regulatory requirements;

•

difficulties and costs associated with complying with, and enforcing remedies under, a wide variety of complex international laws, treaties, and regulations, including, without limitation, the Foreign Corrupt Practices Act;

•	tax rates that may exceed those in the United States and earnings that may be subject to withholding requirements and incremental taxes upon repatriation;

•	potentially negative consequences from changes in tax laws; and

•	distribution costs, disruptions in shipping or reduced availability of freight transportation.

While the Plan Sponsor attempts to manage certain of these risks through the use of risk management and hedging programs, which include futures and options, these strategies cannot and do not fully eliminate these risks. An occurrence of any of these events could negatively impact the Plan Sponsor’s results of operations and ability to transact business in existing or developing markets.

8.	Deterioration of economic conditions could negatively impact the business of the Plan Sponsor.

The Plan Sponsor’s business may be adversely affected by changes in national or global economic conditions, including inflation, interest rates, availability of capital markets, consumer spending rates, energy availability and costs (including fuel surcharges) and the effects of governmental initiatives to manage economic conditions. Any such changes could adversely affect the demand for its products both in domestic and export markets, or the cost and availability of its needed raw materials, cooking ingredients and packaging materials, thereby negatively affecting its financial results.

The recent disruptions in credit and other financial markets and deterioration of national and global economic conditions, could, among other things:

•	negatively impact global demand for protein products, which could result in a reduction of sales, operating income and cash flows;

•

cause customers or end consumers of products to “trade down” to other protein sources such as chicken or fish, or to cuts of beef or pork that are less profitable, putting pressure on the Plan Sponsor’s profit margins;

•	make it more difficult or costly for the Plan Sponsor to obtain financing for its operations or investments or to refinance its debt in the future;

•

cause its lenders to depart from prior credit industry practice and make more difficult or expensive the granting of any technical or other waivers under its debt agreements to the extent the Plan Sponsor may seek them in the future;

•

impair the financial condition of some of its customers, suppliers or counterparties to the Plan Sponsor’s derivative instruments, thereby increasing customer bad debts or non-performance by suppliers or counterparties;

•	decrease the value of the Plan Sponsor’s investments; and

•	impair the financial viability of the Plan Sponsor’s insurers.

9.	Failure to successfully implement the Plan Sponsor’s business strategies may affect plans to increase revenue and cash flow.

The Plan Sponsor’s growth and financial performance depends, in part, on its success in implementing numerous elements of its strategies that are dependent on factors that are beyond its control.

The Plan Sponsor may be unable to fully or successfully implement its strategies. The beef and pork industries and the food distribution industry are particularly influenced by changes in customer preferences, governmental regulations, regional and national economic conditions, demographic trends and sales practices by retailers, among other factors. Some aspects of the Plan Sponsor’s strategy require an increase in operating costs and a significant increase in capital expenditures that may not be offset by a corresponding increase in revenue, resulting in a decrease in operating margins.

For example, the Plan Sponsor is pursuing a global direct distribution strategy as it seeks to enhance operating margins. The implementation of this strategy will require the Plan Sponsor to make substantial investments in order to build a distribution center network, as well as related operating expenses. There can be no assurance that the increased sales levels and enhanced margins anticipated will result from this strategic initiative, or that the Plan Sponsor will achieve an adequate return on the required investment. In addition, this strategy may expose the Plan Sponsor to direct competition with existing third party distribution customers in some segments, which could affect relationships with these customers.

10.	The Plan Sponsor’s business strategies require substantial capital and long-term investments, which it may be unable to fund.

The Plan Sponsor’s business strategies will require substantial additional capital investment, including, for example, its strategy of creating a global direct distribution network. To the extent that the net proceeds from the Plan Sponsor’s offering of JBS Common Stock and cash generated internally and cash available under its revolving credit facility are not sufficient to fund capital requirements, the Plan Sponsor will require additional debt and/or equity financing. However, this type of financing may not be available or, if available, may not be available on satisfactory terms, including as a result of adverse macroeconomic conditions. The Plan Sponsor’s parent company, JBS S.A., has invested over $1.4 billion in equity capital in the Plan Sponsor since the Swift Acquisition in 2007. In addition, since July 11, 2007, the Plan Sponsor have invested $187.0 million in its U.S. and Australian manufacturing operations, excluding the JBS Packerland and Tasman Acquisitions. The parent company may not agree to provide the Plan Sponsor with additional financing in the future. The parent company is a public company in Brazil and may in the future have interests that conflict or compete with those of the Plan Sponsor. In addition, the Plan Sponsor is limited in its ability to incur indebtedness in certain circumstances under the terms of its outstanding indebtedness under the revolving credit facility, the indenture governing the 11.625% senior unsecured notes issued by the Plan Sponsor earlier this year and the indentures governing the 10.50% notes due 2016 in an aggregate principal amount of $300.0 million issued by JBS S.A. in 2006.

The Plan Sponsor may be unable to obtain sufficient additional capital in the future to fund its capital requirements and its business strategy at acceptable costs. If the Plan Sponsor is unable to access additional capital on acceptable terms, it may not be able to fully implement its business strategy, which may limit the future growth and development of its business. In addition, equity financings could result in dilution to the stockholders of the Plan Sponsor, and equity or debt securities issued in future financings may have rights, preferences and privileges that are senior to those of the JBS Common Stock. If the Plan Sponsor’s need for capital arises because of significant losses, the occurrence of these losses may make it more difficult to raise the necessary capital.

Implementation of any of the Plan Sponsor’s strategies depends on factors that are beyond its control, such as changes in the conditions of the markets, actions taken by competitors, or existing laws and regulations at any time by U.S. federal government or by any other state, local or national government. The Plan Sponsor’s failure to successfully implement any part of its strategy may materially adversely impact its business, financial condition and results of operations.

11.	The Plan Sponsor may not be able to successfully integrate any growth opportunities undertaken in the future.

The Plan Sponsor intends to pursue selected growth opportunities in the future as they arise. These types of opportunities may expose it to successor liability relating to actions involving any acquired entities, their respective management or contingent liabilities incurred prior to its involvement. A material liability associated with these types of opportunities, or the Plan Sponsor’s failure to successfully integrate any acquired entities into its business, could adversely affect its reputation and have a material adverse effect on the Plan Sponsor.

The Plan Sponsor may not be able to successfully integrate any growth opportunities undertaken in the future or successfully implement appropriate operational, financial and administrative systems and controls to achieve the benefits expected to result therefrom. These risks include: (1) failure of the acquired entities to achieve expected results, (2) possible inability to retain or hire key personnel of the acquired entities and (3) possible inability to achieve expected synergies and/or economies of scale. In addition, the process of integrating businesses could cause interruption of, or loss of momentum in, the activities of the Plan Sponsor’s existing business. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of these businesses could negatively impact the business and results of operations of the Plan Sponsor.

12.	The Plan Sponsor faces competition in its business, which may adversely affect its market share and profitability.

The beef and pork industries are highly competitive. Competition exists both in the purchase of live cattle and hogs and in the sale of beef and pork products. In addition, the Plan Sponsor’s beef and pork products compete with a number of other protein sources, including poultry and fish. The Plan Sponsor competes with numerous beef producers, including companies based in the United States

(Tyson Foods Inc., National Beef Packing Company, LLC and Cargill Inc.) and in Australia (Teys Bros Pty Ltd. and Nippon Meat Packers Ltd.), as well as pork producers (Smithfield Foods, Inc., Tyson Foods Inc. and Cargill Inc.). The principal competitive factors in the beef and pork processing industries are operating efficiency and the availability, quality and cost of raw materials and labor, price, quality, food safety, product distribution, technological innovations and brand loyalty. The Plan Sponsor’s ability to be an effective competitor depends on its ability to compete on the basis of these characteristics. Some of its competitors have greater financial and other resources and enjoy wider recognition for their consumer branded products. The Plan Sponsor may be unable to compete effectively with these companies, and if it is unable to remain competitive with these beef and pork producers in the future, its market share may be adversely affected.

13.	Changes in consumer preferences could adversely affect the business of the Plan Sponsor.

The food industry, in general, is subject to changing consumer trends, demands and preferences. The Plan Sponsor’s products compete with other protein sources, including poultry and fish. Trends within the food industry frequently change, and the Plan Sponsor’s failure to anticipate, identify or react to changes in these trends could lead to reduced demand and prices for its products, among other concerns, and could have a material adverse effect on its business, financial condition, results of operations and market price of the JBS Common Stock.

14.	The Plan Sponsor’s business could be materially adversely affected as a result of adverse weather conditions or other unanticipated extreme events in its areas of operations.

Changes in the historical climate in the areas in which the Plan Sponsor operates could have a material adverse effect on its business. For instance, the timing of delivery to market and availability of livestock for the Plan Sponsor’s grass fed division in Australia is dependent on access to range lands and paddocks which can be negatively impacted by periods of extended drought. In addition, the Plan Sponsor’s cattle feeding operations in Australia and meat packing facilities in the U.S. and Australia rely on large volumes of potable water for the raising of healthy livestock and the fabrication of meat products. Potable water is generally available from municipal supplies and/or naturally replenished aquifers, the access to which and availability of which could be affected in the event rainfall patterns change, aquifers become depleted or contaminated and municipal supplies are not maintained. While the Plan Sponsor owns substantial water rights, occurrences of any of these events, or inability to enforce existing or secure additional water rights in the future, could have a material adverse effect on the business, financial condition, results of operations and cash flows of the Plan Sponsor.

Natural disasters, fire, bioterrorism, pandemics or extreme weather, including floods, excessive cold or heat, hurricanes or other storms, could impair the health or growth of livestock or interfere with the Plan Sponsor’s operations due to power outages, fuel shortages, damage to production and processing facilities or disruption of transportation channels, among other things. Any of these factors, as well as disruptions in information systems, could have an adverse effect on the Plan Sponsor’s financial results.

15.	The Plan Sponsor’s performance depends on favorable labor relations with employees and compliance with labor laws. Any deterioration of those relations or increase in labor costs due to compliance with labor laws could adversely affect the business of the Plan Sponsor.

As of March 29, 2009 the Plan Sponsor had a total of approximately 31,900 employees worldwide. A majority of these employees are represented by labor organizations, and the relationships with these employees are governed by collective bargaining agreements. In the U.S., the Plan Sponsor has 11 collective bargaining or other labor agreements expiring in 2009 and 2010, covering approximately 24,300 employees. In Australia, the Plan Sponsor has 20 collective bargaining or other collective labor agreements, 14 of which expire between 2010 and 2014. Upon the expiration of existing collective bargaining agreements or other collective labor agreements, the Plan Sponsor may not reach new agreements without union action and any such new agreements may not be on satisfactory terms. In addition, any new agreements may be for shorter durations than those of the Plan Sponsor’s historical agreements. Moreover, additional groups of currently non-unionized employees may seek union representation in the future. If the Plan Sponsor is unable to negotiate acceptable collective bargaining agreements, it may become subject to union-initiated work stoppages, including strikes.

Additionally, it is expected that the Employee Free Choice Act, which was passed in the U.S. House of Representatives in 2007, will be reintroduced in the new U.S. Congress. If reintroduced and enacted in its most recent form, the Employee Free Choice Act could make it significantly easier for union organizing drives to be successful. The Employee Free Choice Act could also give third-party arbitrators the ability to impose terms, which may be harmful to the Plan Sponsor, of collective bargaining agreements if the relevant company and union are unable to agree to the terms of a collective bargaining agreement. This legislation could increase the penalties incurred if the Plan Sponsor engages in labor practices in violation of the National Labor Relations Act. Any significant increase in labor costs, deterioration of employee relations, slowdowns or work stoppages at any of its locations, whether due to union activities, employee turnover or otherwise, could have a material adverse effect on the business, financial condition, results of operations and cash flows of the Plan Sponsor.

On December 12, 2006, at which time the Plan Sponsor was under previous private equity ownership, agents from the U.S. Department of Homeland Security’s Immigration and Customs Enforcement division, or ICE, and other law enforcement agencies conducted on-site employee interviews at all production facilities except with respect to the production facilities located in Louisville, Kentucky and Santa Fe Springs, California, in connection with an investigation of the immigration status of an unspecified number of workers. Approximately 1,300 individuals were detained by ICE and removed from the Plan Sponsor’s U.S. domestic labor force. To date, no civil or criminal charges have been filed by the U.S. government against the Plan Sponsor or any of its current or former management employees. On December 12, 2006, after a six- to seven-hour suspension of operations due to the employee interview process, the Plan Sponsor resumed production at all facilities in the United States, but at reduced output levels. The Plan Sponsor estimates that this event resulted in additional costs of approximately $82 million, as well as reduced revenues at the affected facilities, as lower levels of experienced staffing resulted in lower volumes of beef that met processing specifications. The Plan Sponsor resumed normal production at its pork processing facilities in March 2007 and reported in May 2007 that it had returned to standard staffing levels at all beef processing facilities. The Plan Sponsor has enhanced previous hiring and legal compliance practices to mitigate this risk; however, it may face similar disruptions in the future at the U.S. facilities, its enhanced hiring practices may expose it to an increased risk of lawsuits related to such practices, and its labor costs may be negatively affected as a result.

16.	The consolidation of customers could negatively impact business of the Plan Sponsor.

The Plan Sponsor’s customers, such as supermarkets, warehouse clubs and food distributors, have consolidated in recent years, and consolidation is expected to continue throughout the United States and in other major markets. These consolidations have produced large, sophisticated customers with increased buying power who are more capable of operating with reduced inventories, opposing price increases, and demanding lower pricing, increased promotional programs and specifically tailored products. These customers also may use shelf space currently used for products of the Plan Sponsor for their own private label products. If the Plan Sponsor fails to respond to these trends, its volume growth could slow or it may need to lower prices or increase promotional spending for its products, any of which would adversely affect the financial results of the Plan Sponsor.

17.	The Plan Sponsor is dependent on certain key members of management.

The Plan Sponsor’s operations, particularly in connection with the implementation of its strategies and the development of its operations, depend on certain key members of its management. If any of these key management personnel leaves the Plan Sponsor, the results of operations and financial condition of the Plan Sponsor may be adversely affected.

18.	The Plan Sponsor’s debt could adversely affect its business.

On April 27, 2009, the Plan Sponsor’s wholly owned subsidiaries JBS USA, LLC and JBS USA Finance, Inc. issued $700.0 million in senior unsecured notes due May 2014 bearing interest at 11.625%. As of March 29, 2009, after giving effect to the issuance and sale of the Plan Sponsor’s 11.625% senior unsecured notes due 2014 and the application of the proceeds therefrom, the Plan Sponsor has total outstanding consolidated debt on its balance sheet of approximately $1.0 billion.

While the Plan Sponsor’s level of indebtedness is lower than certain of its competitors, its consolidated debt could:

•	make it difficult to satisfy its respective obligations;

•	limit its ability to obtain additional financing to operate its business;

•

require the Plan Sponsor to dedicate a substantial portion of cash flow to payments on debt, reducing its ability to use cash flow to fund working capital, capital expenditures and other general corporate requirements;

•	limit its flexibility to plan for and react to changes in its business and the industry in which the Plan Sponsor operates;

•	place the Plan Sponsor at a competitive disadvantage relative to some of its competitors that have less debt; and

•	increase its vulnerability to general adverse economic and industry conditions, including changes in interest rates, lower cattle and hog prices or a downturn in its business or the economy.

In addition to the existing debt, the Plan Sponsor is not prohibited from incurring significantly more debt, which could intensify the risks described above. The terms of the indenture governing the 11.625% senior unsecured notes due 2014 permit the Plan Sponsor to incur significant additional indebtedness in the future, including secured debt. The Plan Sponsor may borrow additional funds to fund capital expenditures, working capital needs or other purposes, including future acquisitions.

IX.

CERTAIN FEDERAL TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors, and to holders of Allowed Equity Interests in PPC. This discussion does not address the U.S. federal income tax consequences to holders of Claims who are unimpaired or otherwise entitled to payment in full in Cash under the Plan.

The discussion of U.S. federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change or differing interpretations (possibly with retroactive effect). The U.S. federal income tax consequences of the contemplated transactions are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or any other tax authority, and have not received an opinion of counsel with respect to any of the tax aspects of the contemplated transactions, and the discussion below is not binding upon the IRS or such other authorities. Thus, no assurance can be given that the IRS or such other authorities would not assert, or that a court would not sustain, a position different from any discussed herein.

This summary does not address foreign, state or local tax consequences of the contemplated transactions, nor does it address the U.S. federal income tax consequences of the transactions to special classes of taxpayers (such as, foreign taxpayers, small business investment companies, regulated investment companies, real estate investment trusts, banks and certain other financial institutions, insurance companies, tax-exempt organizations, retirement plans, holders that are, or hold Equity Interests through, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, traders that mark their securities to market, persons subject to the alternative minimum tax, and persons holding Equity Interests that are part of a straddle, hedging, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal taxes other than income taxes, nor does it apply to any person that acquires New PPC Common Stock in the secondary market.

This discussion assumes that New PPC Common Stock is held as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Tax Code. For U.S. federal income tax purposes, the Debtors intend to treat New PPC Common Stock and the other arrangements to which the Debtors are a party, in a manner consistent with their form.

The following summary of certain U.S. federal income tax consequences is for informational purposes only, and is not a substitute for careful tax planning and advice based upon your individual circumstances.

IRS Circular 230 Notice: To ensure compliance with IRS Circular 230, holders of Claims and Equity Interests are hereby notified that: (A) any discussion of United States federal tax issues contained or referred to in this Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims or Equity Interests for the purpose of avoiding penalties that may be imposed on them under the Tax Code; (B) such discussion is written in connection with the promotion or marketing by the Debtors of the transactions or matters addressed herein; and (C) holders of Claims and Equity Interests should seek advice based on their particular circumstances from an independent tax advisor.

A.	Consequences to Holders of Equity Interests in PPC

Pursuant to the Plan, each holder of Equity Interests in PPC will receive, in exchange for such holder’s existing PPC Common Stock, New PPC Common Stock, which will be subject to the Mandatory Exchange Transaction.

The exchange of existing PPC Common Stock for New PPC Common Stock should qualify as a recapitalization, and no gain or loss should be recognized by such Equity Interest holder. The holder’s aggregate tax basis in the New PPC Common Stock received generally should equal the holder’s aggregate tax basis in the existing PPC Common Stock exchanged therefor. In general, a holder’s holding period in the New PPC Common Stock received will include the holder’s holding period in the PPC Common Stock exchanged therefor.

In the event that the Plan Sponsor completes an initial public offering of its common stock, the Plan Sponsor has the right to cause the exchange of the outstanding New PPC Common Stock for JBS Common Stock pursuant to the Mandatory Exchange Transaction. PPC and the Plan Sponsor intend that this exchange not result in the recognition of gain or loss by the holders of New PPC Common Stock. The tax treatment of the exchange, however, will depend on the applicable facts and the law in effect at the time of the exchange, and there can be no assurance that the exchange will be tax-free to holders of New PPC Common Stock. If the exchange results in the recognition of gain, generally holders of New Common Stock will have gain or loss equal to the difference between (i) the fair market value of the JBS Common Stock received by such holder and (ii) such holder’s tax basis in its New PPC Common Stock. Such gain or loss will generally constitute capital gain or loss. The deductibility of capital losses is subject to limitations. Holders of Equity Interests are urged to consult their own tax advisors regarding the tax treatment of the Mandatory Exchange Transaction to such holders.

Although the consequences to foreign taxpayers are not generally addressed in this summary, foreign taxpayers should be aware that PPC has not made a determination as to whether or not it is a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes. PPC believes that there is a risk that it is a USRPHC. PPC will be a USRPHC if the fair market value of its “United States real property interests” equal or exceed 50% of the sum of the fair market values of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. If PPC is, or has been, a USRPHC, foreign taxpayers could generally be subject to U.S. federal income tax on any gain realized on the sale or exchange of PPC Common Stock or New PPC Common Stock on a net income basis at regular graduated U.S. federal income tax rates. Gain that is not otherwise required to be recognized for U.S. tax purposes may nevertheless be required to be recognized by foreign taxpayers for these purposes unless the foreign taxpayer (i) receives a United States real property interest in exchange for a United States real property interest; (ii) the United States real property received would be subject immediately after the exchange to U.S. tax on its disposition; and (iii) the foreign taxpayer complies with any applicable filing requirements with respect to the exchange. The tax relating to the disposition of stock in a USRPHC does not apply to a foreign taxpayer whose holdings, actual and constructive, amount to 5% or less of PPC’s common stock at all times as long as PPC has been a USRPHC and for 5 years thereafter, provided that PPC’s common stock is regularly traded on an established securities market (which PPC currently believes is so traded, but there can be no assurances that it continue to be so traded). Foreign taxpayers holding Equity Interests are urged to consult their tax advisors to determine the application of these rules to their disposition of PPC common stock (including the exchange of PPC Common Stock for New PPC Common Stock and any exchange of New PPC Common Stock for JBS Common Stock) and to determine any applicable filing requirements.

1.	Information Reporting and Backup Withholding

Payments of interest or dividends and any other reportable payments, possibly including amounts received pursuant to the Plan and payments of proceeds from the sale, retirement or other disposition of the exchange consideration, may be subject to “backup withholding” (currently at a rate of 28%) if a recipient of those payments fails to furnish to the payor certain identifying information, and, in some cases, a certification that the recipient is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts deducted and withheld should generally be allowed as a credit against that recipient’s U.S. federal income tax, provided that appropriate proof is timely provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments who is required to supply information but who does not do so in the proper manner. Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. You should consult your own tax advisor regarding your qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

B.	Consequences to the Debtors

Reorganized PPC expects to have NOL carryforwards and operating losses for the current year for U.S. federal income tax purposes in excess of $700 million as of the Effective Date of the Plan. The amount of any such losses remains subject to audit and adjustment by the IRS.

As discussed below, in connection with the Plan, the amount of Reorganized PPC’s NOL carryforwards may be reduced or eliminated.

1.	Cancellation of Debt

In general, the Tax Code provides that a debtor in a bankruptcy case is not required to include cancellation of indebtedness (“COD”) income in its gross income, but must reduce certain of its tax attributes – such as NOL carryforwards and current year NOLs, capital loss carryforwards, tax credits, and tax basis in assets – by the amount of any COD income incurred pursuant to a confirmed chapter 11 plan. The amount of COD income incurred is generally the amount by which the adjusted issue price of the indebtedness discharged exceeds the value of any consideration given in exchange therefor (issue price rather than value in the case of any debt instrument received). Certain statutory or judicial exceptions may apply to limit the amount of COD incurred for U.S. federal income tax purposes. If advantageous, the borrower can elect to reduce the basis of depreciable property prior to any reduction in its NOL carryforwards or other tax attributes. In the case of a consolidated U.S. federal income tax return, applicable Treasury regulations require, in certain circumstances, that the tax attributes of the consolidated subsidiaries of the borrower and other members of the group also be reduced. Any reduction in tax attributes in respect of COD income does not occur until after the determination of the taxpayer’s income or loss for the taxable year in which the COD is incurred. The Debtors do not expect to incur any material amount of COD income as a result of the implementation of the Plan.

2.	Potential Limitations on NOL Carryforwards and Other Tax Attributes

Following the Effective Date, the remaining NOL carryforwards and certain other tax attributes (including current year NOLs, if any) allocable to periods prior to the Effective Date (collectively, “pre-change losses”) will be subject to limitation under Section 382 of the Tax Code since the Plan will cause an “ownership change” to occur with respect to PPC.

Under Section 382 of the Tax Code, if a corporation (or group of affiliated corporations filing a consolidated tax return) undergoes an ownership change, the amount of its pre-change losses that may be utilized to offset future taxable income is subject to an annual limitation. An ownership change occurs where the percentage of a company’s equity held by one or more “5% shareholders” (as such term is defined in Section 382) increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during a three-year rolling testing period.

In general, the amount of the annual limitation to which a corporation that undergoes an ownership change will be subject is equal to the product of (i) the fair market value of the stock of the corporation immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax exempt rate” in effect for the month in which the ownership change occurs (e.g., 4.48% for ownership changes occurring in September, 2009). Any portion of the annual limitation that is not used in a given year may be carried forward, thereby adding to the annual limitation for the subsequent taxable year. However, if the corporation does not continue its historic business or use a significant portion of its historic assets in a new business for at least two years after the ownership change, or if certain shareholders claim worthless stock deductions and continue to hold their stock in the corporation at the end of the taxable year, the annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation’s pre-change losses, absent any increases due to recognized built-in gains discussed below. Generally, NOL carryforwards expire after 20 years.

The ownership change occurring on the Effective Date will qualify for a special bankruptcy rule that liberalizes the foregoing rules for valuing the stock of a corporation for purposes of determining the amount of the annual limitation under Section 382. Specifically, Section 382(l)(6) permits a debtor corporation that undergoes an ownership change to value the equity of the corporation, for purposes of determining the amount of the annual limitation, by using the value immediately after the ownership change (by increasing the value of the corporation to reflect any surrender or cancellation of creditors’ claims) instead of the value immediately before the ownership change.

In the event that the Plan Sponsor completes an initial public offering of its common stock and exercises its option under the Mandatory Exchange Transaction to cause the exchange of outstanding New PPC Common Stock for JBS Common Stock, a second ownership change may occur with respect to Reorganized PPC. If this second ownership change occurs, the pre-change losses may be subject to further limitation under Section 382 of the Tax Code (based on the long-term tax rate in effect on such date and the equity value of the corporation immediately before the second ownership change).

Section 382 of the Tax Code also limits the deduction of certain built-in losses recognized subsequent to the date of the ownership change. If a loss corporation has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income, gain, loss and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized (or, according to an IRS notice, treated as recognized) during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance.

In general, a loss corporation’s net unrealized built-in gain or loss will be deemed to be zero unless the actual value is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.

PPC believes that it has not already had an “ownership change” within the meaning of Section 382 of the Tax Code that would limit the use of PPC’s NOL carryforwards. Moreover, PPC has obtained an injunction to restrain trading in equity claims in an attempt to avoid the occurrence of an ownership change prior to the implementation of the Plan. It is possible, however, that such an ownership change has nonetheless occurred; in which case, the Section 382 limitation would likely be zero.

3.	Alternative Minimum Tax

In general, a U.S. federal alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation’s regular U.S. federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of a corporation’s taxable income for AMT purposes may be offset by available NOL carryforwards (as computed for AMT purposes).

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular U.S. federal income tax liability in future taxable years when the corporation is no longer subject to the AMT. An AMT credit cannot be carried back but carried forward indefinitely.

X.

CERTAIN SECURITIES LAW MATTERS

A.	Issuance and Resale of New PPC Common Stock

In reliance upon section 1145 of the Bankruptcy Code, the offer and issuance of the New PPC Common Stock to the holders of Allowed Equity Interests in PPC in Class 12(a) will be exempt from the registration requirements of the Securities Act and equivalent provisions in state securities laws. Section 1145(a) of the Bankruptcy Code generally exempts from such registration requirements the issuance of securities if the following conditions are satisfied: (i) the securities are issued or sold under a chapter 11 plan by (a) a debtor, (b) one of its affiliates participating in a joint plan with the debtor, or (c) a successor to a debtor under the plan and (ii) the securities are issued entirely in exchange for a claim against or interest in the debtor or such affiliate, or are issued principally in such exchange and partly for cash or property. The Debtors believe that the exchange of the New PPC Common Stock against Allowed Equity Interests against PPC under the circumstances provided in the Plan will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

The New PPC Common Stock to be issued pursuant to the Plan will be deemed to have been issued in a public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code, or a Statutory Underwriter (described below). In addition, such securities generally may be resold by the holders thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the individual states. However, holders of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

Section 1145(b)(i) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who (i) purchases a claim or interest with a view to distribution of any security to be received in exchange for the claim or interest, (ii) offers to sell securities offered or sold under a plan for the holders of such securities, (iii) offers to buy securities offered or sold under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (iv) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act.

An entity that is not an issuer is not deemed to be an “underwriter” under section 2(a)(11) of the Securities Act with respect to securities received under section 1145(a)(1) which are transferred in “ordinary trading transactions” made on a national securities exchange. What constitutes “ordinary trading transactions” within the meaning of section 1145 of the Bankruptcy Code is the subject of interpretive letters by the staff of the SEC. Generally, ordinary trading transactions are those that do not involve (i) concerted activity by recipients of securities under a Plan, or by distributors acting on their behalf, in connection with the sale of such securities, (ii) use of informational documents in connection with the sale other than the disclosure statement relating to the plan, any amendments thereto, and reports filed by the issuer with the SEC under the Securities Exchange Act of 1934, or (iii) payment of special compensation to brokers or dealers in connection with the sale, other than the compensation that would be paid pursuant to an arms-length negotiation between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer.

However, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as Statutory Underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “control person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the voting securities of such issuer. Additionally, the legislative history of section 1145 of the Bankruptcy Code provides that a creditor who receives at least 10% of the voting securities of an issuer under a plan of reorganization will be presumed to be a Statutory Underwriter within the meaning of section 1145(b)(i) of the Bankruptcy Code.

Resales of the shares of New PPC Common Stock by persons deemed to be Statutory Underwriters would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of New PPC Common Stock deemed to be “underwriters” may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 of the Securities Act provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met. These conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in any three-month period, the requirement that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker” and that notice of the resale be filed with the SEC. While the Debtors intend to seek a listing of the New PPC Common Stock on a national securities exchange, they cannot assure, however, that adequate current public information will exist with respect to any issuer of the New PPC Common Stock and, therefore, that the safe harbor provisions of Rule 144 of the Securities Act will be available.

Pursuant to the Plan, certificates evidencing the New PPC Common Stock received by restricted holders or by a holder that the Debtors determine is an underwriter within the meaning of section 1145 of the Bankruptcy Code will bear a legend substantially in the form below:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Any person or entity entitled to receive shares of New PPC Common Stock who the issuer of such securities determines to be a Statutory Underwriter that would otherwise receive legended securities as provided above, may instead receive certificates evidencing securities without such legend if, prior to the distribution of such securities, such person or entity delivers to such issuer, (i) an opinion of counsel reasonably satisfactory to such issuer to the effect that the securities to be received by such person or entity are not subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an “underwriter” within the meaning of section 1145 of the Bankruptcy Code.

Any holder of a certificate evidencing the shares of New PPC Common Stock bearing such legend may present such certificate to the transfer agent for such securities for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such securities are sold pursuant to an effective registration statement under the Securities Act or (ii) such holder delivers to the issuer of such securities an opinion of counsel reasonably satisfactory to the issuer to the effect that such securities are no longer subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code or (iii) such holder delivers to the issuer an opinion of counsel reasonably satisfactory to such issuer to the effect that (x) such securities are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such securities may be sold without registration under the Securities Act or (y) such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend.

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTORS, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE DEBTORS RECOMMEND THAT

POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

B.	Issuance and Resale of JBS USA Common Stock

JBS USA and the Debtors believe that the potential exchange of Reorganized PPC common stock for JBS USA Common Stock under the circumstances provided in the Plan and summarized above will satisfy the requirements of section 1145(a) of the Bankruptcy Code. Under the terms of the SPA, the Debtors and the Plan Sponsor have agreed to seek a finding of the Bankruptcy Court in the Confirmation Order that this potential exchange of New PPC Common Stock will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

C.	Listing

PPC intends to apply to have the New PPC Common Stock listed on a national securities exchange, such as The New York Stock Exchange or The Nasdaq Stock Market. In order to cause the New PPC Common Stock to be so-listed, each of PPC and the Plan Sponsor will use their reasonable best efforts to obtain approval for such listing on The New York Stock Exchange or, if such approval is not reasonably likely to be obtained by the Effective Date, such other national securities exchange as PPC reasonably determines. Following any such listing, PPC and the Plan Sponsor will use their respective commercially reasonable efforts to cause Reorganized PPC to comply with all applicable continued listing standards of the applicable exchange so that the New PPC Common Stock will continue to be listed and traded thereon, except that the Plan Sponsor will have no obligation to ensure the share price or market value of New PPC Common Stock is sufficient to maintain the listing of such shares.

XI.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

A.	Liquidation Under Chapter 7

If no chapter 11 plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. As set forth in the liquidation analysis in Exhibit G hereof, the Debtors believe that liquidation under chapter 7 would result in smaller distributions being made to holders of general unsecured claims than those provided for in the Plan and no distributions to equity holders because (a) the likelihood that other assets of the Debtors would have to be sold or otherwise disposed of in a less orderly fashion, (b) additional administrative expenses attendant to the appointment of a trustee and the trustee’s employment of attorneys and other professionals and (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors’ operations.

B.	Alternative Plan

If the Plan is not confirmed, the Debtors or any other party in interest (if the Debtors’ exclusive period in which to file a plan of reorganization has expired) could attempt to formulate a different plan of reorganization. Such a plan might involve a reorganization and continuation of the Debtors’ business on a standalone basis (i.e., without participation of a Plan Sponsor), a sale of the Debtors as a going concern, or an orderly liquidation of the Debtors’ assets under chapter 11. The Debtors have examined these various alternatives in connection with the process involved in the formulation and development of the Plan, and have concluded that the Plan enables creditors and equity holders to realize the most value under the circumstances. In a liquidation under chapter 11, the Debtors would still incur the expenses associated with winding down the estates and selling assets. The process would be carried out in a more orderly fashion over a greater period of time than a chapter 7 liquidation, and if a trustee were not appointed, because such appointment in not required in a chapter 11 case, the expenses for professional fees would most likely be lower than those incurred in a chapter 7 case. Although preferable to a chapter 7 liquidation, the Debtors believe, however, that liquidation under chapter 11 is a much less attractive alternative to creditors and equity holders than the Plan because of the greater return provided by the Plan.

C.	Staying in Chapter 11

In addition, instead of formulating a different plan of reorganization, the Debtors could remain in chapter 11. If the Debtors remain in chapter 11, they could continue to operate their businesses and manage their properties as debtors in possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether the Debtors could survive as a going concern in protracted Chapter 11 Cases. In particular, the current DIP Credit Agreement expires on December 1, 2009. The Debtors could have difficulty obtaining extending the DIP Credit Agreement or obtaining new financing to sustain the day-to-day operational requirements of their businesses, including the increased restructuring costs resulting from protracted chapter 11 cases.

XII.

VOTING PROCEDURES AND REQUIREMENTS

A.	Solicitation Package

Accompanying this Disclosure Statement are, among other things, copies of (i) the Plan (Exhibit A); (ii) the notice of, among other things, the deadline for submitting ballots to accept or reject the Plan (the “Ballots”); the date, time and place of the hearing considering confirmation of the Plan and matters related thereto; and the deadline for filing objections to the confirmation of the Plan; and (iii) for those entitled to vote, one or more Ballots to be used in voting to accept or reject the Plan.

B.	Voting Procedures

Detailed voting instructions are provided with the Ballot accompanying this Disclosure Statement. Under the Bankruptcy Code, creditors are not entitled to vote if their contractual rights are unimpaired by the Plan or if they will receive no property under the Plan. All Classes of Claims are unimpaired under the Plan and are not entitled to vote. Only Class 10(a) (Equity Interests in PPC) is entitled to vote to accept or reject the Plan.

If your Equity Interest is not in this class, you are not entitled to vote and you will not receive a Ballot with this Disclosure Statement. If your Equity Interest is in this class and is Allowed, you are entitled to vote and should read your Ballot and follow the listed instructions carefully. Please use only the Ballot that accompanies this Disclosure Statement.

If (1) you have any questions about (a) the procedures for voting your Equity Interest, (b) the packet of materials you received, or (c) the amount of your Claim or Equity Interest holding, or (2) you wish to obtain an additional copy of the Plan, Disclosure Statement or any exhibits/schedules thereto, please contact Kurtzman Carson Consultants LLC, the Debtors’ solicitation and balloting agent, at (888) 830-4659.

C.	Voting/Election Deadline

After carefully reviewing the Plan, this Disclosure Statement and (if you are entitled to vote) the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by checking the appropriate box in the enclosed Ballot. Please note that the Ballot for Equity Interests in PPC also contains a separate vote to accept or reject the STIP and the LTIP, both of which are described in more detail in Section VII(D)(4). Please complete and sign your Ballot (copies will not be accepted) and return it in the envelope provided. You must provide all of the information requested by the appropriate Ballot. Failure to do so may result in disqualification of your vote on such Ballot. Each Ballot has been coded to reflect the class of Equity Interests it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

In order for your vote to be counted, your Ballot (or the Master Ballot cast on your behalf) must be actually received by the voting agents at the following address before the Voting Deadline of [ ], on [ ]:

Pilgrim’s Pride Ballot Processing Center

c/o Kurtzman Carson Consultants LLC

2335 Alaska Avenue

El Segundo, CA 90245

If a Ballot is damaged or lost, you may contact the Debtors’ voting agents at the numbers set forth above. Any Ballot that is executed and returned but which does not indicate an acceptance or rejection of the Plan will not be counted. Any Ballot received after the voting deadline will not be counted. If the return envelope included with your Solicitation Package is addressed to your Nominee, please allow enough time for your Nominee to submit your vote on a Master Ballot. Ballots or copies of Ballots should not be delivered to the Debtors or the Committees or their respective counsel.

D.	Vote Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of Equity Interests is determined by calculating the amount of the Allowed Equity Interests voting to accept, based on the actual total Allowed Equity Interests voting. Acceptance requires an affirmative vote of at least two-thirds in dollar amount of the Allowed Equity Interests voting.

XIII.

CONFIRMATION OF THE PLAN

A.	Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after appropriate notice, to hold a hearing on confirmation of a plan of reorganization. The Confirmation Hearing is scheduled for [    ], on [    ], before the Honorable D. Michael Lynn, 501 West Tenth Street, Fort Worth, TX 76102-3643. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the confirmation hearing or any subsequent adjourned confirmation hearing.

B.	Objections to Confirmation

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan of reorganization. Any objection to confirmation of the Plan must be in writing, must conform to the Federal Rules of Bankruptcy Procedure, must set forth the name of the objector, the nature and amount of Claims or Equity Interests held or asserted by the objector against the particular Debtor or Debtors, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court, with a copy to Chambers, together with proof of service thereof, and served upon and received no later than [    ] by: (i) Pilgrim’s Pride Corporation, 4585 US Highway 271 North, Pittsburg, Texas 75868-0093 (William K. Snyder, CRO); (ii) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Victoria Vron, Esq.); (iii) Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, TX 75201 (Attn: Stephen A. Youngman, Esq.); (iv) the Office of the United States Trustee for the Northern District of Texas, 1100 Commerce Street, Room 976 Dallas, TX 75242 (Attn: Lisa Lambert, Esq. and Erin Schmidt, Esq); (v) Andrews Kurth LLP, 1717 Mainstreet, Suite 3700, Dallas, Texas 75201 (Attn: Jason S. Brookner, Esq. and Jonathan I. Levine, Esq.), and (vi) Brown Rudnick LLP, Seven Times Square, New York, New York 10036 (Attn: Steven D. Pohl, Esq. and Jeremy Coffee, Esq.).

The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed and served by [ ], Prevailing Central Time, on [            ], 2009, in the manner described in the Disclosure Statement Order attached hereto as Exhibit B.

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C.	Requirements for Confirmation—Consensual Plan

1.	Elements of 1129(a) of the Bankruptcy Code

At the Confirmation Hearing, the Bankruptcy Court will determine whether the confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied, including the following requirements:

•	The Plan complies with the applicable provisions of the Bankruptcy Code;

•	The Debtors have complied with the applicable provisions of the Bankruptcy Code;

•	The Plan has been proposed in good faith and not by any means prohibited by law;

•

Any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

•

The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, affiliates of the Debtors participating in the Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity holders and with public policy, and the Debtors have disclosed the identity of any insider that will be employed or retained by the Debtors, and the nature of any compensation for such insider;

•

With respect to each class of claims or equity interests, each holder of an impaired claim or impaired equity interest either has accepted the Plan or will receive or retain under the Plan on account of such holder’s claim or equity interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. See discussion of “Best Interests Test” below;

•

Unless the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (discussed below), each class of claims or equity interests has either accepted the Plan or is not impaired under the Plan;

•

Unless the holder of a particular claim has agreed to a different treatment of such claim, the Plan provides that allowed undisputed Administrative Expense and Allowed Other Priority Claims will be paid in full on the Effective Date and that Allowed Priority Tax Claims will receive on account of such claims deferred Cash payments, over a period not exceeding six (6) years after the date of assessment of such claims, of a value, as of the Effective Date, equal to the allowed amount of such claims;

•	At least one class of impaired claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a claim in such class;

•

Confirmation of the Plan is not likely to be followed by the liquidation or the need for further of financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. See discussion of “Feasibility” below;

•

All fees payable under section 1930 of title 28, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid, or the Plan provides for the payment of all such fees on the Effective Date; and

•

The Plan provides for the continuation after the Effective Date of payment of all retiree benefits (as defined in section 1114 of the Bankruptcy Code), at the level established pursuant to subsection 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

D.	Best Interests Tests/Liquidation Analysis

As described above, section 1129(a)(7)(A) of the Bankruptcy Code requires that each holder of an impaired claim or equity interests either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

As stated in Section VI above, the Debtors will pay all creditors in full with interest. Since the Plan provides for full payment to creditors and a certain recovery to holders of Allowed Equity Interests, the amount proposed to be paid is not less than the amount creditors and stakeholders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. In fact, as reflected in the Liquidation Analysis attached hereto as Exhibit G, holders of impaired Claims and Equity Interests would receive less in a chapter 7 liquidation than under the Plan.

E.	Feasibility

The Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared projections described in section IV above. Based upon such projections, the Debtors believe that they will be able to make all payments required pursuant to the Plan, and therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

F.	Requirements for Confirmation—Non-Consensual Plan

The Bankruptcy Court may confirm a plan of reorganization over the rejection or deemed rejection of the plan of reorganization by a class of claims or equity interests if the plan of reorganization “does not discriminate unfairly” and is “fair and equitable” with respect to such class.

1.	No Unfair Discrimination

This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”

The Debtors believe that under the Plan all impaired classes of Claims and Equity Interests are treated in a manner that is fair and consistent with the treatment of other classes of Claims and Equity Interests having the same priority. Accordingly, the Debtors believe the Plan does not discriminate unfairly as to any impaired class of Claims or Equity Interests.

2.	Fair and Equitable Test

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. The test sets forth different standards for what is fair and equitable, depending on the type of claims or interests in such class. In order to demonstrate that a plan is fair and equitable, the plan proponent must demonstrate:

•

Secured Creditors. With respect to a class of secured claims, the plan provides: (i) that the holders of secured claims retain their liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and receive on account of such claim deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder’s interest in the estate’s interest in such property, or (ii) for the sale, subject to section 363 of the Bankruptcy Code, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under clause (i) or (iii) of this paragraph, or (iii) that the holders of secured claims receive the “indubitable equivalent” of their allowed secured claim.

•

Unsecured Creditors. With respect to a class of unsecured claims: (i) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim, or (ii) the holder of any claim or interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or interest any property, except that in a case in which the debtor is an individual, the debtor may retain property included in the estate under section 1115, subject to the requirements of subsection (a)(14) of section 1129.

•

Holders of Equity Interests. With respect to a class of equity interests: (i) the plan provides that each holder of an equity interest receive or retain on account of such interest property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest, or (ii) the holder of any interest that is junior to the interests of the class of equity interests will not receive or retain under the plan on account of such junior interest any property.

The Debtors believe the Plan will satisfy the “fair and equitable” requirement.

G.	Reservation of “Cram Down” Rights

The Bankruptcy Code permits the Bankruptcy Court to confirm a chapter 11 plan of reorganization over the dissent of any class of claims or equity interests as long as the standards in section

1129(b) are met. This power to confirm a plan over dissenting classes – often referred to as “cram down” – is an important part of the reorganization process. It assures that no single group (or multiple groups) of claims or interests can block a restructuring that otherwise meets the requirements of the Bankruptcy Code and is in the interests of the other constituents in the case.

The Debtors each reserve the right to seek confirmation of the Plan, notwithstanding the rejection of the Plan by Class 10(a) (Equity Interests in PPC).

XIV.

CONCLUSION AND RECOMMENDATION

The Debtors believe the Plan is in the best interests of all creditors and equity holders and urge the holders of impaired claims in Class 10(a) (Equity Interests in PPC) to vote to accept the Plan and to evidence such acceptance by returning their Ballots in accordance with the instructions accompanying the Disclosure Statement.

Dated:	September 17, 2009
Fort Worth, Texas

Respectfully submitted,

PILGRIM’S PRIDE CORPORATION

By:	/s/ Richard A. Cogdill
	Name:	Richard A. Cogdill
	Title:	Chief Financial Officer

PFS DISTRIBUTION COMPANY

By:	/s/ Richard A. Cogdill
	Name:	Richard A. Cogdill
	Title:	Chief Financial Officer

PPC TRANSPORTATION COMPANY

By:	/s/ Richard A. Cogdill
	Name:	Richard A. Cogdill
	Title:	Chief Financial Officer

TO-RICOS, LTD.

By:	/s/ Richard A. Cogdill
	Name:	Richard A. Cogdill
	Title:	Chief Financial Officer

TO-RICOS DISTRIBUTION, LTD.

By:	/s/ Richard A. Cogdill
Name: Richard A. Cogdill Title: Chief Financial Officer

PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

By:	/s/ Richard A. Cogdill
Name: Richard A. Cogdill Title: Chief Financial Officer

PPC MARKETING, LTD.

By:	Pilgrim’s Pride Corporation Its General Partner

/s/ Richard A. Cogdill
Name: Richard A. Cogdill Title: Chief Financial Officer

Counsel:

Martin A. Sosland, Esq. (18855645)

Stephen A. Youngman, Esq. (22226600)

Gary T. Holtzer, Esq. (pro hac vice)

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

200 Crescent Court, Suite 300

Dallas, Texas 75201

Telephone: (214) 746 7700

Facsimile: (214) 746 7777

Attorneys for Debtors and

    Debtors in Possession

EXHIBIT A

The Plan

EXHIBIT B

The Disclosure Statement Order

EXHIBIT C

Form 10-K (and amendment thereto)

EXHIBIT D

Form 10-Qs

EXHIBIT E

JSB USA Holdings, Inc. Form S-1

EXHIBIT F

Financial Projections

EXHIBIT F

Pilgrim’s Pride Corporation

Five-Year Business Plan(1)

Projected Income Statement(2)

(In millions)

	FY 2009					FY 2010					FY 2011					FY
	Actual Q1	Actual Q2	Actual Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	2012	2013	2014
Net Sales	1,877	1,698	1,777	1,743	7,095	1,777	1,784	1,886	1,904	7,351	1,793	1,801	1,950	1,955	7,500	7,392	7,580	7,845
Cost Of Sales	1,960	1,609	1,602	1,546	6,718	1,665	1,583	1,623	1,640	6,511	1,616	1,622	1,669	1,638	6,545	6,672	6,975	7,196
% of Sales	104.4%	94.8%	90.2%	88.7%	94.7%	93.7%	88.7%	86.1%	86.1%	88.6%	90.1%	90.1%	85.6%	83.8%	87.3%	90.3%	92.0%	91.7%

Gross Margin	(83)	89	174	197	377	113	201	263	264	840	177	179	282	317	955	720	606	649
% of Sales	-4.4%	5.2%	9.8%	11.3%	5.3%	6.3%	11.3%	13.9%	13.9%	11.4%	9.9%	9.9%	14.4%	16.2%	12.7%	9.7%	8.0%	8.3%
Sales, General & Administrative	84	77	75	73	309	81	102	94	95	372	105	91	104	108	408	364	351	366
% of Sales	4.5%	4.5%	4.2%	4.2%	4.4%	4.6%	5.7%	5.0%	5.0%	5.1%	5.8%	5.1%	5.3%	5.5%	5.4%	4.9%	4.6%	4.7%
Other Restructuring Charges	2	12	(7)	—	8	18	—	—	—	18	—	—	—	—	—	—	—	—

Operating Income	(170)	(1)	107	124	60	13	99	168	169	449	72	88	178	209	547	356	254	283
% of Sales	-9.1%	0.0%	6.0%	7.1%	0.8%	0.7%	5.5%	8.9%	8.9%	6.1%	4.0%	4.9%	9.1%	10.7%	7.3%	4.8%	3.4%	3.6%
Interest	39	44	38	38	159	36	28	29	29	122	30	28	28	28	114	110	88	78
Miscellaneous	(1)	(2)	(0)	(1)	(5)	(1)	(1)	(1)	(1)	(3)	(1)	(1)	(1)	(1)	(3)	(3)	(3)	(3)
Reorganization Services	21	14	15	17	68	17	—	—	—	17	—	—	—	—	—	—	—	—

Income Before Taxes	(229)	(56)	54	69	(162)	(39)	71	140	141	313	43	60	150	182	435	248	169	208
Income Taxes Expense	0	2	1	—	3	—	26	52	52	130	16	22	56	67	161	92	62	77

Income / (Loss) from Continuing Ops	(229)	(59)	53	69	(166)	(39)	45	88	89	183	27	38	95	115	274	156	106	131

Income from Discontinued Business	1	0	—	—	1	—	—	—	—	—	—	—	—	—	—	—	—	—

Net Income (Loss)	$(229)	$(59)	$53	$69	$(165)	$(39)	$45	$88	$89	$183	$27	$38	$95	$115	$274	$156	$106	$131

% of Sales	-12.2%	-3.5%	3.0%	4.0%	-2.3%	-2.2%	2.5%	4.7%	4.7%	2.5%	1.5%	2.1%	4.9%	5.9%	3.7%	2.1%	1.4%	1.7%

Net Income	$(229)	$(59)	$53	$69	$(165)	$(39)	$45	$88	$89	$183	$27	$38	$95	$115	$274	$156	$106	$131
Extraordinary Charge	—	—	—	—	—	18	—	—	—	18	—	—	—	—	—	—	—	—
Taxes	0	2	1	—	3	—	26	52	52	130	16	22	56	67	161	92	62	77
Interest Expense	39	44	38	38	159	36	28	29	29	122	30	28	28	28	114	110	88	78
Depreciation & Amortization	59	59	55	55	227	57	53	54	55	219	55	52	53	54	215	177	171	179

EBITDA	(131)	46	148	162	225	72	152	223	225	673	128	141	232	264	764	536	428	464

Reorganization and Restructuring(3)	23	35	17	22	98	17	—	—	—	17	—	—	—	—	—	—	—	—
Hedging Loss/Other	18	—	—	—	18	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDAR	$(90)	$81	$164	$184	$340	$89	$152	$223	$225	$690	$128	$141	$232	$264	$764	$536	$428	$464

% of Sales	-4.8%	4.8%	9.2%	10.6%	4.8%	5.0%	8.5%	11.8%	11.8%	9.4%	7.1%	7.8%	11.9%	13.5%	10.2%	7.2%	5.6%	5.9%

Note:	(1) The five-year Business Plan projects treatment of claims based on the Debtors’ Disclosure Statement

(2) Actual financial numbers from Q1 to Q3 FY 2009 are not structured based on GAAP; they will not reconcile to the Debtors’ public filing documents on line-item basis

(3) Reorganization and Restructuring include professional fee expenses during bankruptcy proceeding, gain/loss in sale of assets during restructuring, shut-down costs, severance, inventory write-down and asset impairment

EXHIBIT F

Pilgrim’s Pride Corporation

Five-Year Business Plan(1)

Projected Balance Sheet(2)

(In millions)

	FY 2009				FY 2010				FY 2011				FY
	Actual Q1	Actual Q2	Actual Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2012	2013	2014
ASSETS
CURRENT ASSETS
Cash	$39	$52	$108	$228	$50	$100	$100	$100	$100	$57	$100	$100	$82	$69	$100
Marketable Securities	7	8	6	6	6	6	6	6	6	6	6	6	6	6	6
A/R less allowance for doubtful accts	356	312	291	300	306	310	325	326	301	313	335	334	319	328	339
Inventories	796	826	799	786	801	798	797	814	786	821	819	811	839	879	907
Other Current Assets	171	192	87	87	87	87	87	87	87	87	87	87	87	87	87

Total Current Assets	1,370	1,389	1,291	1,407	1,250	1,301	1,315	1,333	1,280	1,283	1,347	1,339	1,333	1,369	1,439

Other Assets	199	203	209	205	199	185	180	175	171	166	161	157	138	126	116
Property, Plant and Equipment	2,735	2,697	2,700	2,738	2,785	2,837	2,888	2,941	3,004	3,066	3,129	3,191	3,351	3,511	3,671
Less Accumulated Depr. and Amort.	1,089	1,124	1,168	1,220	1,275	1,326	1,379	1,433	1,486	1,537	1,589	1,642	1,814	1,979	2,152

Net Property, Plant and Equipment	1,646	1,573	1,532	1,518	1,510	1,510	1,509	1,509	1,517	1,529	1,539	1,549	1,538	1,532	1,519
TOTAL ASSETS	$3,215	$3,165	$3,031	$3,129	$2,960	$2,996	$3,004	$3,017	$2,968	$2,978	$3,048	$3,045	$3,008	$3,027	$3,074

LIABILITIES AND STKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$283	$317	$257	$261	$174	$201	$200	$206	$214	$209	$208	$205	$215	$229	$239
Accrued Expenses	383	382	366	359	253	230	229	233	210	217	219	217	224	241	254
Accrued Interest	49	69	87	109	11	21	22	22	24	22	21	21	21	17	17
Accrued Restructuring Charges	—	—	—	10	7	4	2	1	—	—	—	—	—	—	—

Total Current Liabilities	716	768	710	739	444	456	453	462	448	447	448	443	460	488	510

Short and Long-term Debt	2,192	2,155	2,069	2,069	1,434	1,413	1,336	1,251	1,190	1,162	1,136	1,024	814	699	593
Deferred Federal Income Tax	99	89	41	41	41	41	41	41	41	41	41	41	41	41	41
Other Long Term Liabilities	86	89	94	94	94	94	94	94	94	94	94	94	94	94	94
STOCKHOLDERS’ EQUITY
Common Stock	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Additional Paid-in Capital	647	647	647	647	1,447	1,447	1,447	1,447	1,447	1,447	1,447	1,447	1,447	1,447	1,447
Retained Earnings	(524)	(583)	(530)	(461)	(500)	(456)	(367)	(278)	(251)	(214)	(119)	(4)	152	258	389

Total Stockholders’ Equity	123	65	117	187	947	992	1,080	1,169	1,196	1,234	1,329	1,443	1,599	1,706	1,837

TOTAL LIABILITIES AND EQUITY	$3,215	$3,165	$3,031	$3,129	$2,960	$2,996	$3,004	$3,017	$2,968	$2,978	$3,048	$3,045	$3,008	$3,027	$3,074

Note:	(1) The five-year Business Plan projects treatment of claims based on the Debtors’ Disclosure Statement

(2) The projected balance sheet does not reflect certain post-emergence accounting treatments that the Debtors might have to undertake Actual financial numbers from Q1 to Q3 FY 2009 are not structured based on GAAP; they will not reconcile to the Debtors’ public filing documents on line-item basis

EXHIBIT F

Pilgrim’s Pride Corporation

Five-Year Business Plan(1)

Projected Cash Flow Statement(2)

(In millions)

	FY 2009					FY 2010					FY 2011					FY
	Actual Q1	Actual Q2	Actual Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	2012	2013	2014
OPERATING ACTIVITIES:
Net Income (Loss) from Continuing Operations	$(229)	$(59)	$53	$69	$(165)	$(39)	$45	$88	$89	$183	$27	$38	$95	$115	$274	$156	$106	$131
Noncash Expenses Included in Income:
Depreciation and Amortization	60	61	57	56	234	58	53	54	55	220	55	52	53	54	215	177	171	179
Deferred Federal Income Taxes	—	—	5	—	5	—	—	—	—	—	—	—	—	—	—	—	—	—
Other (incl (Gain)/Loss on sale of PP&E)	(0)	(5)	(14)	—	(19)	—	—	—	—	—	—	—	—	—	—	—	—	—
Changes in Operating Assets and Liabilities
Accounts and other receivables	(206)	44	19	(9)	(151)	(6)	(4)	(15)	(2)	(26)	25	(12)	(23)	1	(8)	15	(9)	(11)
Inventories	268	(29)	27	13	278	(16)	3	1	(17)	(29)	28	(35)	2	7	3	(27)	(40)	(28)
Other Current Assets	16	5	4	0	25	30	10	—	—	40	—	—	—	—	—	—	—	—
Accounts Payable and Accrued Exp.	(7)	7	(50)	18	(32)	(291)	15	(2)	10	(267)	(13)	(1)	1	(6)	(18)	17	28	23
Accrued Restructuring Charges	—	—	—	10	10	(4)	(3)	(2)	(1)	(9)	(1)	—	—	—	(1)	—	—	—
Other Current Liabilities	(14)	(7)	8	—	(13)	—	—	—	—	—	—	—	—	—	—	—	—	—

Net Cash Flow From Operating Activities	(112)	18	108	159	172	(267)	119	126	134	111	121	43	129	172	464	339	256	293

INVESTING ACTIVITIES:
Acquisition of Property, Plant and Equip	(29)	(19)	(17)	(38)	(104)	(47)	(52)	(52)	(53)	(203)	(63)	(63)	(63)	(63)	(250)	(160)	(160)	(160)
Proceeds from Property Disposals	1	6	69	—	76	—	—	—	—	—	—	—	—	—	—	—	—	—
Other, net	(1)	(2)	(6)	—	(10)	—	—	—	—	—	—	—	—	—	—	—	—	—

Net Cash Flow From Investing Activities	(29)	(15)	46	(38)	(37)	(47)	(52)	(52)	(53)	(203)	(63)	(63)	(63)	(63)	(250)	(160)	(160)	(160)

FINANCING ACTIVITIES:
Change in Cash Mgmt Obligations	(115)	44	(8)	—	(79)	—	—	—	—	—	—	—	—	—	—	—	—	—
Payments on Debt / Capital Leases	235	(34)	(89)	—	112	(635)	(20)	(78)	(85)	(818)	(61)	(28)	(26)	(112)	(227)	(210)	(115)	(106)
Net Proceeds - Sale of Equity	(0)	(0)	—	—	(0)	800	—	—	—	800	—	—	—	—	—	—	—	—
Financing Costs	—	—	(1)	—	(1)	(28)	3	3	3	(19)	3	3	3	3	13	13	6	5
Cash Dividends	(0)	0	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Net Cash Flow From Financing Activities	119	10	(98)	—	32	136	(17)	(74)	(82)	(37)	(58)	(24)	(23)	(109)	(214)	(197)	(109)	(102)

Incr. (Decr.) in Cash and Cash Equivalents	(22)	12	56	120	167	(178)	50	—	—	(128)	(0)	(43)	43	—	—	(18)	(14)	31
Beginning Cash and Cash Equivalents	62	39	52	108	62	228	50	100	100	228	100	100	57	100	100	100	82	69

Ending Cash and Cash Equivalents	$39	$52	$108	$228	$228	$50	$100	$100	$100	$100	$100	$57	$100	$100	$100	$82	$69	$100

Note:	(1) The five-year Business Plan projects treatment of claims based on the Debtors’ Disclosure Statement

(2) Actual financial numbers from Q1 to Q3 FY 2009 are not structured based on GAAP; they will not reconcile to the Debtors’ public filing documents on line-item basis

EXHIBIT G

The Liquidation Analysis

Pilgrims Pride Corporation

Liquidation Analysis

Best Interests Test

Pursuant to section 1129(a)(7) of the Bankruptcy Code, each holder of an impaired Claim or Equity Interest must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code (the “Best Interests Test”). In connection with this requirement, the following hypothetical liquidation analysis (the “Liquidation Analysis”) has been prepared by the Debtors. The purpose of the Liquidation Analysis is to provide information so that the Bankruptcy Court may determine that the Plan is in the best interests of all classes impaired by the Plan.

THE DEBTORS’ LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS. UNDERLYING THE LIQUIDATION ANALYSIS ARE A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT LEGAL, ECONOMIC, COMPETITIVE, AND OPERATIONAL UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS’ MANAGEMENT AND THEIR ADVISORS. ADDITIONALLY, VARIOUS LIQUIDATION DECISIONS UPON WHICH CERTAIN ASSUMPTIONS ARE BASED ARE SUBJECT TO CHANGE. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS AND ESTIMATES EMPLOYED IN DETERMINING THE LIQUIDATION VALUES OF THE DEBTORS’ ASSETS WILL RESULT IN THE PROCEEDS WHICH WOULD BE REALIZED WERE THE DEBTORS TO UNDERGO AN ACTUAL LIQUIDATION AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE. THIS ANALYSIS HAS NOT BEEN EXAMINED OR REVIEWED BY INDEPENDENT ACCOUNTANTS IN ACCORDANCE WITH STANDARDS PROMULGATED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (THE “AICPA”).

General Assumptions

To illustrate compliance with the Best Interests Test described above, Management together with CRG Partners Group, LLC prepared a Liquidation Analysis for the consolidated Debtors as well as each individual Debtor. The results of each Liquidation Analysis and related assumptions are detailed in the subsequent pages.

The Debtors first determined the net recovery proceeds that would be generated from a hypothetical chapter 7 orderly liquidation of all assets by a trustee appointed by the Court. For preparation of the Liquidation Analysis, the Debtors used the recent book value of assets as of June 27, 2009 and market value of certain assets, if available. Each Liquidation Analysis outlines a “Low Case”, “Base Case” and “High Case” recovery and liquidation scenario. The Low Case and High Case provide an estimated range of recovery values based upon an orderly liquidation process with the Base Case being the most likely result. The recovery estimates represent a range based upon the Debtors’ assumptions regarding the quality of the asset and current market dynamics in which to sell the asset.

The gross amount of cash available from liquidation of all assets and cash held by each Debtor is then applied to the wind-down costs incurred from the liquidation. In addition, prior to paying any claims, the Debtors’ must pay the trustee, financial advisors, commissions on sale of equipment, and counsel for the trustee. Once all expenses related to the chapter 7 process are paid, the net proceeds are applied to each class of claims in order of absolute priority.

Exhibit G-1

The Debtors’ do not include estimates for additional claims from the conversion to a chapter 7 liquidation, including potential contract rejection claims from the rejection of executory contracts and unexpired leases pursuant to section 365 of the Bankruptcy Code, potential claims from the rejection of various management employment contracts and any possible claims from the Workers Adjustment and Retraining Notification Act (“WARN Act”). In addition, the Debtors have not estimated any proceeds from recovery of preference payments, fraudulent transfers or other causes of action.

Conclusion

The Debtors have determined that confirmation of the Plan will provide all Holders of Allowed Claims and Equity Interests a recovery that is equal to or greater than would be received pursuant to a chapter 7 liquidation of each Debtor or consolidated Debtors. Under the Base Case Liquidation Analysis for the consolidated Debtors, the Secured Claims and Administrative Expense Claims would receive a full recovery; however, all remaining claims would receive either a partial recovery or no recovery.

A detailed summary of the Liquidation Analysis for the consolidated Debtors is illustrated below.

Exhibit G-2

Pilgrims Pride Corporation - Consolidated Debtors

Orderly Liquidation Analysis

				ESTIMATED RECOVERY SCENARIOS
				LOW CASE		BASE CASE		HIGH CASE
(US in millions)	Notes	Book Value	Market Value	$	%	$	%	$	%
Cash	(1)	78.9	78.9	78.9	100.0%	78.9	100.0%	78.9	100.0%
Accounts Receivable	(2)
Current		182.0	182.0	169.2	93.0%	172.9	95.0%	178.3	98.0%
1 to 15 days past due		83.2	83.2	74.9	90.0%	76.6	92.0%	79.1	95.0%
16 - 30 days past due		3.9	3.9	3.2	80.0%	3.4	85.0%	3.6	90.0%
31 - 45 days past due		1.3	1.3	0.8	60.0%	0.9	70.0%	1.0	80.0%
46 - 60 days past due		0.5	0.5	0.2	45.0%	0.3	55.0%	0.3	65.0%
Over 60 days past due		1.8	1.8	—	0.0%	0.3	15.0%	0.6	35.0%

Total Trade AR		272.7	272.7	248.3	91.0%	254.2	93.2%	262.9	96.4%
Plus: Other AR		2.8	2.8	—	0.0%	0.3	10.0%	0.4	15.0%
Plus: Affiliate AR		0.2	0.2	0.2	100.0%	0.2	100.0%	0.2	100.0%
Less: AR Adjustments		(11.5)	(11.5)	(11.5)		(11.5)		(11.5)

Total Recoverable AR		264.3	264.3	237.0	89.7%	243.2	92.0%	252.1	95.4%
Inventory	(3)
Finished Meat Inventory		263.3	245.3	208.5	85.0%	220.8	90.0%	233.1	95.0%
WIP Inventory		124.4	124.4	87.1	70.0%	93.3	75.0%	99.5	80.0%
Plant Supplies		63.6	63.6	31.8	50.0%	35.0	55.0%	38.1	60.0%
Packaging & Ingredients		56.2	56.2	28.1	50.0%	30.9	55.0%	33.7	60.0%
Other Supplies / Inventory		4.5	4.5	2.2	50.0%	2.5	55.0%	2.7	60.0%

Total Recoverable Inventory		511.9	493.9	357.7	72.4%	382.4	77.4%	407.1	82.4%
Other Assets	(4)
Deposits		15.1	15.1	14.3	95.0%	14.8	98.0%	15.1	100.0%
Legal Retainers		1.3	1.3	1.2	95.0%	1.2	98.0%	1.3	100.0%
Prepaid Expenses		9.6	9.6	6.3	65.0%	7.2	75.0%	8.2	85.0%
Life Insurance CSV		8.6	8.6	5.6	65.0%	6.5	75.0%	7.3	85.0%
Investments		8.2	8.2	—	0.0%	0.8	10.0%	1.2	15.0%
Intangibles		64.5	81.0	—	0.0%	8.1	10.0%	12.2	15.0%

Total Recoverable Other Assets		107.3	123.8	27.4	22.1%	38.6	31.2%	45.2	36.5%
Fixed Assets	(5)
Property, Plant & Equipment		2,338.4	2,187.9	1,093.9	50.0%	1,203.3	55.0%	1,312.7	60.0%
Rolling Stock		35.4	37.5	18.8	50.0%	20.6	55.0%	22.5	60.0%
Construction		0.7	53.8	—	0.0%	5.4	10.0%	8.1	15.0%

Total Recoverable Fixed Assets		2,374.5	2,279.2	1,112.7	48.8%	1,229.4	53.9%	1,343.3	58.9%
Intercompany Accounts	(6)	728.6	728.6	142.4	19.5%	158.9	21.8%	174.9	24.0%

Gross Liquidation Proceeds		4,065.4	3,968.8	1,956.1		2,131.4		2,301.5
Liquidation Expenses	(7)
Wind Down Costs				(61.5)		(76.8)		(92.2)
Trustee & Receiver Fees		3.0%		(56.2)		(61.4)		(66.5)
Counsel for Trustee				(25.9)		(28.4)		(30.8)
Commission on Equipment Sale		5.0%		(55.6)		(61.5)		(67.2)
Professional Fees				(27.0)		(40.5)		(54.0)

Total Liquidation Expenses				(226.2)		(268.6)		(310.7)
Proceeds Available for Distribution				1,729.9		1,862.8		1,990.9

				ESTIMATED DISTRIBUTION ACCORDING TO ABSOLUTE PRIORITY
	Notes	Book Value	Market Value	$	%	$	%	$	%
Post-Petition Secured Debt	(8)
Professional Fee Carve-Out		15.7
BMO DIP Secured Claim		—

Total Post-Petition Secured Debt		15.7		15.7	100.0%	15.7	100.0%	15.7	100.0%
Pre-Petition Secured Debt	(9)
BMO Secured Debt		216.8
BMO LCs		68.3
CoBank Secured Debt		1,126.4
Accrued Interest (excluding default)		11.0
Other Secured Debt		1.8

Total Pre-Petition Secured Debt		1,424.4		1,424.4	100.0%	1,424.4	100.0%	1,424.4	100.0%
Administrative Expenses	(10)
503(b)(9) Claims		10.0
Post-petition AP		144.1
Post-petition Accrued Liabilities		207.4

Total Administrative Expenses		361.5		289.8	80.2%	361.5	100.0%	361.5	100.0%
Priority Claims	(11)
Priority Taxes		15.0
Other Priority Claims		35.0

Total Priority Claims		50.0		—	0.0%	50.0	100.0%	50.0	100.0%
Unsecured Debt	(12)
Pre-petition AP		91.3
Employee Severance		79.3
Accrued Default Interest		16.4
Rejection Claims		33.4
Contingent / Lawsuit Claims		15.0
Deferred Benefit Claims		15.0
Pension Claims		62.0
Intercompany Claims		689.6
Senior Unsecured Bonds		436.1
Junior Unsecured Bonds		281.2

Total Unsecured Debt		1,719.4		—	0.0%	11.2	0.7%	139.3	8.1%
Equity Interests	(13)	—		—		—		—

Exhibit G-3

Notes to the Liquidation Analysis

1.	Cash

The cash balance for each debtor company consists of all unrestricted cash in various deposit, disbursement and operating accounts as of June 27, 2009. The cash balances reflected in each liquidation analysis do not include amounts for outstanding checks. The Liquidation Analysis assumes that cash will remain the same under each scenario and that all cash will be recovered. It is also assumed that the cash balances are not impacted by the effects of operations during the wind-down period. See Note 7 for further detail regarding costs related to the liquidation and wind-down.

2.	Accounts Receivable

Accounts receivable primarily consist of trade accounts from customers in the US resulting from the sale of various chicken products. The accounts receivable balances detailed in the Liquidation Analysis reflect book value as of June 27, 2009 and exclude any reserves for bad debt. Recovery on the trade accounts receivable is dependent upon a number of factors, including age of the receivable, which is illustrated in each Liquidation Analysis, the existence of potential customer offsets, and the nature of the transaction and type of customer. It is assumed that the Debtors will collect on the existing accounts receivable using current resources within the Debtors. Since the average days’ sales outstanding is approximately 15 days, the majority of trade accounts receivable should be collected within 2 months. The recovery estimates are based upon management’s assessment of the age, customer and quality of the accounts. It is assumed that intercompany accounts will be settled among all debtor and non-debtor companies through a parallel liquidation, which is described further in Note 6. PPC Marketing, Ltd. and PPC Transaction Company do not have trade accounts receivable to third-parties as they only support affiliated entities.

Other accounts receivable balances consist of sales on account to various chicken growers for the purchase of parts and supplies from the Debtors. In addition, this line item includes a notes receivable balance and rebates due from certain railroad companies for building various railroad spurs for the purchase and supply of grain.

Affiliate accounts receivable solely consists of accounts due to Pilgrims Pride Corporation and PPC Marketing, Ltd. from the Company’s Mexico operations. Recovery is assumed to incur through a similar orderly liquidation of Mexico’s assets with full payment of trade credit, secured debt and intercompany accounts. Estimation of recovery proceeds are 100% under each scenario with excess proceeds being distributed to Pilgrims Pride Corporation. Proceeds after payment of obligations are expected to range from $24.0 million to $31.8 million, which includes an assumed 50.0% distribution tax rate.

Adjustments to accounts receivable include cash amounts that have yet to be applied to the Company’s account balances as well as certain reserves for billing errors and customer adjustments.

3.	Inventory

Inventories include raw materials (including grain and feed ingredients), live chicken and meat work-in-process inventory, finished chicken product, maintenance parts and supplies. The Debtors assume the liquidation of finished goods inventory will occur through the sale of final chicken products to existing customers and vendors. The finished goods market value is determined based upon the volume as of June 27, 2009 and applying the price per pound for each meat group (i.e., breast meat, tenders, trim,

Exhibit G-4

wings, dark meat, etc) that the Debtors have realized over the previous 6 months. After a market value is determined, a discount is applied due to the liquidation scenario. The Debtors believe finished inventory will be liquidated at a relatively high recovery value as existing customers will continue to order product to minimize disruption to the supply chain. Work-in-progress inventory is treated in the same manner as finished good; however, a lower recovery is utilized to account for additional costs to produce a finished product.

The Liquidation Analysis assumes the chapter 7 trustee will convert all raw material (i.e., live broilers and feed and feed ingredients) and work-in-process inventory into finished goods. The cost of conversion and sale of the converted inventory is included as part of the wind-down costs. See Note 7. The remaining supplies consist of maintenance parts for trucks, trailers and plant equipment and cleaning supplies for the processing complexes. The Debtors assume the recovery of value from supplies and parts through scrap sale.

4.	Other Assets

Other assets primarily include prepaid expenses, legal retainers and deposits, cash surrender value of life insurance, miscellaneous investments and intangibles (i.e., trade names & customer relationships). Recovery estimates are based upon the nature of the asset, possible use of the asset during the liquidation process and an estimate of recovery value under a liquidation scenario. A description of each asset and recovery assumptions are illustrated below.

•

Deposits: Deposits primarily include cash on account with the Debtors’ utility providers as adequate assurance in accordance with the Bankruptcy Code. In addition, the deposit asset includes a small amount for grain purchases. It is assumed that the entire amount of deposits will be recovered as the Debtors will continue paying utility invoices during the wind-down process.

•

Legal Retainers: Legal retainers related to various law firms retained by the Debtors’ and financial advisors to assist in the bankruptcy process. It is assumed the Debtors’ would recover most of the legal retainers.

•

Prepaid Expenses: Prepaid expenses primarily include insurance payments related to property and executive / umbrella coverage polices. The Debtors estimate a recovery between 65.0% - 85.0% of gross book value as of June 27, 2009. As the Debtors will continue paying insurance premiums during the wind-down period, most of the prepaid insurance payments should be recovered.

•

Cash Surrender Value of Life Insurance: The Debtors have life insurance for certain members of the management team for the benefit of Pilgrims Pride Corporation. Upon liquidation, this coverage will no longer be needed and the Company should recover the full value of the policy’s cash surrender value.

•

Investments: Investments primarily consist of private and non-liquid securities that have marginal value if sold during liquidation. Investments in farm cooperatives are the largest investment type, which the Pilgrim’s Debtors bought as part of the Gold Kist acquisition.

•

Intangible Assets: In late 2008, the Company engaged a third-party firm to appraise the value of its assets, including the Company’s intangible assets. The appraisal firm determined the value of the Debtors’ trademarks and customer relationships using recent comparable sales and the projected cost savings or income realized from the benefit of holding the trademarks or customer relationships. The appraisal resulted in a valuation of approximately $81.0 million. It is very difficult to predict the

Exhibit G-5

value a potential buyer would place on these assets, which is primarily driven by the incremental sales attributable to the purchased trademarks and customer relationships. Due to the difficulty in determining value, the Debtors’ place no value under the Low Case and minimal recovery in the Base Case and High Case scenarios.

5.	Fixed Assets

Fixed assets include real estate, buildings, machinery and equipment, rolling stock and the value of in-process construction projects. Over 95.0% of the fixed asset value for the Debtors’ is appraised by a third-party and included in the Liquidation Analysis in order to determine recovery proceeds. The Debtors assume a Base Case recovery of 55.0%, which is based upon the recent sale of a comparable complex adjusted slightly for the difference in performance between the facility sold and the remaining fixed assets. The Debtors’ believe 55.0% is a conservative recovery estimate due to the significant negative impact an actual wind-down of the Debtors’ operations would have on the U.S. chicken market.

The recent comparable transaction involves the sale of the Farmerville, LA processing complex (the “Facility”) to Foster Poultry Farms (“FPF”), which closed in May 2009. The transaction was funded with proceeds from FPF and the State of Louisiana. FPF funded approximately 48.0% of the Facility’s appraised value. The Debtors’ have applied a small premium above the comparable transaction to account for the relative underperformance of the Farmerville Facility compared to the remaining fixed assets.

The value of in-process construction primarily relates to various improvements to facilities at book value that is not reflected in the fixed asset appraisals. The Debtors have assumed that recovery on in-process construction projects would have marginal value relative to other fixed assets as these projects do not currently provide value and will require additional capital to complete.

6.	Intercompany Accounts

The Debtors’ intercompany accounts receivable balances are assumed to be recoverable pari passu with the general unsecured claims of each debtor. To estimate recovery on intercompany receivables, each debtor and non-debtor entity is liquidated, with the proceeds applied to the obligations of each entity according to the absolute priority rule. Excess proceeds after the payment of all liabilities are distributed to Pilgrim’s Pride Corporation and included in the Intercompany Accounts line item.

7.	Liquidation Expenses

Liquidation expenses consist of the estimated costs to wind-down the business operations in order to complete the chapter 7 liquidation of the Debtors. Detailed below are the primary items related to the liquidation.

•

Wind-Down Costs: Under the Base Case liquidation scenario it is assumed the chapter 7 liquidation process will take nine months to complete. The Debtors assume the sale of meat will be realized at full value. Assumed expenses are based upon recent historical run-rate and unit cost cash disbursements and do not include any disbursements for capital expenditures. Certain employees are provided additional compensation as an incentive to remain with the Company through the wind-down process.

•

Trustee & Receiver Fees: The chapter 7 trustee and receiver fee category consist of a 3.0% estimated payment rate of all proceeds (excluding cash) received from the liquidation and recovery of the Debtors’ assets. Compensation for the chapter 7 trustee will be limited to the fee guidelines in section 326 of the Bankruptcy Code.

Exhibit G-6

•	Counsel for Trustees: Compensation for the chapter 7 trustee’s counsel is estimated at 50.0% of the budgeted trustee and receiver fees.

•

Commission on Equipment Sale: In order to efficiently liquidate the Debtors’ fixed assets, the chapter 7 trustee must engage an equipment liquidator and auctioneer. Compensation for the auctioneer is estimated at 5.0% of all proceeds related to the sale of the Debtors fixed assets, including real estate, buildings, equipment and rolling stock.

•

Professional Fees: Professional fees represent the costs incurred during the chapter 7 liquidation process for financial advisors, attorneys and other professionals. The Base Case assumes the payment of $4.5 million for 9 months, while the Low Case assumes the same payment for 12 months and the High Case assumes the same payment for 6 months.

8.	Post-Petition Secured Debt Claims

The post-petition Secured Debt Claims include the DIP Credit Facility, which commitments remain outstanding but amounts are currently undrawn and professional fees incurred during the chapter 11 cases. On December 2, 2008, the Court approved an Interim Financing Order allowing professional fees (including the Debtors’ professionals and the professionals of any official committees appointed in the Chapter 11 Cases) to have priority above the DIP Credit Facility as well as the pre-petition Secured Debt Claims up to amounts incurred prior to a chapter 7 conversion plus up to $5.0 million incurred to wind-down the chapter 11 cases.

9.	Pre-Petition Secured Debt Claims

The pre-petition Secured Debt Claims consist of the BMO Secured Claim in the amount of $287.0 million as of June 27, 2009, which includes principal on the secured debt, letters of credit outstanding and accrued interest. In addition, Secured Debt Claims include the CoBank Secured Claim of $1,135.4 million in principal and accrued interest as of June 27, 2009. Other Secured Claims include amounts owed on capital leases and a third-party industrial revenue bond provided on a water treatment facility.

It is assumed the letters of credit would be drawn during the wind-down process primarily to cover the expected shortfall in the payment of claims related to the liquidation of GK Insurance, a non-Debtor entity.

The Debtors currently have a bifurcated collateral package whereby BMO has a first lien on all accounts receivable and inventory and CoBank has a first lien on certain real estate properties owned by the Debtors’ and a second lien on the accounts receivable and inventory. Although a bifurcated collateral package exists, the pre-petition Secured Debt Claims are estimated to receive a full recovery under each scenario.

10.	Administrative Expense Claims

Administrative Expense Claims include the following obligations that are entitled to priority status under the Bankruptcy Code: (i) section 503(b)(9) claims related to the value of goods received by the Debtors within 20 days prior to the Petition Date; (ii) outstanding post-petition accounts payable as of

Exhibit G-7

June 27, 2009; and (iii) post-petition accrued expenses that have been incurred and are currently outstanding. The Liquidation Analysis illustrates that the holders of Administrative Expense Claims would receive a partial recovery under the Low Case and a full recovery under the Base Case and High Case.

11.	Priority Claims

Priority claims include an estimate of settlements related to various unpaid tax claims and other miscellaneous priority claims. Under the chapter 7 liquidation analysis, the Priority Claims would receive no recovery under the Low Case, and a partial recovery under the Base Case and High Case.

12.	General Unsecured Claims

The General Unsecured Claims in a chapter 7 liquidation would include pre-petition accounts payable, severance payments outstanding, accrued default interest on the Secured Debt Claims, contract rejection claims related to executory and unexpired leases rejected prior to the chapter 7 conversion, claims related to litigation, employee benefit claims and Note Claims, which include principal amount and accrued interest. In a hypothetical chapter 7 liquidation, the General Unsecured Claims would receive a marginal partial recovery under the Base Case and High Case and no recovery under the Low Case.

General Unsecured Claims include intercompany obligations, which are assumed to be settled among each debtor and non-debtor company through a parallel liquidation of assets and payment of obligations at each Debtor or non-debtor.

13.	Equity Interests

No proceeds are estimated to be available from a hypothetical chapter 7 liquidation to pay the equity interests of the Debtors’.

Exhibit G-8

Appendix to Liquidation Analysis

Liquidation Analysis by Debtor Company

Exhibit G-9

Pilgrims Pride Corporation

Orderly Liquidation Analysis

				ESTIMATED RECOVERY SCENARIOS
				LOW CASE		BASE CASE		HIGH CASE
(US in millions)	Notes	Book Value	Market Value	$	%	$	%	$	%
Cash	(1)	83.7	83.7	83.7	100.0%	83.7	100.0%	83.7	100.0%
Accounts Receivable	(2)
Current		172.0	172.0	159.9	93.0%	163.4	95.0%	168.5	98.0%
1 to 15 days past due		78.6	78.6	70.8	90.0%	72.3	92.0%	74.7	95.0%
16 - 30 days past due		3.6	3.6	2.9	80.0%	3.1	85.0%	3.2	90.0%
31 - 45 days past due		1.3	1.3	0.8	60.0%	0.9	70.0%	1.0	80.0%
46 - 60 days past due		0.5	0.5	0.2	45.0%	0.3	55.0%	0.3	65.0%
Over 60 days past due		1.7	1.7	—	0.0%	0.3	15.0%	0.6	35.0%

Total Trade AR		257.7	257.7	234.6	91.0%	240.2	93.2%	248.4	96.4%
Plus: Other AR		2.6	2.6	—	0.0%	0.3	10.0%	0.4	15.0%
Plus: Affiliate AR		0.2	0.2	0.2	100.0%	0.2	100.0%	0.2	100.0%
Less: AR Adjustments		(11.3)	(11.3)	(11.3)		(11.3)		(11.3)

Total Recoverable AR		249.1	249.1	223.4	89.7%	229.3	92.0%	237.7	95.4%
Inventory	(3)
Finished Meat Inventory		260.3	242.6	206.2	85.0%	218.3	90.0%	230.5	95.0%
WIP Inventory		115.2	115.2	80.6	70.0%	86.4	75.0%	92.1	80.0%
Plant Supplies		56.3	56.3	28.1	50.0%	31.0	55.0%	33.8	60.0%
Packaging & Ingredients		51.6	51.6	25.8	50.0%	28.4	55.0%	30.9	60.0%
Other Supplies / Inventory		0.5	0.5	0.3	50.0%	0.3	55.0%	0.3	60.0%

Total Recoverable Inventory		483.9	466.2	341.0	73.2%	364.3	78.2%	387.6	83.2%
Other Assets	(4)
Deposits		15.0	15.0	14.3	95.0%	14.7	98.0%	15.0	100.0%
Legal Retainers		1.3	1.3	1.2	95.0%	1.2	98.0%	1.3	100.0%
Prepaid Expenses		9.2	9.2	6.0	65.0%	6.9	75.0%	7.8	85.0%
Life Insurance CSV		8.6	8.6	5.6	65.0%	6.5	75.0%	7.3	85.0%
Investments		8.2	8.2	—	0.0%	0.8	10.0%	1.2	15.0%
Intangibles		64.5	81.0	—	0.0%	8.1	10.0%	12.2	15.0%

Total Recoverable Other Assets		106.8	123.3	27.1	21.9%	38.2	31.0%	44.8	36.3%
Fixed Assets	(5)
Property, Plant & Equipment		—	2,022.7	1,011.3	50.0%	1,112.5	55.0%	1,213.6	60.0%
Rolling Stock		—	2.9	1.4	50.0%	1.6	55.0%	1.7	60.0%
Construction		—	53.2	—	0.0%	5.3	10.0%	8.0	15.0%

Total Recoverable Fixed Assets		2,178.0	2,078.7	1,012.8	48.7%	1,119.4	53.8%	1,223.3	58.8%
Intercompany Accounts	(6)	371.6	371.6	125.3	33.7%	141.5	38.1%	157.3	42.3%

Gross Liquidation Proceeds				1,813.2		1,976.4		2,134.4
Liquidation Expenses	(7)
Wind Down Costs				(50.7)		(63.4)		(76.1)
Trustee & Receiver Fees		3.0%		(51.9)		(56.8)		(61.5)
Counsel for Trustee				(25.9)		(28.4)		(30.8)
Commission on Equipment Sale		5.0%		(50.6)		(56.0)		(61.2)
Professional Fees				(27.0)		(40.5)		(54.0)

Total Liquidation Expenses				(206.2)		(245.0)		(283.5)
Proceeds Available for Distribution				1,607.0		1,731.4		1,850.9

				ESTIMATED DISTRIBUTION ACCORDING TO ABSOLUTE PRIORITY
	Notes	Book Value	Market Value	$	%	$	%	$	%
Post-Petition Secured Debt	(8)
Professional Fee Carve-Out		15.7
BMO DIP Secured Claim		—

Total Post-Petition Secured Debt		15.7		15.7	100.0%	15.7	100.0%	15.7	100.0%
Pre-Petition Secured Debt	(9)
BMO Secured Debt		216.8
BMO LCs		68.3
CoBank Secured Debt		1,126.4
Accrued Interest (excluding default)		11.0
Other Secured Debt		1.8

Total Pre-Petition Secured Debt		1,424.4		1,424.4	100.0%	1,424.4	100.0%	1,424.4	100.0%
Administrative Expenses	(10)
503(b)(9) Claims		8.5
Post-petition AP		127.2
Post-petition Accrued Liabilities		179.7

Total Administrative Expenses		315.5		166.9	52.9%	291.3	92.3%	315.5	100.0%
Priority Claims	(11)
Priority Taxes		15.0
Other Priority Claims		35.0

Total Priority Claims		50.0		—	0.0%	—	0.0%	50.0	100.0%
Unsecured Debt	(12)
Pre-petition AP		78.2
Employee Severance		73.4
Accrued Default Interest		16.4
Rejection Claims		33.3
Contingent / Lawsuit Claims		15.0
Deferred Benefit Claims		15.0
Pension Claims		62.0
Intercompany Claims		255.0
Senior Unsecured Bonds		436.1
Junior Unsecured Bonds		281.2

Total Unsecured Debt		1,265.7		—	0.0%	—	0.0%	45.3	3.6%
Equity Interests	(13)	—		—		—		—

Exhibit G-10

PPC Marketing, Ltd.

Orderly Liquidation Analysis

				ESTIMATED RECOVERY SCENARIOS
				LOW CASE		BASE CASE		HIGH CASE
(US in millions)	Notes	Book Value	Market Value	$	%	$	%	$	%
Cash	(1)	0.0	0.0	0.0	100.0%	0.0	100.0%	0.0	100.0%
Accounts Receivable	(2)
Current		—	—	—	93.0%	—	95.0%	—	98.0%
1 to 15 days past due		—	—	—	90.0%	—	92.0%	—	95.0%
16 - 30 days past due		—	—	—	80.0%	—	85.0%	—	90.0%
31 - 45 days past due		—	—	—	60.0%	—	70.0%	—	80.0%
46 - 60 days past due		—	—	—	45.0%	—	55.0%	—	65.0%
Over 60 days past due		—	—	—	0.0%	—	15.0%	—	35.0%

Total Trade AR		—	—	—	0.0%	—	0.0%	—	0.0%
Plus: Other AR		—	—	—	0.0%	—	10.0%	—	15.0%
Plus: Affiliate AR		0.0	0.0	0.0	100.0%	0.0	100.0%	0.0	100.0%
Less: AR Adjustments		—	—	—		—		—

Total Recoverable AR		0.0	0.0	0.0	100.0%	0.0	100.0%	0.0	100.0%
Inventory	(3)
Finished Meat Inventory		—	—	—	85.0%	—	90.0%	—	95.0%
WIP Inventory		—	—	—	70.0%	—	75.0%	—	80.0%
Plant Supplies		—	—	—	50.0%	—	55.0%	—	60.0%
Packaging & Ingredients		—	—	—	50.0%	—	55.0%	—	60.0%
Other Supplies / Inventory		—	—	—	50.0%	—	55.0%	—	60.0%

Total Recoverable Inventory		—	—	—	0.0%	—	0.0%	—	0.0%
Other Assets	(4)
Deposits		—	—	—	95.0%	—	98.0%	—	100.0%
Legal Retainers		—	—	—	95.0%	—	98.0%	—	100.0%
Prepaid Expenses		—	—	—	65.0%	—	75.0%	—	85.0%
Life Insurance CSV		—	—	—	65.0%	—	75.0%	—	85.0%
Investments		—	—	—	0.0%	—	10.0%	—	15.0%
Intangibles		—	—	—	0.0%	—	10.0%	—	15.0%

Total Recoverable Other Assets		—	—	—	0.0%	—	0.0%	—	0.0%
Fixed Assets	(5)
Property, Plant & Equipment		0.1	0.1	0.1	50.0%	0.1	55.0%	0.1	60.0%
Rolling Stock		—	—	—	50.0%	—	55.0%	—	60.0%
Construction		—	—	—	0.0%	—	10.0%	—	15.0%

Total Recoverable Fixed Assets		0.1	0.1	0.1	50.0%	0.1	55.0%	0.1	60.0%
Intercompany Accounts	(6)	85.7	85.7	0.3	0.3%	0.3	0.3%	0.3	0.3%

Gross Liquidation Proceeds				0.4		0.4		0.4
Liquidation Expenses	(7)
Wind Down Costs				—		—		—
Trustee & Receiver Fees		3.0%		(0.0)		(0.0)		(0.0)
Counsel for Trustee				—		—		—
Commission on Equipment Sale		5.0%		(0.0)		(0.0)		(0.0)
Professional Fees				—		—		—

Total Liquidation Expenses				(0.0)		(0.0)		(0.0)
Proceeds Available for Distribution				0.4		0.4		0.4

				ESTIMATED DISTRIBUTION ACCORDING TO ABSOLUTE PRIORITY
	Notes	Book Value	Market Value	$	%	$	%	$	%
Post-Petition Secured Debt	(8)
Professional Fee Carve-Out		—
BMO DIP Secured Claim		—

Total Post-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Pre-Petition Secured Debt	(9)
BMO Secured Debt		—
BMO LCs		—
CoBank Secured Debt		—
Accrued Interest (excluding default)		—
Other Secured Debt		—

Total Pre-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Administrative Expenses	(10)
503(b)(9) Claims		0.0
Post-petition AP		0.1
Post-petition Accrued Liabilities		0.2

Total Administrative Expenses		0.3		0.3	100.0%	0.3	100.0%	0.3	100.0%
Priority Claims	(11)
Priority Taxes		—
Other Priority Claims		—

Total Priority Claims		—		—	0.0%	—	0.0%	—	0.0%
Unsecured Debt	(12)
Pre-petition AP		0.1
Employee Severance		0.0
Accrued Default Interest		—
Rejection Claims		—
Contingent / Lawsuit Claims		—
Deferred Benefit Claims		—
Pension Claims		—
Intercompany Claims		79.0
Senior Unsecured Bonds		—
Junior Unsecured Bonds		—

Total Unsecured Debt		79.2		0.1	0.2%	0.1	0.2%	0.2	0.2%
Excess Proceeds to PPC	(13)	—		—		—		—

Exhibit G-11

PFS Distribution Company

Orderly Liquidation Analysis

				ESTIMATED RECOVERY SCENARIOS
				LOW CASE		BASE CASE		HIGH CASE
(US in millions)	Notes	Book Value	Market Value	$	%	$	%	$	%
Cash	(1)	(0.0)	(0.0)	(0.0)	100.0%	(0.0)	100.0%	(0.0)	100.0%
Accounts Receivable	(2)
Current		6.3	6.3	5.9	93.0%	6.0	95.0%	6.2	98.0%
1 to 15 days past due		3.3	3.3	3.0	90.0%	3.0	92.0%	3.1	95.0%
16 - 30 days past due		0.3	0.3	0.2	80.0%	0.3	85.0%	0.3	90.0%
31 - 45 days past due		0.0	0.0	0.0	60.0%	0.0	70.0%	0.0	80.0%
46 - 60 days past due		(0.0)	(0.0)	(0.0)	45.0%	(0.0)	55.0%	(0.0)	65.0%
Over 60 days past due		0.0	0.0	—	0.0%	0.0	15.0%	0.0	35.0%

Total Trade AR		9.9	9.9	9.1	91.4%	9.3	93.5%	9.6	96.6%
Plus: Other AR		0.1	0.1	—	0.0%	0.0	10.0%	0.0	15.0%
Plus: Affiliate AR		—	—	—	100.0%	—	100.0%	—	100.0%
Less: AR Adjustments		(0.1)	(0.1)	(0.1)		(0.1)		(0.1)

Total Recoverable AR		9.9	9.9	9.0	90.6%	9.2	92.8%	9.5	95.9%
Inventory	(3)
Finished Meat Inventory		1.8	1.9	1.6	85.0%	1.7	90.0%	1.8	95.0%
WIP Inventory		0.0	0.0	0.0	70.0%	0.0	75.0%	0.0	80.0%
Plant Supplies		0.0	0.0	0.0	50.0%	0.0	55.0%	0.0	60.0%
Packagining & Ingredients		—	—	—	50.0%	—	55.0%	—	60.0%
Other Supplies / Inventory		3.9	3.9	2.0	50.0%	2.2	55.0%	2.3	60.0%

Total Recoverable Inventory		5.7	5.8	3.6	61.3%	3.8	66.3%	4.1	71.3%
Other Assets	(4)
Deposits		0.0	0.0	0.0	95.0%	0.0	98.0%	0.0	100.0%
Legal Retainers		—	—	—	95.0%	—	98.0%	—	100.0%
Prepaid Expenses		—	—	—	65.0%	—	75.0%	—	85.0%
Life Insurance CSV		—	—	—	65.0%	—	75.0%	—	85.0%
Investments		—	—	—	0.0%	—	10.0%	—	15.0%
Intangibles		—	—	—	0.0%	—	10.0%	—	15.0%

Total Recoverable Other Assets		0.0	0.0	0.0	95.0%	0.0	98.0%	0.0	100.0%
Fixed Assets	(5)
Property, Plant & Equipment		7.0	9.4	4.7	50.0%	5.2	55.0%	5.6	60.0%
Rolling Stock		0.4	0.0	0.0	50.0%	0.0	55.0%	0.0	60.0%
Construction		—	—	—	0.0%	—	10.0%	—	15.0%

Total Recoverable Fixed Assets		7.4	9.4	4.7	50.0%	5.2	55.0%	5.6	60.0%
Intercompany Accounts	(6)	45.3	45.3	12.5	27.5%	12.5	27.6%	12.5	27.7%

Gross Liquidation Proceeds				29.7		30.7		31.8
Liquidation Expenses	(7)
Wind Down Costs				(1.3)		(1.6)		(2.0)
Trustee & Receiver Fees		3.0%		(0.9)		(0.9)		(1.0)
Counsel for Trustee				—		—		—
Commission on Equipment Sale		5.0%		(0.2)		(0.3)		(0.3)
Professional Fees				—		—		—

Total Liquidation Expenses				(2.4)		(2.8)		(3.2)
Proceeds Available for Distribution	(12)			27.3		27.9		28.6

				ESTIMATED DISTRIBUTION ACCORDING TO ABSOLUTE PRIORITY
	Notes	Book Value	Market Value	$	%	$	%	$	%
Post-Petition Secured Debt	(8)
Professional Fee Carve-Out		—
BMO DIP Secured Claim		—

Total Post-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Pre-Petition Secured Debt	(9)
BMO Secured Debt		—
BMO LCs		—
CoBank Secured Debt		—
Accrued Interest (excluding default)		—
Other Secured Debt		—

Total Pre-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Administrative Expenses	(10)
503(b)(9) Claims		0.4
Post-petition AP		5.8
Post-petition Accrued Liabilities		8.4

Total Administrative Expenses		14.6		14.6	100.0%	14.6	100.0%	14.6	100.0%
Priority Claims	(11)
Priority Taxes		—
Other Priority Claims		—

Total Priority Claims		—		—	0.0%	—	0.0%	—	0.0%
Unsecured Debt	(12)
Pre-petition AP		3.4
Employee Severance		0.6
Accrued Default Interest		—
Rejection Claims		—
Contingent / Lawsuit Claims		—
Deferred Benefit Claims		—
Pension Claims		—
Intercompany Claims		133.8
Senior Unsecured Bonds		—
Junior Unsecured Bonds		—

Total Unsecured Debt		137.9		12.6	9.2%	13.3	9.6%	14.0	10.1%
Excess Proceeds to PPC	(13)	—		—		—		—

Exhibit G-12

To Ricos, Ltd.

Orderly Liquidation Analysis

				ESTIMATED RECOVERY SCENARIOS
				LOW CASE		BASE CASE		HIGH CASE
(US in millions)	Notes	Book Value	Market Value	$	%	$	%	$	%
Cash	(1)	(1.4)	(1.4)	(1.4)	100.0%	(1.4)	100.0%	(1.4)	100.0%
Accounts Receivable	(2)
Current		2.0	2.0	1.8	93.0%	1.9	95.0%	1.9	98.0%
1 to 15 days past due		0.4	0.4	0.4	90.0%	0.4	92.0%	0.4	95.0%
16 - 30 days past due		0.0	0.0	0.0	80.0%	0.0	85.0%	0.0	90.0%
31 - 45 days past due		0.0	0.0	0.0	60.0%	0.0	70.0%	0.0	80.0%
46 - 60 days past due		0.0	0.0	0.0	45.0%	0.0	55.0%	0.0	65.0%
Over 60 days past due		0.0	0.0	—	0.0%	0.0	15.0%	0.0	35.0%

Total Trade AR		2.4	2.4	2.2	91.8%	2.3	93.9%	2.4	97.0%
Plus: Other AR		0.0	0.0	—	0.0%	0.0	10.0%	0.0	15.0%
Plus: Affiliate AR		—	—	—	100.0%	—	100.0%	—	100.0%
Less: AR Adjustments		(0.0)	(0.0)	(0.0)		(0.0)		(0.0)

Total Recoverable AR		2.4	2.4	2.2	90.3%	2.3	92.6%	2.3	95.7%
Inventory	(3)
Finished Meat Inventory		0.2	0.1	0.1	85.0%	0.1	90.0%	0.1	95.0%
WIP Inventory		2.1	2.1	1.5	70.0%	1.6	75.0%	1.7	80.0%
Plant Supplies		0.7	0.7	0.3	50.0%	0.4	55.0%	0.4	60.0%
Packaging & Ingredients		1.8	1.8	0.9	50.0%	1.0	55.0%	1.1	60.0%
Other Supplies / Inventory		—	—	—	50.0%	—	55.0%	—	60.0%

Total Recoverable Inventory		4.8	4.8	2.9	59.9%	3.1	64.9%	3.3	69.9%
Other Assets	(4)
Deposits		—	—	—	95.0%	—	98.0%	—	100.0%
Legal Retainers		—	—	—	95.0%	—	98.0%	—	100.0%
Prepaid Expenses		—	—	—	65.0%	—	75.0%	—	85.0%
Life Insurance CSV		—	—	—	65.0%	—	75.0%	—	85.0%
Investments		—	—	—	0.0%	—	10.0%	—	15.0%
Intangibles		—	—	—	0.0%	—	10.0%	—	15.0%

Total Recoverable Other Assets		—	—	—	0.0%	—	0.0%	—	0.0%
Fixed Assets	(5)
Property, Plant & Equipment		10.2	25.0	12.5	50.0%	13.8	55.0%	15.0	60.0%
Rolling Stock		0.5	0.1	0.0	50.0%	0.0	55.0%	0.0	60.0%
Construction		0.0	0.0	—	0.0%	0.0	10.0%	0.0	15.0%

Total Recoverable Fixed Assets		10.7	25.1	12.5	50.0%	13.8	55.0%	15.0	60.0%
Intercompany Accounts	(6)	84.1	84.1	1.8	2.1%	1.9	2.3%	2.0	2.4%

Gross Liquidation Proceeds				18.0		19.7		21.4
Liquidation Expenses	(7)
Wind Down Costs				(0.6)		(0.8)		(0.9)
Trustee & Receiver Fees		3.0%		(0.5)		(0.6)		(0.6)
Counsel for Trustee				—		—		—
Commission on Equipment Sale		5.0%		(0.6)		(0.7)		(0.8)
Professional Fees				—		—		—

Total Liquidation Expenses				(1.8)		(2.0)		(2.3)
Proceeds Available for Distribution	(12)			16.3		17.7		19.1

				ESTIMATED DISTRIBUTION ACCORDING TO ABSOLUTE PRIORITY
	Notes	Book Value	Market Value	$	%	$	%	$	%
Post-Petition Secured Debt	(8)
Professional Fee Carve-Out		—
BMO DIP Secured Claim		—

Total Post-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Pre-Petition Secured Debt	(9)
BMO Secured Debt		—
BMO LCs		—
CoBank Secured Debt		—
Accrued Interest (excluding default)		—
Other Secured Debt		—

Total Pre-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Administrative Expenses	(10)
503(b)(9) Claims		0.1
Post-petition AP		2.2
Post-petition Accrued Liabilities		2.8

Total Administrative Expenses		5.1		5.1	100.0%	5.1	100.0%	5.1	100.0%
Priority Claims	(11)
Priority Taxes		—
Other Priority Claims		—

Total Priority Claims		—		—	0.0%	—	0.0%	—	0.0%
Unsecured Debt	(12)
Pre-petition AP		0.9
Employee Severance		0.9
Accrued Default Interest		—
Rejection Claims		—
Contingent / Lawsuit Claims		—
Deferred Benefit Claims		—
Pension Claims		—
Intercompany Claims		84.3
Senior Unsecured Bonds		—
Junior Unsecured Bonds		—

Total Unsecured Debt		86.1		11.2	13.0%	12.6	14.6%	14.0	16.2%
Excess Proceeds to PPC	(13)	—		—		—		—

Exhibit G-13

PPC of West Virginia, Inc.

Orderly Liquidation Analysis

				ESTIMATED RECOVERY SCENARIOS
				LOW CASE		BASE CASE		HIGH CASE
(US in millions)	Notes	Book Value	Market Value	$	%	$	%	$	%
Cash	(1)	(1.2)	(1.2)	(1.2)	100.0%	(1.2)	100.0%	(1.2)	100.0%
Accounts Receivable	(2)
Current		0.7	0.7	0.7	93.0%	0.7	95.0%	0.7	98.0%
1 to 15 days past due		0.2	0.2	0.2	90.0%	0.2	92.0%	0.2	95.0%
16 - 30 days past due		(0.0)	(0.0)	(0.0)	80.0%	(0.0)	85.0%	(0.0)	90.0%
31 - 45 days past due		—	—	—	60.0%	—	70.0%	—	80.0%
46 - 60 days past due		—	—	—	45.0%	—	55.0%	—	65.0%
Over 60 days past due		0.0	0.0	—	0.0%	0.0	15.0%	0.0	35.0%

Total Trade AR		0.9	0.9	0.8	90.7%	0.8	92.9%	0.8	96.2%
Plus: Other AR		0.1	0.1	—	0.0%	0.0	10.0%	0.0	15.0%
Plus: Affiliate AR		—	—	—	100.0%	—	100.0%	—	100.0%
Less: AR Adjustments		(0.0)	(0.0)	(0.0)		(0.0)		(0.0)

Total Recoverable AR		0.9	0.9	0.8	83.4%	0.8	86.2%	0.8	89.7%
Inventory	(3)
Finished Meat Inventory		0.0	0.0	0.0	85.0%	0.0	90.0%	0.0	95.0%
WIP Inventory		7.1	7.1	4.9	70.0%	5.3	75.0%	5.7	80.0%
Plant Supplies		1.9	1.9	1.0	50.0%	1.1	55.0%	1.2	60.0%
Packaging & Ingredients		2.8	2.8	1.4	50.0%	1.5	55.0%	1.7	60.0%
Other Supplies / Inventory		0.0	0.0	0.0	50.0%	0.0	55.0%	0.0	60.0%

Total Recoverable Inventory		11.9	11.8	7.3	62.0%	7.9	67.0%	8.5	72.0%
Other Assets	(4)
Deposits		—	—	—	95.0%	—	98.0%	—	100.0%
Legal Retainers		—	—	—	95.0%	—	98.0%	—	100.0%
Prepaid Expenses		0.2	0.2	0.1	65.0%	0.2	75.0%	0.2	85.0%
Life Insurance CSV		—	—	—	65.0%	—	75.0%	—	85.0%
Investments		—	—	—	0.0%	—	10.0%	—	15.0%
Intangibles		—	—	—	0.0%	—	10.0%	—	15.0%

Total Recoverable Other Assets		0.2	0.2	0.1	65.0%	0.2	75.0%	0.2	85.0%
Fixed Assets	(5)
Property, Plant & Equipment		140.2	127.8	63.9	50.0%	70.3	55.0%	76.7	60.0%
Rolling Stock		0.4	0.2	0.1	50.0%	0.1	55.0%	0.1	60.0%
Construction		0.1	0.1	—	0.0%	0.0	10.0%	0.0	15.0%

Total Recoverable Fixed Assets		140.8	128.1	64.0	50.0%	70.4	55.0%	76.8	60.0%
Intercompany Accounts	(6)	26.3	26.3	0.3	1.3%	0.4	1.6%	0.5	1.8%

Gross Liquidation Proceeds				71.4		78.5		85.6
Liquidation Expenses	(7)
Wind Down Costs				(3.5)		(4.4)		(5.3)
Trustee & Receiver Fees		3.0%		(2.1)		(2.4)		(2.6)
Counsel for Trustee				—		—		—
Commission on Equipment Sale		5.0%		(3.2)		(3.5)		(3.8)
Professional Fees				—		—		—

Total Liquidation Expenses				(8.9)		(10.3)		(11.7)
Proceeds Available for Distribution				62.5		68.2		73.9

				ESTIMATED DISTRIBUTION ACCORDING TO ABSOLUTE PRIORITY
	Notes	Book Value	Market Value	$	%	$	%	$	%
Post-Petition Secured Debt	(8)
Professional Fee Carve-Out		—
BMO DIP Secured Claim		—

Total Post-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Pre-Petition Secured Debt	(9)
BMO Secured Debt		—
BMO LCs		—
CoBank Secured Debt		—
Accrued Interest (excluding default)		—
Other Secured Debt		—

Total Pre-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Administrative Expenses	(10)
503(b)(9) Claims		0.4
Post-petition AP		5.0
Post-petition Accrued Liabilities		7.7

Total Administrative Expenses		13.0		13.0	100.0%	13.0	100.0%	13.0	100.0%
Priority Claims	(11)
Priority Taxes		—
Other Priority Claims		—

Total Priority Claims		—		—	0.0%	—	0.0%	—	0.0%
Unsecured Debt	(12)
Pre-petition AP		3.4
Employee Severance		4.3
Accrued Default Interest		—
Rejection Claims		—
Contingent / Lawsuit Claims		—
Deferred Benefit Claims		—
Pension Claims		—
Intercompany Claims		14.2
Senior Unsecured Bonds		—
Junior Unsecured Bonds		—

Total Unsecured Debt		22.0		22.0	100.0%	22.0	100.0%	22.0	100.0%
Excess Proceeds to PPC	(13)	—		27.5		33.2		38.9

Exhibit G-14

PPC Transportation Company

Orderly Liquidation Analysis

				ESTIMATED RECOVERY SCENARIOS
				LOW CASE		BASE CASE		HIGH CASE
(US in millions)	Notes	Book Value	Market Value	$	%	$	%	$	%
Cash	(1)	—	—	—	100.0%	—	100.0%	—	100.0%
Accounts Receivable	(2)
Current		—	—	—	93.0%	—	95.0%	—	98.0%
1 to 15 days past due		—	—	—	90.0%	—	92.0%	—	95.0%
16 - 30 days past due		—	—	—	80.0%	—	85.0%	—	90.0%
31 - 45 days past due		—	—	—	60.0%	—	70.0%	—	80.0%
46 - 60 days past due		—	—	—	45.0%	—	55.0%	—	65.0%
Over 60 days past due		—	—	—	0.0%	—	15.0%	—	35.0%

Total Trade AR		—	—	—	0.0%	—	0.0%	—	0.0%
Plus: Other AR		—	—	—	0.0%	—	10.0%	—	15.0%
Plus: Affiliate AR		—	—	—	100.0%	—	100.0%	—	100.0%
Less: AR Adjustments		—	—	—		—		—

Total Recoverable AR		—	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(3)
Finished Meat Inventory		—	—	—	85.0%	—	90.0%	—	95.0%
WIP Inventory		—	—	—	70.0%	—	75.0%	—	80.0%
Plant Supplies		4.7	4.7	2.3	50.0%	2.6	55.0%	2.8	60.0%
Packaging & Supplies		—	—	—	50.0%	—	55.0%	—	60.0%
Other Supplies / Inventory		—	—	—	50.0%	—	55.0%	—	60.0%

Total Recoverable Inventory		4.7	4.7	2.3	50.0%	2.6	55.0%	2.8	60.0%
Other Assets	(4)
Deposits		0.0	0.0	0.0	95.0%	0.0	98.0%	0.0	100.0%
Legal Retainers		—	—	—	95.0%	—	98.0%	—	100.0%
Prepaid Expenses		0.0	0.0	0.0	65.0%	0.0	75.0%	0.0	85.0%
Life Insurance CSV		—	—	—	65.0%	—	75.0%	—	85.0%
Investments		—	—	—	0.0%	—	10.0%	—	15.0%
Intangibles		—	—	—	0.0%	—	10.0%	—	15.0%

Total Recoverable Other Assets		0.0	0.0	0.0	78.1%	0.0	85.0%	0.0	91.5%
Fixed Assets	(5)
Property, Plant & Equipment		2.8	2.8	1.4	50.0%	1.5	55.0%	1.7	60.0%
Rolling Stock		34.0	34.3	17.1	50.0%	18.9	55.0%	20.6	60.0%
Construction		0.3	0.3	—	0.0%	0.0	10.0%	0.0	15.0%

Total Recoverable Fixed Assets		37.0	37.4	18.5	49.6%	20.4	54.7%	22.3	59.7%
Intercompany Accounts	(6)	0.7	0.7	0.1	14.4%	0.1	14.9%	0.1	15.5%

Gross Liquidation Proceeds				21.0		23.1		25.2
Liquidation Expenses	(7)
Wind Down Costs				(5.3)		(6.6)		(8.0)
Trustee & Receiver Fees		3.0%		(0.6)		(0.7)		(0.8)
Counsel for Trustee				—		—		—
Commission on Equipment Sale		5.0%		(0.9)		(1.0)		(1.1)
Professional Fees				—		—		—

Total Liquidation Expenses				(6.9)		(8.3)		(9.8)
Proceeds Available for Distribution				14.1		14.8		15.4

				ESTIMATED DISTRIBUTION ACCORDING TO ABSOLUTE PRIORITY
	Notes	Book Value	Market Value	$	%	$	%	$	%
Post-Petition Secured Debt	(8)
Professional Fee Carve-Out		—
BMO DIP Secured Claim		—

Total Post-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Pre-Petition Secured Debt	(9)
BMO Secured Debt		—
BMO LCs		—
CoBank Secured Debt		—
Accrued Interest (excluding default)		—
Other Secured Debt		—

Total Pre-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Administrative Expenses	(10)
503(b)(9) Claims		0.6
Post-petition AP		3.9
Post-petition Accrued Liabilities		8.5

Total Administrative Expenses		12.9		12.9	100.0%	12.9	100.0%	12.9	100.0%
Priority Claims	(11)
Priority Taxes		—
Other Priority Claims		—

Total Priority Claims		—		—	0.0%	—	0.0%	—	0.0%
Unsecured Debt	(12)
Pre-petition AP		5.2
Employee Severance		—
Accrued Default Interest		—
Rejection Claims		0.1
Contingent / Lawsuit Claims		—
Deferred Benefit Claims		—
Pension Claims		—
Intercompany Claims		8.4
Senior Unsecured Bonds		—
Junior Unsecured Bonds		—

Total Unsecured Debt		13.7		1.2	8.9%	1.9	13.6%	2.5	18.2%
Excess Proceeds to PPC	(13)	—		—		—		—

Exhibit G-15

To Ricos Distribution, Ltd.

Orderly Liquidation Analysis

				ESTIMATED RECOVERY SCENARIOS
				LOW CASE		BASE CASE		HIGH CASE
(US in millions)	Notes	Book Value	Market Value	$	%	$	%	$	%
Cash	(1)	(2.2)	(2.2)	(2.2)	100.0%	(2.2)	100.0%	(2.2)	100.0%
Accounts Receivable	(2)
Current		1.0	1.0	1.0	93.0%	1.0	95.0%	1.0	98.0%
1 to 15 days past due		0.7	0.7	0.6	90.0%	0.6	92.0%	0.7	95.0%
16 - 30 days past due		0.1	0.1	0.1	80.0%	0.1	85.0%	0.1	90.0%
31 - 45 days past due		(0.0)	(0.0)	(0.0)	60.0%	(0.0)	70.0%	(0.0)	80.0%
46 - 60 days past due		0.0	0.0	0.0	45.0%	0.0	55.0%	0.0	65.0%
Over 60 days past due		0.1	0.1	—	0.0%	0.0	15.0%	0.0	35.0%

Total Trade AR		1.8	1.8	1.6	88.6%	1.7	91.0%	1.7	94.6%
Plus: Other AR		—	—	—	0.0%	—	10.0%	—	15.0%
Plus: Affiliate AR		—	—	—	100.0%	—	100.0%	—	100.0%
Less: AR Adjustments		(0.1)	(0.1)	(0.1)		(0.1)		(0.1)

Total Recoverable AR		1.8	1.8	1.6	88.2%	1.6	90.7%	1.7	94.4%
Inventory	(3)
Finished Meat Inventory		0.9	0.7	0.6	85.0%	0.6	90.0%	0.7	95.0%
WIP Inventory		—	—	—	70.0%	—	75.0%	—	80.0%
Plant Supplies		—	—	—	50.0%	—	55.0%	—	60.0%
Packaging & Ingredients		—	—	—	50.0%	—	55.0%	—	60.0%
Other Supplies / Inventory		—	—	—	50.0%	—	55.0%	—	60.0%

Total Recoverable Inventory		0.9	0.7	0.6	85.0%	0.6	90.0%	0.7	95.0%
Other Assets	(4)
Deposits		—	—	—	95.0%	—	98.0%	—	100.0%
Legal Retainers		—	—	—	95.0%	—	98.0%	—	100.0%
Prepaid Expenses		0.2	0.2	0.1	65.0%	0.2	75.0%	0.2	85.0%
Life Insurance CSV		—	—	—	65.0%	—	75.0%	—	85.0%
Investments		—	—	—	0.0%	—	10.0%	—	15.0%
Intangibles		—	—	—	0.0%	—	10.0%	—	15.0%

Total Recoverable Other Assets		0.2	0.2	0.1	65.0%	0.2	75.0%	0.2	85.0%
Fixed Assets	(5)
Property, Plant & Equipment		0.0	0.0	0.0	50.0%	0.0	55.0%	0.0	60.0%
Rolling Stock		0.1	0.1	0.0	50.0%	0.0	55.0%	0.0	60.0%
Construction		0.3	0.3	—	0.0%	0.0	10.0%	0.0	15.0%

Total Recoverable Fixed Assets		0.4	0.4	0.1	13.8%	0.1	22.4%	0.1	27.4%
Intercompany Accounts	(6)	114.8	114.8	2.2	1.9%	2.2	1.9%	2.2	1.9%

Gross Liquidation Proceeds				2.3		2.5		2.6
Liquidation Expenses	(7)
Wind Down Costs				—		—		—
Trustee & Receiver Fees		3.0%		(0.1)		(0.1)		(0.1)
Counsel for Trustee				—		—		—
Commission on Equipment Sale		5.0%		(0.0)		(0.0)		(0.0)
Professional Fees				—		—		—

Total Liquidation Expenses				(0.1)		(0.1)		(0.1)
Proceeds Available for Distribution				2.3		2.4		2.5

				ESTIMATED DISTRIBUTION ACCORDING TO ABSOLUTE PRIORITY
	Notes	Book Value	Market Value	$	%	$	%	$	%
Post-Petition Secured Debt	(8)
Professional Fee Carve-Out		—
BMO DIP Secured Claim		—

Total Post-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Pre-Petition Secured Debt	(9)
BMO Secured Debt		—
BMO LCs		—
CoBank Secured Debt		—
Accrued Interest (excluding default)		—
Other Secured Debt		—
Total Pre-Petition Secured Debt		—		—	0.0%	—	0.0%	—	0.0%
Administrative Expenses	(10)
503(b)(9) Claims		0.0
Post-petition AP		(0.0)
Post-petition Accrued Liabilities		0.1

Total Administrative Expenses		0.1		0.1	100.0%	0.1	100.0%	0.1	100.0%
Priority Claims	(11)
Priority Taxes		—
Other Priority Claims		—

Total Priority Claims		—		—	0.0%	—	0.0%	—	0.0%
Unsecured Debt	(12)
Pre-petition AP		0.1
Employee Severance		0.0
Accrued Default Interest		—
Rejection Claims		—
Contingent / Lawsuit Claims		—
Deferred Benefit Claims		—
Pension Claims		—
Intercompany Claims		114.8
Senior Unsecured Bonds		—
Junior Unsecured Bonds		—

Total Unsecured Debt		114.9		2.2	1.9%	2.3	2.0%	2.4	2.1%
Excess Proceeds to PPC	(13)	—		—		—		—

Exhibit G-16

EXHIBIT H

The Organizational Chart